UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No.	)

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CREE, INC.
(Name of Registrant as Specified In Its Charter)
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_________________________________________________________________

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
_________________________________________________________________

To the Shareholders of Cree, Inc.:

The 2013 Annual Meeting of Shareholders of Cree, Inc. will be held at the offices of the corporation at 4425 Silicon Drive, Durham, North Carolina 27703, on Tuesday, October 29, 2013, at 10:00 a.m. local time, to consider and vote upon the following matters and to transact such other business as may be properly brought before the meeting:

•	Proposal No. 1—Election of seven directors

•	Proposal No. 2—Approval of the 2013 Long-Term Incentive Compensation Plan

•
Proposal No. 3—Approval of amendments to the 2005 Employee Stock Purchase Plan to increase the number of shares authorized for issuance under the plan by 2,000,000 shares and extend the plan term for five years

•	Proposal No. 4—Ratification of the appointment of Ernst & Young LLP as independent auditors for the fiscal year ending June 29, 2014

•	Proposal No. 5—Advisory (nonbinding) vote to approve executive compensation
All shareholders are invited to attend the meeting in person. Only shareholders of record at the close of business on August 30, 2013 are entitled to notice of and to vote at the meeting.
By order of the Board of Directors,

Bradley D. Kohn
Secretary
Durham, North Carolina
September 10, 2013

PLEASE NOTE:

We are primarily providing access to our proxy materials over the Internet pursuant to the Securities and Exchange Commission’s “notice and access” rules. Beginning on or about September 16, 2013, we expect to mail to our shareholders a Notice of Internet Availability of Proxy Materials which will indicate how to access our 2013 Proxy Statement and 2013 Annual Report on the Internet. The Notice also includes instructions on how you can receive a paper copy of your annual meeting materials, including the notice of annual meeting, proxy statement and proxy card.
Whether or not you plan to attend the meeting in person, please submit voting instructions for your shares promptly using the directions on your Notice or, if you elected to receive printed proxy materials by mail, your proxy card, to vote by one of the following methods: (1) over the Internet, by accessing the website address www.proxyvote.com; (2) by telephone, by calling the toll-free telephone number 1-800-690-6903; or (3) if you elected to receive printed proxy materials by mail, by marking, dating and signing your proxy card and returning it in the accompanying postage-paid envelope.

CREE, INC.
____________________
PROXY STATEMENT
____________________

2013 PROXY SUMMARY

This summary highlights information contained in this proxy statement. The summary does not contain all of the information that you should consider; please read the entire proxy statement carefully before voting.

Annual Meeting of Shareholders	•	Place: Cree, Inc. offices at 4425 Silicon Drive, Durham, North Carolina 27703
	•	Date and time: Tuesday, October 29, 2013, at 10:00 a.m.
	•	Record Date: August 30, 2013
	•	Approximate Date of Availability of Proxy Materials: September 16, 2013
•
Voting: Shareholders as of the record date are entitled to vote. Each share of common stock is entitled to vote for each director nominee and to one vote for each of the other proposals to be voted on.

Voting matters and Board recommendations	•	Election of seven directors (FOR THE NOMINEES)
	•	Approval of a 2013 Long-Term Incentive Compensation Plan (FOR)
•
Approval of amendments to our 2005 Employee Stock Purchase Plan to increase the number of shares authorized for issuance under the plan by 2,000,000 shares and extend the plan term for five years (FOR)

	•	Ratification of the appointment of Ernst & Young LLP as our independent auditors for the fiscal year ending June 29, 2014 (FOR)
	•	Advisory (nonbinding) vote to approve executive compensation (FOR)

Board nominees	•	Charles M. Swoboda. Cree, Inc. Chairman, President and Chief Executive Officer. Cree Director since 1999.
	•	Clyde R. Hosein. Executive Vice President and Chief Financial Officer of RingCentral, Inc. Cree Director since 2005.
	•	Robert A. Ingram. General Partner in Hatteras Venture Partners. Cree Director since 2008.
	•	Franco Plastina. President and Founder of Arc & Company, LLC. Cree Director since 2007.
	•	Alan J. Ruud. Cree, Inc. Vice Chairman–Lighting. Cree Director since 2011.
	•	Robert L. Tillman. Former Chairman, President and Chief Executive Officer of Lowe’s Companies, Inc. Cree Director since 2010.
	•	Thomas H. Werner. Chief Executive Officer and Director of SunPower Corporation. Cree Director since 2006.

Named executive officers for fiscal 2013	•	Charles M. Swoboda, Chairman, President and Chief Executive Officer
	•	Michael E. McDevitt, Executive Vice President and Chief Financial Officer
	•	Norbert W. G. Hiller, Executive Vice President–LEDs
	•	Tyrone D. Mitchell, Jr., Executive Vice President–Lighting

Approval of 2013 Long-Term Incentive Compensation Plan
We are seeking shareholder approval of our 2013 Long-Term
Incentive Compensation Plan to replace our current plan that expires in 2015 and to allow for an increase in the number of shares available for grant. Our Board of Directors
recommends a FOR vote because we believe that the ability to make equity awards to our employees and directors is
important to align their interests with those of our shareholders and to enable us to retain and motivate our employees.

Approval of amendments to our 2005 Employee Stock Purchase Plan
We are seeking shareholder approval of amendments to our
2005 Employee Stock Purchase Plan to increase the number of
shares authorized for issuance under the plan by 2,000,000
shares and extend the plan term, which currently expires in
2015, until 2020. Our Board of Directors recommends a FOR
vote because we believe that the plan helps align the interests of our employees with those of our shareholders and helps us to retain and motivate our employees.

Independent auditors	Although not required, we ask shareholders to ratify the selection of Ernst & Young as our auditors for our fiscal year ending June 29, 2014. Our Board of Directors recommends a FOR vote.

Advisory (nonbinding) vote to approve executive compensation	Annually, our shareholders consider and vote on the compensation of our named executive officers on an advisory (nonbinding) basis. Our Board of Directors recommends a FOR vote.

MEETING INFORMATION

The Board of Directors of Cree, Inc., or the Company, is asking for your proxy for use at the 2013 Annual Meeting of Shareholders and any adjournments of the meeting. The meeting will be held at our offices at 4425 Silicon Drive, Durham, North Carolina 27703, on Tuesday, October 29, 2013, at 10:00 a.m. local time, to conduct the following business and such other business as may be properly brought before the meeting: (1) election of the seven directors listed in this proxy statement; (2) approval of a 2013 Long-Term Incentive Compensation Plan, or the Proposed LTIP; (3) approval of amendments to the 2005 Employee Stock Purchase Plan, or the ESPP, to increase the number of shares authorized for issuance under the plan by 2,000,000 shares and extend the plan term for five years; (4) ratification of the appointment of Ernst & Young LLP as our independent auditors for the fiscal year ending June 29, 2014; and (5) advisory (nonbinding) vote to approve executive compensation.

The Board of Directors recommends that you vote FOR the election of the director nominees listed in this proxy statement, FOR approval of the Proposed LTIP, FOR approval of the amendments to the ESPP, FOR ratification of the appointment of Ernst & Young LLP as our independent auditors for the fiscal year ending June 29, 2014, and FOR the advisory (nonbinding) vote to approve executive compensation.

Beginning on or about September 16, 2013, proxy materials for the annual meeting, including this proxy statement and our 2013 Annual Report, are being made available to shareholders entitled to vote at the annual meeting. The annual report is not part of our proxy soliciting materials.

Important Notice Regarding the Availability of Proxy Materials
For the Shareholder Meeting to Be Held on October 29, 2013:

The annual report and proxy statement will be available on the Internet at
www.cree.com/annualmeeting.

Pursuant to the Securities and Exchange Commission’s “Notice and Access” rules, we are furnishing proxy materials to our shareholders primarily via the Internet. Beginning on or about September 16, 2013, we intend to mail to our shareholders a Notice of Internet Availability of Proxy Materials, or Notice, containing instructions on how to access our proxy materials on the Internet, including our proxy statement and our annual report. The Notice also instructs you on how you can vote using the Internet and by telephone. Other shareholders, in accordance with their prior requests, have received e-mail notification of how to access our proxy materials and vote via the Internet or by telephone, or have been mailed paper copies of our proxy materials and a proxy card or voting form.

Internet distribution of our proxy materials is designed to expedite receipt by shareholders, lower the cost of the annual meeting, and conserve natural resources. If, however, you would prefer to receive printed proxy materials, please follow the instructions included in the Notice. If you have previously elected to receive our proxy materials electronically, you will continue to receive these materials via e-mail unless you elect otherwise.

VOTING PROCEDURES
Who Can Vote
Only shareholders of record of the Company at the close of business on August 30, 2013 are entitled to vote at the meeting and any adjournments of the meeting. At that time, there were 120,114,210 shares of the Company’s common stock outstanding, each of which is entitled to one vote on each matter submitted to a vote at the meeting.
How You Can Vote
You may vote shares by proxy or in person using one of the following methods:

•
Voting by Internet. You can vote over the Internet by following the directions on your Notice to access the website address at www.proxyvote.com. The deadline for voting over the Internet is Monday, October 28, 2013 at 11:59 p.m. Eastern time.

•	Voting by Telephone. You can vote by calling the toll-free telephone number at 1-800-690-6903. The deadline for voting by telephone is Monday, October 28, 2013 at 11:59 p.m. Eastern time.

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Voting by Mail. If you requested printed proxy materials, you can vote by completing and returning your signed proxy card. To vote using your proxy card, please mark, date and sign the card and return it by mail in the accompanying postage-paid envelope. You should mail your signed proxy card sufficiently in advance for it to be received by Monday, October 28, 2013.

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Voting in Person. You can vote in person at the meeting if you are the record owner of the shares to be voted. You can also vote in person at the meeting if you present a properly signed proxy that authorizes you to vote shares on behalf of the record owner. If a broker, bank, custodian or other nominee holds your shares, to vote in person at the meeting you must present a letter or other proxy appointment, signed on behalf of the broker or nominee, granting you authority to vote the shares.

How You Can Revoke Your Proxy and Change Your Vote
You can revoke your proxy and change your vote by (1) attending the meeting and voting in person; (2) delivering written notice of revocation of your proxy to the Secretary at any time before voting is closed; (3) timely submitting new voting instructions by telephone or over the Internet as described above; or (4) if you requested printed proxy materials, timely submitting a signed proxy card bearing a later date.
How Your Proxy Will Be Voted
If you timely submit your proxy over the Internet, by telephone, or by proxy card as described above and have not revoked it, your shares will be voted or withheld from voting in accordance with the voting instructions you gave. If you timely submit your proxy as described above without giving voting instructions, your shares will be voted FOR the election of the director nominees listed in this proxy statement, FOR approval of the Proposed LTIP, FOR approval of the amendments to the ESPP, FOR ratification of the appointment of Ernst & Young LLP as the Company’s independent auditors for the fiscal year ending June 29, 2014, and FOR the advisory (nonbinding) vote to approve executive compensation.
How You Can Vote Shares Held by a Broker or Other Nominee
If a broker, bank, custodian or other nominee holds your shares, you may have received a notice or voting instruction form from them. Please follow the directions that your broker, bank, custodian or other nominee provides or contact the firm to determine the voting methods available to you. Brokers are no longer permitted to vote in the election of directors (and many other matters, including Proposals 2, 3 and 5) if the broker has not received instructions from the beneficial owner of shares. It is particularly important, if you are a beneficial owner, that you instruct your broker how you wish to vote your shares because brokers will have discretionary voting authority only with respect to Proposal 4 if you do not instruct your broker how you wish to vote your shares.

Quorum Required
A quorum must be present at the meeting before business can be conducted. A quorum will be present if a majority of the shares entitled to vote are represented in person or by proxy at the meeting. Shares represented by a proxy with instructions to withhold authority to vote or to abstain from voting on any matter will be considered present for purposes of determining the existence of a quorum. Shares represented by a proxy as to which a broker, bank, custodian or other nominee has indicated that it does not have discretionary authority to vote on certain matters (sometimes referred to as “broker non-votes”) will also be considered present for purposes of determining the existence of a quorum.
Vote Required

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Proposal 1 (Election of Directors). Directors will be elected by a plurality of the votes cast. The nominees who receive the most votes will be elected to fill the available positions. Shareholders do not have the right to vote cumulatively in electing directors. Withholding authority in your proxy to vote for a nominee will result in the nominee receiving fewer votes.

As set forth in the Corporate Governance Principles adopted by the Board of Directors, except in cases when there are more nominees than available seats, if a nominee elected to the Board by plurality vote received a number of “withhold” votes that is greater than 50% of all votes cast with respect to that nominee, the nominee shall tender the nominee’s resignation from the Board in writing to the Chairman prior to the first regular meeting of the Board that follows the meeting of shareholders at which the election was held and any meeting of the Board held in connection with it. The resignation will be effective if and when it is accepted by the Board. Promptly after the Board reaches a decision, the Company will publicly disclose the action taken by the Board regarding the director’s tendered resignation.

•
Proposal 2 (Approval of 2013 LTIP), Proposal 3 (Approval of Amendments to the ESPP) and Proposal 4 (Ratification of Appointment of Auditors). The Proposed LTIP, the proposed amendments to the ESPP, and ratification of the appointment of Ernst & Young LLP as the Company’s independent auditors for fiscal 2014 will be approved if the votes cast for approval exceed the votes cast against approval. Although shareholder ratification of the appointment is not required by law or the Company’s Bylaws, the Audit Committee has determined that, as a matter of corporate governance, the selection of independent auditors should be submitted to the shareholders for ratification. If the appointment of Ernst & Young LLP is not ratified by a majority of the votes cast at the 2013 Annual Meeting, the Audit Committee will consider the appointment of other independent auditors for subsequent fiscal years. Even if the appointment is ratified, the Audit Committee may change the appointment at any time during the year if it determines that the change would be in the Company’s best interest and the best interests of the shareholders.

•
Proposal 5 (Advisory (Nonbinding) Vote to Approve Executive Compensation). With respect to the advisory (nonbinding) vote to approve executive compensation, the executive compensation will be approved if the votes cast for approval exceed the votes cast against approval. Because your vote to approve executive compensation is advisory, it will not be binding upon the Board of Directors, it will not overrule any decision by the Board, and it will not create or imply any additional fiduciary duties on the Board or any member of the Board. The Compensation Committee will, however, take into account the outcome of the vote when considering future executive compensation arrangements.

Abstentions and broker non-votes will not be counted for purposes of determining whether these proposals have received sufficient votes for approval.

PROPOSAL NO. 1—ELECTION OF DIRECTORS
Nominees for Election as Directors
All seven persons nominated for election to the Board of Directors at the annual meeting are currently serving as directors of the Company. Harvey A. Wagner, who has served on the Board since 2004, is not standing for re-election, because Mr. Wagner has reached the recommended retirement age for service as a director as set forth in the Corporate Governance Principles adopted by the Board of Directors. The Company is not aware of any nominee who will be unable or will decline to serve as a director. If a nominee becomes unable or declines to serve, the accompanying proxy may be voted for a substitute nominee, if any, designated by the Board. The term of office of each person elected as a director will continue until the later of the next annual meeting of shareholders or until such time as his successor has been duly elected and qualified.
The following tables list the nominees for election and information about each nominee. The Governance and Nominations Committee has recommended each nominee to the Board of Directors. Each nominee meets the criteria set forth in the Corporate Governance Principles, including that no nominee will be 72 years old or older at the time of the annual meeting and that no Company director shall serve on more than four public company boards of directors, inclusive of service on the Company’s Board. In addition, each nominee meets the minimum share ownership guidelines set forth in the Corporate Governance Principles, under which the Chief Executive Officer is expected to own shares with a value not less than five times his base salary, and each non-employee member of the Board is expected to own shares with a value not less than five times the sum of the director’s retainers for service on the Board and on Board committees, within five years after election or appointment to the Board.
Under the charter of the Governance and Nominations Committee, the Committee is responsible for identifying from a wide field of candidates, including women and minority candidates, and recommending that the Board select qualified candidates for membership on the Board. In identifying candidates, the Committee takes into account such factors as it considers appropriate, which may include (1) ensuring that the Board, as a whole, is diverse as to race, gender, culture, thought and geography, such that the Board reflects a range of viewpoints, backgrounds, skills, experience and expertise, and consists of individuals with various and relevant career experience, relevant technical skills, industry knowledge and experience, financial expertise and local or community ties; (2) minimum individual qualifications, including strength of character, mature judgment, familiarity with the Company’s business and industry, independence of thought and an ability to work collegially; (3) questions of independence, possible conflicts of interest and whether a candidate has special interests or a specific agenda that would impair his or her ability to effectively represent the interests of all shareholders; (4) the extent to which the candidate would fill a present need on the Board; and (5) whether the candidate can make sufficient time available to perform the duties of a director.

Name	Age	Principal Occupation and Background	Director Since
Charles M. Swoboda	46
Mr. Swoboda has served as the Company’s Chief Executive Officer since June 2001, as President since January 1999, as a member of the Board of Directors since October 2000 and as chairman since April 2005. He was Chief Operating Officer of the Company from 1997 to June 2001 and Vice President for Operations from 1997 to 1999. Prior to his appointment as Vice President for Operations, Mr. Swoboda served as Operations Manager from 1996 to 1997, as General Manager of the Company’s former subsidiary, Real Color Displays, Incorporated, from 1994 to 1996 and as LED Product Manager from 1993 to 1994. He was previously employed by Hewlett-Packard Company.
Mr. Swoboda’s employment with the Company for the past 20 years in diverse roles, his leadership as the Company’s Chief Executive Officer for more than a decade and his service on the Board of Directors for thirteen years, including his service as Chairman of the Board for the past eight years, uniquely qualify him for election to the Board of Directors. He brings to the Board a critical perspective and understanding of the Company’s business strategy, and he is enabled by his experience and position as Chief Executive Officer to provide the Board valuable insight into the management and operations of the Company.
			2000
Clyde R. Hosein	54
Mr. Hosein has been a member of the Board of Directors since December 2005. Since August 2013, he has served as Executive Vice President and Chief Financial Officer of RingCentral, Inc., a provider of software-as-a-service cloud-based business communications solutions. From June 2008 to October 2012, he served as Chief Financial Officer of Marvell Technology Group Ltd., a publicly traded semiconductor provider of high-performance analog, mixed-signal, digital signal processing and embedded microprocessor integrated circuits, and he also served as its Interim Chief Operating Officer and Secretary from October 2008 to March 2010. From 2003 to 2008, he served as Vice President and Chief Financial Officer of Integrated Device Technology, Inc., a provider of essential mixed-signal semiconductor solutions. From 2001 to 2003, he served as Senior Vice President, Finance and Administration and Chief Financial Officer of Advanced Interconnect Technologies, a semiconductor assembly and test company. He has also held other senior level financial positions, including the role of Chief Financial Officer at Candescent Technologies, a developer of flat panel display technology. Early in his career he spent 14 years in financial and engineering roles at IBM Corporation.
Mr. Hosein’s qualifications to serve as a director include his service on the Company’s Board of Directors and its Audit Committee during the past eight years, his years of experience as an executive officer in publicly traded companies in the semiconductor industry, including his roles in operational management, his substantial experience as a chief financial officer responsible for the finance and accounting functions of publicly traded companies, his qualifications as an audit committee financial expert, and his technical background and significant experience in technology-based companies generally.
			2005

Name	Age	Principal Occupation and Background	Director Since
Robert A. Ingram	70
Mr. Ingram joined the Board of Directors in December 2008 and has served as Lead Independent Director since October 2011. Since January 2010, he has been a General Partner in Hatteras Venture Partners, a venture capital firm that invests in early stage life science companies in the southeast United States, and he has also served as strategic advisor to the chief executive officer of GlaxoSmithKline plc, a publicly traded pharmaceutical research and development company. From 2003 through 2009, he served as Vice Chairman Pharmaceuticals, GlaxoSmithKline. He previously served as Chief Operating Officer and President of Pharmaceutical Operations of GlaxoSmithKline following the December 2000 merger of Glaxo Wellcome plc and SmithKline Beecham plc. Prior to the merger he served as Chief Executive Officer of Glaxo Wellcome plc and as Chairman, President and Chief Executive Officer of Glaxo Wellcome Inc. Mr. Ingram also serves on the Board of Directors of Edwards Lifesciences Corporation and serves as Lead Director of Valeant Pharmaceuticals International, Inc. and as Chairman of Elan Corporation, plc. He also served as Chairman of the Board of Directors of OSI Pharmaceuticals, Inc. from January 2003 until its sale in June 2010. He previously served as a director of Misys plc, Nortel Networks Corp., Wachovia Corp., Lowe’s Companies, Inc., Pharmaceutical Product Development, Inc. and Allergan, Inc. until 2005, 2006, 2008, May 2011, December 2011 and December 2012 respectively.
Mr. Ingram brings to the Company’s Board of Directors a wealth of experience as a director who has served in several roles on the boards of major publicly traded companies, including his service since October 2011 as the Company’s Lead Independent Director and Chairman of the Governance and Nominations Committee. He also provides the perspective of a former chief executive officer with substantial leadership experience in the life sciences sector along with insights on operational and other matters relevant to business generally and the semiconductor business in particular, such as research and development and intellectual property. In addition, Mr. Ingram brings to the Board the views and judgment of a leader who is highly respected both locally and internationally for his business expertise and acumen.
			2008

Name	Age	Principal Occupation and Background	Director Since
Franco Plastina	50
Mr. Plastina joined the Board of Directors in December 2007. Since May 2012, he has served as President and Founder of Arc & Company, LLC, an advisory and angel investment firm. He has also served as an Entrepreneur-in-residence with the Blackstone Entrepreneurs Network in Research Triangle Park, North Carolina since October 2011. From February 2006 until January 2011 he served as President and Chief Executive Officer, and as a board member, of Tekelec, a publicly traded provider of telecommunications network systems and software applications. From September 2005 through February 2006 Mr. Plastina served as Executive in Residence at Warburg Pincus LLC, a private equity firm, where he was responsible for evaluating potential investments and providing executive support to portfolio companies. From 2003 to 2005, he held various executive positions with Proxim Corporation, a provider of Wi-Fi and broadband wireless access products, including Executive Chairman, President and CEO. From 1987 until 2002, Mr. Plastina served in a series of management and executive positions with Nortel Networks Corporation, a multi-national telecommunications equipment provider.
Mr. Plastina brings to the Board significant senior executive leadership experience, including seven years of experience from his service as chief executive officer of two publicly traded companies as well as over 26 years of experience in various executive roles in the telecommunications and wireless industries. This technology industry experience gives him a valuable perspective in his role as a director. His qualifications to serve as a director also include his service on the Company’s Board of Directors and Audit Committee for the past six years and as Chairman of the Audit Committee since October 2012, his private equity investment experience and his qualifications as an audit committee financial expert.
			2007
Alan J. Ruud	66
Mr. Ruud joined the Board of Directors in August 2011, when the Company acquired Ruud Lighting, Inc., or Ruud Lighting, and also began serving as the Company’s Vice Chairman–Lighting at that time.  Mr. Ruud is a founder of Ruud Lighting and served in various roles at Ruud Lighting since its founding in 1982, including as its Chief Executive Officer, President and as a member of its Board of Directors. Most recently, and until the acquisition, Mr. Ruud served as the Chief Executive Officer and as Chairman of the Board of Directors of Ruud Lighting, positions which he held for over a decade.  Mr. Ruud also served as the President of Ruud Lighting until November 2009.
Mr. Ruud’s roles as a founder, executive officer, and director of Ruud Lighting since its incorporation and his nationally-recognized expertise in the lighting industry uniquely qualify him for election to the Company’s Board of Directors as the Company continues to expand its lighting business.
			2011

Name	Age	Principal Occupation and Background	Director Since
Robert L. Tillman	70
Mr. Tillman joined the Board of Directors in October 2010. From November 1994 to January 2005, he served as a director of Lowe’s Companies, Inc., as its Chairman from January 1998 to January 2005, and as its President and Chief Executive Officer from August 1996 to January 2005.  After his retirement from Lowe’s, he served on the Board of Directors of Bank of America Corporation from April 2005 to May 2009, and also served as a member of its Asset Quality and Executive Committees.
Mr. Tillman brings substantial leadership experience as a chief executive officer in a substantial publicly traded company in the retail distribution industry. His knowledge and operational expertise in that environment, particularly with respect to consumer product marketing, and his substantial board experience, qualify him to serve on the Company’s Board.
			2010
Thomas H. Werner	53
Mr. Werner has been a member of the Board of Directors since March 2006. He has served as Chief Executive Officer for SunPower Corporation, a publicly traded manufacturer of high-efficiency solar cells and solar panels, since June 2003, and is also a member of its Board of Directors. Prior to SunPower, he served as Chief Executive Officer of Silicon Light Machines Corporation, an optical solutions subsidiary of Cypress Semiconductor Corporation, from July 2001 to June 2003. Earlier, Mr. Werner was Vice President and General Manager of the Business Connectivity Group of 3Com Corporation, a network solutions company. He is currently also a director of Silver Spring Networks, Inc., an energy solutions company.
Mr. Werner’s qualifications to serve as a director include his seven years of service on the Company’s Board of Directors and his six years serving as Chairman of its Compensation Committee. In addition to his technical expertise, he brings to the Board significant executive leadership and operational management experience gained at businesses in the technology sector, and the semiconductor industry in particular, including his experience as a chief executive officer of a publicly traded “green technology” company for the past ten years.
			2006

Summary of Skills of Nominees

	Swoboda	Hosein	Ingram	Plastina	Ruud	Tillman	Werner
Senior executive experience (CEO/CFO)	×	×	×	×	×	×	×
Previous public board experience			×	×		×	×
Public technology, lighting fixture or source products, retail and/or industrial sales channels and distribution or consumer product marketing experience	×	×	×	×	×	×	×
Global experience with a public company	×	×	×	×	×	×	×
Current in issues related to corporate governance	×	×	×	×	×	×	×
Track record of achievements that fueled their company’s growth	×	×	×	×	×	×	×

The Board of Directors recommends shareholders
vote FOR election of the nominees named above.

Executive Officers
Mr. Swoboda serves as both an executive officer of the Company and a member of the Board of Directors. Michael E. McDevitt (age 49), Norbert W. G. Hiller (age 53) and Tyrone D. Mitchell, Jr. (age 46) also serve as executive officers of the Company.
Mr. McDevitt was appointed as Executive Vice President and Chief Financial Officer of the Company effective February 4, 2013. Mr. McDevitt previously served as the Company’s Vice President and Interim Chief Financial Officer from May 2012 to February 2013, as Director–Sales Operations from 2011 to May 2012, as Director–Financial Planning from 2005 to 2011 and as Corporate Controller from 2002 to 2005. Additionally, he served as the Company’s Chief Financial Officer and Treasurer on an interim basis from May 2006 through September 2006. Before joining the Company in 2002, Mr. McDevitt was Chief Financial Officer of American Sanitary Incorporated, a privately owned U.S. distributor of janitorial-sanitary maintenance products, from 1997 to 2002. He served from 1994 to 1997 as Director of Acquisitions for Unisource Worldwide, Inc., a publicly traded North American distributor of printing and imaging papers and supply systems.
Mr. Hiller was appointed as Executive Vice President–LEDs of the Company in October 2011. He joined the Company in 2001, serving previously as the Company’s Vice President & General Manager–LED Components, Senior Vice President–Sales (interim), Vice President & General Manager–XLamp and General Manager–Optoelectronics. Before joining the Company, Mr. Hiller served from 1996 to 2001 as a Vice President at OSRAM Opto Semiconductors GmbH in Germany, and was responsible for general marketing of the LED components and light modules group. He served from 1991 to 1996 as a Marketing & Sales Manager for Philips Optoelectronics Centre in the Netherlands, and spent several years at one of their German facilities.
Mr. Mitchell was appointed as Executive Vice President–Lighting in October 2011. Previously, he held several business leadership roles with the Company, and most recently served as Vice President and General Manager of LED Lighting beginning in January 2010.  Prior to that, he served as Vice President and General Manager of LED Chips and Materials beginning in 2008. He was named General Manager for LED Chips in 2006, and added general management responsibility for Materials in 2008.
Code of Ethics
We have adopted a Code of Ethics applicable to our senior financial officers, including our Chief Executive Officer, Chief Financial Officer, and Executive Vice Presidents. The full text of our Code of Ethics is published on our website at www.cree.com. Consistent with Item 5.05 of Form 8-K, we intend to disclose future amendments to, or waivers from, the Code of Ethics on our website within four business days following the date of such amendment or waiver. We will also provide a copy of our Code of Ethics to any person, without charge. All such requests should be in writing and sent to the attention of the Corporate Secretary, Cree, Inc., 4600 Silicon Drive, Durham, NC 27703.
Board Composition and Independence of Directors
The size of the Board of Directors was fixed at not less than five nor more than nine members by the Company’s shareholders, with the Board determining the number within that range from time to time. Seven persons have been nominated for election at the annual meeting. The accompanying proxy cannot be voted for more than seven nominees.
A majority of the Board of Directors must be comprised of independent directors for the Company to comply with the listing requirements of The Nasdaq Stock Market LLC, or the Nasdaq Listing Rules. Currently, the Board of Directors is composed of Messrs. Swoboda, Hosein, Ingram, Plastina, Ruud, Tillman and Werner, as well as Mr. Wagner, who is not standing for re-election at the annual meeting because he has reached the recommended retirement age for service as a director as set forth in the Corporate Governance Principles. The Board of Directors has determined that six of the present directors—Messrs. Hosein, Ingram, Plastina, Tillman, Wagner and Werner—are each an “independent director” within the meaning of the applicable Nasdaq Listing Rules.

The Leadership Structure of the Board of Directors
The leadership of the Board of Directors includes the Chairman of the Board, the Lead Independent Director, and the Chairman of each of the Audit Committee, the Compensation Committee and the Governance and Nominations Committee.
The responsibilities of the Chairman of the Board under our Bylaws are to preside at meetings of the Board of Directors and shareholders and to perform such other duties as may be directed by the Board from time to time. The Chairman also has the power to call meetings of the Board of Directors and of the shareholders. Mr. Swoboda, our Chief Executive Officer since 2001, has served as Chairman of the Board since 2005.
The Board has adopted Corporate Governance Principles that call for the Board to designate a Lead Independent Director any time that the Chairman of the Board is not an independent director. Our Lead Independent Director, Mr. Ingram, has served in that capacity since 2011. The independent directors meet at regularly scheduled sessions immediately following each regularly scheduled Board of Directors meeting without other directors or members of management present. As specified in the Corporate Governance Principles, the responsibilities of the Lead Independent Director include the following:

•	In the absence of the Chairman, the Lead Independent Director serves as acting Chairman presiding over meetings of the Board of Directors and shareholders.

•
The Lead Independent Director convenes and presides over meetings of the independent directors and communicates the results of these sessions where appropriate to the Chairman, other management or the Board.

•	In general, the Lead Independent Director serves as principal liaison between the independent directors and the Chairman and between the independent directors and other management.

•	The Lead Independent Director reviews agendas for Board of Director meetings in advance with the Chairman.
The day-to-day work of the Board of Directors is conducted through its three principal standing committees—Audit, Compensation and Governance and Nominations—to which the Board has delegated authority and responsibilities in accordance with the committees’ respective charters. The Chairmen of each of these committees are independent directors appointed by the Board upon the recommendation of the Governance and Nominations Committee. Under our Corporate Governance Principles, the Chairman of each committee is responsible for development of the agenda for committee meetings, and each committee must regularly report to the Board of Directors on the discussions and actions of the committee.
The Board of Directors has determined that this leadership structure is appropriate for the Company and best serves the interests of the shareholders under the present circumstances. In particular, the Board has determined that the Company is best served by having Mr. Swoboda hold the position of Chairman of the Board in addition to his role as Chief Executive Officer, with Mr. Ingram serving as Lead Independent Director. This determination is based in part upon the experience, leadership qualities and skills that Mr. Swoboda and Mr. Ingram each bring to the Board, as detailed in the section captioned “Nominees for Election as Directors” on page 6. In addition, Mr. Swoboda is the director in the best position to establish the agendas for meetings of the Board and to lead the discussions of the Board regarding strategy, operations and management, because he is responsible for the formulation and day-to-day execution of the strategy and business plans reviewed with the Board. Although the Board believes this structure is appropriate under the present circumstances, the Board has also affirmatively determined not to adopt a policy on whether the roles of Chairman and Chief Executive Officer should be separated or combined because the Board believes that there is no single best blueprint for structuring board leadership and that, as circumstances change, the optimal leadership structure may change.
Board’s Role in Risk Oversight
The Board, acting through itself or one or more of its committees, has general oversight responsibility for corporate risk management, including oversight of management’s implementation of risk management practices. While the Board is responsible for risk oversight, management is ultimately responsible for assessing and managing our risk exposures. The Board directly oversees management’s assessment, mitigation efforts and monitoring of strategic and operational risks, such as those relating to competitive dynamics, market trends and developments in the Company’s industry and changes in economic conditions. Senior management regularly updates business plans for each of the Company’s product lines, including an assessment of strategic and operational risks and responses to identified risks, and members of the Board and senior management meet annually to review these plans. In addition, senior management reports to the Board at each quarterly Board meeting on progress made against these strategic plans, including an update on changes in risk exposure and management’s responses to the changes.
The Board also fulfills its risk oversight role through its committees. Specifically, the Audit Committee charter assigns it the responsibility to review periodically with management, the internal auditors, and the independent auditors the Company’s significant financial risk exposures, including the Company’s policies with respect to risk assessment and Company-wide risk management, and to assess the steps management has taken to monitor and control such exposures. The Audit Committee regularly discusses material risks and exposures with our independent registered public accounting firm and receives reports from our accounting and internal audit management personnel regarding such risks and exposures and how management has attempted to minimize the exposures. The Audit Committee’s primary focus is financial risk, including our internal control over financial reporting. Particular areas of focus of the Audit Committee include risks associated with taxes, liquidity, investments, information technology security, material litigation, and compliance.
Similarly, the Compensation Committee charter assigns it the responsibility to review periodically with management the Company’s compensation programs as they relate to risk management practices and risk-taking incentives, including an assessment of whether the Company’s compensation policies and practices encourage excessive or inappropriate risk-taking. The Committee also considers risk management as it develops and approves incentive and other compensation programs for our executive officers, and it performs risk oversight in the area of management succession.
Each of these committees reports to the Board of Directors with respect to the risk categories it oversees. These ongoing discussions enable the Board to monitor our risk exposure and evaluate our risk mitigation efforts.
Compensation Program Risk Assessment
We have assessed our compensation programs and have concluded that risks arising from our compensation policies and practices are not reasonably likely to have a material adverse effect on us. The risk assessment process included a review by management and by Radford, an Aon Hewitt Company, independent consultants to the Compensation Committee, of compensation policies and practices, focusing on programs with variable compensation, specifically:

•	stock option and restricted stock awards under our current Long-Term Incentive Compensation Plan, or Current LTIP, and our Proposed LTIP;

•
performance unit awards payable to our Chief Executive Officer, or CEO, under our Current LTIP and our Proposed LTIP, which provide for cash payments based upon achieving annual corporate financial goals;

•
awards under our Management Incentive Compensation Program, or MICP, in which most of our senior managers (other than our CEO) participate and may receive payments based upon achieving quarterly or annual corporate financial goals and quarterly individual goals;

•	sales commission incentive programs for our sales personnel; and

•	quarterly profit-sharing plan in which all other regular, full-time employees participate and are eligible to receive cash payments based upon achieving quarterly corporate financial goals.
Based upon this review, we concluded that our compensation policies and practices do not encourage excessive or inappropriate risk-taking. We believe our programs are appropriately designed to encourage our employees to make decisions that should result in positive short-term and long-term results for our business and our shareholders. Management and Radford reviewed the results of this review with the Compensation Committee at a meeting in August 2013, and the Committee concurred with management’s assessment.

Attendance at Meetings
The Board of Directors held five meetings during fiscal 2013. Each incumbent director attended or participated in 75% or more of the aggregate of the number of meetings of the Board of Directors held during the period he was a director and the number of meetings of committees on which he served that were held during the period of his service.
The Company expects all directors to attend each annual meeting of shareholders absent good reason. All eight directors serving at that time attended the 2012 Annual Meeting of Shareholders.
Standing Committees
The standing committees of the Board of Directors include the Audit Committee, the Governance and Nominations Committee and the Compensation Committee. Each of these committees operates under a written charter adopted by the Board of Directors, copies of which are available on the Company’s website at www.cree.com. Each committee is composed solely of independent directors. The following is a brief description of the responsibilities of each of the existing standing committees and their composition.
Audit Committee
The Audit Committee is appointed by the Board of Directors to oversee the accounting and financial reporting processes of the Company and audits of the Company’s financial statements. The responsibilities of the Audit Committee include acting on the Board of Directors’ behalf in providing oversight with respect to (1) the quality and integrity of the Company’s financial statements and internal accounting and financial controls; (2) all audit, review and attest services relating to the Company’s financial statements and internal controls, including the appointment, compensation, retention and oversight of the work of the independent auditors engaged to provide audit services to the Company; and (3) the Company’s compliance with legal and regulatory requirements. In addition, the Audit Committee is charged with conducting appropriate review and oversight of any related person transactions, other than related person transactions for which the Board of Directors has delegated review to another independent body of the Board of Directors.
The members of the Audit Committee are Messrs. Plastina, Hosein and Wagner. The Board of Directors has determined that all members of the Committee are “independent directors” within the meaning of the applicable Nasdaq Listing Rules, including the special independence requirements applicable to Audit Committee members. Mr. Plastina is Chairman of the Audit Committee and has served in that capacity since October 2012. The Board of Directors has determined that each of Messrs. Plastina, Hosein and Wagner is an “audit committee financial expert” as defined in Item 407 of Regulation S-K of the Securities and Exchange Commission. The Audit Committee held nine meetings during fiscal 2013. The Audit Committee from time to time also takes action by unanimous written consent in lieu of holding a meeting.
Governance and Nominations Committee
The Governance and Nominations Committee is appointed by the Board of Directors to assist the Board of Directors in fulfilling its responsibilities to shareholders by (1) identifying individuals qualified to become directors and recommending that the Board of Directors select the candidates for all directorships to be filled by the Board of Directors or by the shareholders; (2) upon the recommendation of the Compensation Committee, determining compensation arrangements for non-employee directors; (3) developing and recommending to the Board of Directors corporate governance principles for the Company; and (4) otherwise taking a leadership role in shaping the corporate governance of the Company.
The members of the Governance and Nominations Committee are Messrs. Ingram, Hosein, Plastina, Tillman, Wagner and Werner. The Board of Directors has determined that all members of the Committee are “independent directors” within the meaning of the applicable Nasdaq Listing Rules. Mr. Ingram is Chairman of the Governance and Nominations Committee and has served in that capacity since 2011. The Governance and Nominations Committee charter establishes a policy with regard to the consideration of director candidates, including those candidates recommended by shareholders. The Committee will consider written nominations properly submitted by shareholders according to procedures set forth in the Company’s Bylaws. For a description of these procedures and policies regarding nominations see “Procedures for Director Nominations” and “2014 Annual Meeting of Shareholders” on page 67 below. The Governance and Nominations Committee held four meetings during fiscal 2013. The Governance and Nominations Committee from time to time also takes action by unanimous written consent in lieu of holding a meeting.
Compensation Committee
The Compensation Committee is appointed by the Board of Directors to assist the Board of Directors in discharging its overall responsibility relating to executive officer and director compensation and to oversee and report to the Board of Directors as appropriate on the Company’s compensation and benefit policies, programs and plans, including its stock-based compensation programs and employee stock purchase plan. The Compensation Committee approves the compensation of all executive officers, administers the Company’s stock-based compensation programs and recommends compensation for non-employee directors to the Governance and Nominations Committee for approval. In addition, the Compensation Committee is charged with conducting appropriate review and oversight of any related person transactions involving compensation for directors or executive officers or their immediate family members and engaging and evaluating the Company’s compensation advisors, including evaluation of the advisors’ independence in advance of engagement.
The Compensation Committee may delegate its authority to adopt, amend, administer and/or terminate any benefit plan other than retirement plans or stock-based compensation plans or non-stock-based compensation plans in which directors or executive officers are eligible to participate to the Company’s chief executive officer, any other officer of the Company, or to a committee the membership of which consists of at least one Company officer. To the extent not inconsistent with governing requirements, the Committee may also delegate its authority to grant equity awards other than awards to directors and executive officers to a committee comprised solely of executive officers or to one or more executive officers and may delegate its authority for day-to-day administration of the Company’s stock-based plans to any officer or employee of the Company.
The Compensation Committee generally makes decisions and recommendations regarding annual compensation at its August meeting each year. The Committee solicits the recommendations of the Company’s Chief Executive Officer with respect to the compensation of the Company’s executive officers other than himself and factors these recommendations into the determination of compensation, as described in “Compensation Discussion and Analysis.” In addition, the Compensation Committee engaged Radford to conduct an annual review of the Company’s compensation program for its executive officers and directors, including a review for fiscal 2013. Radford provided the Committee with relevant market data and recommendations to consider when making compensation decisions with respect to the executive officers and in making recommendations to the Governance and Nominations Committee with respect to the compensation of non-employee directors. The Company also engaged Radford for additional services as further discussed in the section entitled “Role of Compensation Consultant” on page 38 below.
The members of the Compensation Committee are Messrs. Werner, Ingram and Tillman. The Board of Directors has determined that all members of the Committee are “independent directors” within the meaning of the applicable Nasdaq Listing Rules. Mr. Werner is Chairman of the Compensation Committee and has served in that capacity since 2007. The Compensation Committee held four meetings during fiscal 2013. The Compensation Committee from time to time also takes action by unanimous written consent in lieu of holding a meeting.
Certain Transactions and Legal Proceedings
Transactions with Intematix Corporation
In July 2010 Mark Swoboda was appointed Chief Executive Officer of Intematix Corporation, or Intematix. Prior to his appointment as Chief Executive Officer, Mr. Swoboda was unaffiliated with Intematix. Mark Swoboda is the brother of the Company’s Chairman, Chief Executive Officer and President, Charles M. Swoboda. For many years, beginning before Mark Swoboda became affiliated with Intematix, the Company has purchased raw materials from Intematix pursuant to standard purchase orders in the ordinary course of business. During fiscal 2013, the Company purchased $3.2 million of raw materials from Intematix pursuant to standard purchase orders. The

Company anticipates that it will continue to purchase raw materials from Intematix in the future pursuant to standard purchase orders.
Transactions with Ruud Lighting, Inc. and Alan J. Ruud
Ruud Lighting Stock Purchase: On August 17, 2011, the Company entered into a Stock Purchase Agreement with all of the shareholders of Ruud Lighting. Pursuant to the terms of the Stock Purchase Agreement, the Company acquired all of the outstanding share capital of Ruud Lighting in exchange for consideration consisting of cash and shares of the Company’s common stock. A portion of the cash and equity consideration was deposited in escrow pursuant to escrow arrangements agreed to by the Company and the Ruud Lighting shareholders as the primary (and, in some cases, the sole) source of recovery with respect to post-closing working capital and related adjustments and damages for which the Company is indemnified under the Stock Purchase Agreement. As a result of the purchase, Ruud Lighting became a wholly owned subsidiary of the Company. It merged into the Company in January 2013.
Immediately after the purchase, Alan Ruud, a 25.1% shareholder of Ruud Lighting (including shares held by the AJR Legacy Trust he established), was appointed to the Board of Directors of the Company. In addition, Christopher Ruud (the son of Alan Ruud) was a 31.9% shareholder of Ruud Lighting (including shares held by the JZC Legacy Trust he established), and Cynthia Ruud-Johnson (the daughter of Alan Ruud) was an 8.0% shareholder of Ruud Lighting. In connection with the transaction, Alan Ruud, Christopher Ruud and Cynthia Ruud-Johnson also entered into customary noncompetition agreements that impose confidentiality, noncompetition, nonsolicitation, nondisparagement, and noninterference obligations for specified terms.
The Stock Purchase Agreement generally provides that the Ruud Lighting shareholders bear the responsibility for, and receive any benefits from, taxes attributable to the operation of Ruud Lighting and its subsidiaries prior to the closing of the Ruud Lighting acquisition. Consistent with these arrangements, on June 26, 2012, the Company and the Seller Representative entered into a letter agreement with respect to the resolution of certain pre-closing tax matters. Pursuant to this letter agreement, the Company paid the Seller Representative (for further distribution to the former Ruud Lighting shareholders) approximately $240,000 for benefits received by the Company related to pre-closing taxes.
On April 19, 2013, the Company and Christopher Ruud, acting as the Seller Representative for the former Ruud Lighting shareholders, entered into a letter agreement, referred to as the April 2013 Letter Agreement, resolving certain indemnification claims. Pursuant to the April 2013 Letter Agreement, which was approved by the Audit Committee on April 22, 2013, in the fourth quarter of fiscal 2013, the Company received approximately $1.1 million in cash and 17,331 shares of the Company’s common stock from escrow.
In addition to the amounts received under the April 2013 Letter Agreement, since June 25, 2012, the Company has received approximately $1.4 million in cash and 23,537 shares of the Company’s common stock from the escrow fund in connection with the Ruud Lighting shareholders’ indemnification obligations under the Stock Purchase Agreement.
Employment of Alan Ruud: In connection with the transaction and pursuant to an offer letter, Alan Ruud continued as an employee of the Company and serves as the Company’s Vice Chairman–Lighting (a senior leadership role and not a Board of Directors position). In addition to this senior leadership role, Alan Ruud also serves on the Company’s Board of Directors. For details regarding the compensation Mr. Ruud received during fiscal 2013, please refer to the section below on page 62 entitled “Director Compensation.”
Employment of Christopher Ruud: In connection with the transaction and pursuant to an offer letter, Christopher Ruud continued as an employee of the Company. Christopher Ruud receives an annual base salary in the amount of $275,000 and is eligible for a target bonus of up to 50% of his base salary. In September 2012, Christopher Ruud also received 4,000 shares of restricted common stock of the Company and options to purchase 22,500 shares of the Company’s common stock, and in September 2013, Christopher Ruud also received 3,200 shares of restricted common stock of the Company and options to purchase 20,000 shares of the Company’s common stock, all pursuant to the Current LTIP. The restricted stock awards vest in four annual installments, and the option awards vest in three annual installments and have a term of seven years. Christopher Ruud is also eligible to participate in insurance, benefit and compensation plans available to employees generally.

Airplane Joint Ownership: On August 17, 2011, pursuant to an Aircraft Purchase and Sale Agreement and a Joint Ownership Agreement with Ruud Lighting, Inc. (now the Company), each of Alan Ruud (through LSA, LLC, a limited liability company of which Mr. Ruud is the sole member, or LSA), and Christopher Ruud (through Light Speed Aviation, LLC, a limited liability company of which Christopher Ruud is the sole member, or Light Speed) acquired a 10% interest in an aircraft previously purchased by Ruud Lighting, resulting in the Company owning an 80% interest in the aircraft. Each of LSA and Light Speed acquired its ownership in the aircraft for a purchase price of approximately $930,000. The initial term of the Joint Ownership Agreement is three years and the term will continue indefinitely thereafter unless terminated by any owner on at least ninety (90) days prior notice. In the event of the expiration or termination of the Joint Ownership Agreement, the Company has been provided the right to purchase the ownership interests of LSA and Light Speed for fair market value. If the Company does not exercise this right, LSA and Light Speed, jointly, have been provided the right to purchase the ownership interest of the Company for fair market value. Further, if Alan Ruud ceases to be an employee of the Company, the Company has the right to purchase the ownership interest of LSA for fair market value, and, alternatively, Alan Ruud has the right to require the Company to purchase the ownership interest of LSA for fair market value. If Christopher Ruud ceases to be an employee of the Company, the Company has the right to purchase the ownership interest of Light Speed for fair market value, and, alternatively, Christopher Ruud has the right to require the Company to purchase the ownership interest of Light Speed for fair market value.
Pursuant to the Joint Ownership Agreement, each of LSA and Light Speed is responsible for its share of flight crew, direct, fixed and other expenses attributable to its use of the aircraft. During fiscal 2013, the Company billed LSA and Light Speed $311,000 and $318,000, respectively, for use of the aircraft, and LSA and Light Speed have reimbursed the Company for these amounts. The Company also had unbilled receivables of $186,000 and $209,000 for LSA and Light Speed, respectively, as of June 30, 2013.
Proxim Proceedings
From May 2003 to July 2005, Mr. Plastina held various executive positions with Proxim Corporation, a provider of Wi-Fi and broadband wireless access products, including Executive Chairman, President and CEO. In June 2005, Proxim Corporation filed a voluntary petition for relief under the reorganization provisions of Chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for the District of Delaware, and in July 2005 it sold substantially all of its assets to YDI Wireless, Inc.
Review and Approval of Related Person Transactions
The Audit Committee must approve any related person transaction, other than any related person transaction for which the Board of Directors has delegated review to another independent body of the Board of Directors. The Board of Directors has delegated review of any related person transaction involving compensation for directors or executive officers or their immediate family members to the Compensation Committee. “Related person transaction” is defined in the Audit Committee and Compensation Committee charters as any transaction required to be disclosed pursuant to Securities and Exchange Commission Regulation S-K, Item 404, and any other transactions for which approval by an independent body of the Board of Directors is required pursuant to applicable law or listing standards applicable to the Company. In determining whether to approve such transactions, the members of the Audit Committee, the Compensation Committee, or another independent body of the Board of Directors delegated by the Board of Directors, may exercise their discretion in performance of their duties as directors.  These duties include the obligation of a director under North Carolina law to “discharge his duties as a director, including his duties as a member of a committee:  (1) in good faith; (2) with the care an ordinarily prudent person in a like position would exercise under similar circumstances; and (3) in a manner he reasonably believes to be in the best interests of the corporation.” North Carolina General Statutes Section 55-8-30(a). The Audit Committee generally approves related person transactions and approved the related person transactions described above under “Certain Transactions and Legal Proceedings,” except for (1) related person transactions arising in connection with the employment of Alan and Christopher Ruud and the entry into the Joint Ownership Agreement, which were approved by the Governance and Nominations Committee pursuant to authority delegated by the Board of Directors; and (2) changes to Alan and Christopher Ruud’s compensation following the closing of the Ruud Lighting acquisition, which were approved by the Compensation Committee.

Section 16(a) Beneficial Ownership Reporting Compliance
Section 16(a) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, requires that the Company’s directors and executive officers, and persons who own more than ten percent of a registered class of the Company’s equity securities, file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Directors, officers and greater-than-ten-percent beneficial owners are required by Securities and Exchange Commission rules to furnish the Company with copies of all reports they file under Section 16(a). To the Company’s knowledge, based solely on its review of the copies of such reports furnished to the Company and written representations that no other reports were required, all Section 16(a) filing requirements applicable to our directors, officers and ten percent beneficial owners were complied with on a timely basis during fiscal 2013, except that a report on Form 4 was not timely filed for the open market purchase of 337 shares by Mr. Ruud’s spouse on November 28, 2012.

PROPOSAL NO. 2—APPROVAL OF 2013 LONG-TERM INCENTIVE COMPENSATION PLAN
Overview
On August 30, 2013, the Board of Directors, on the recommendation of the Compensation Committee, unanimously adopted, subject to shareholder approval, the Company’s 2013 Long-Term Incentive Compensation Plan, or the Proposed LTIP. The Board unanimously recommends that shareholders approve the Proposed LTIP. The Proposed LTIP will become effective upon approval by the shareholders and will replace the Company’s current Long-Term Incentive Compensation Plan, or the Current LTIP, effective January 1, 2014, as the sole plan for providing stock-based incentive compensation to eligible employees and non-employee directors. The Current LTIP expires in November 2015. Outstanding awards under the Current LTIP, however, will continue to be governed by the Current LTIP. No awards may be granted under the Proposed LTIP after the tenth anniversary of the date on which the shareholders approve the Proposed LTIP. However, awards outstanding under the Proposed LTIP will continue to be governed by the Proposed LTIP until all awards granted prior to that date are no longer outstanding.
The Proposed LTIP is filed as Appendix B to the Company’s definitive proxy statement (File No. 000-21154) filed with the Securities and Exchange Commission on September 10, 2013, which is available online through the Commission’s EDGAR System and through the “Investor Relations” section of the Company’s website at investor.cree.com/sec.cfm. You may also request a copy of the Proposed LTIP by sending a written request to: Director, Investor Relations, Cree, Inc., 4600 Silicon Drive, Durham, North Carolina 27703.
For additional information regarding outstanding awards under our equity compensation plans, please refer to the section below on page 28 entitled “Equity Compensation Plans.” We believe that a broad-based stock option program is an essential employee incentive and retention tool that benefits all of our shareholders. Stock-based compensation has been a key element of our incentive compensation programs since the Company’s inception and we believe has contributed to the Company’s success.
We believe that our equity program helps motivate employees to act with the shareholders’ perspective in mind and complements our cash-based incentives that are directed to achieving revenue, earnings and other financial goals. We also believe that our equity program over the years has enabled us to recruit and retain the talent needed to develop new technologies and to grow our business with lower base pay and cash incentive compensation than otherwise would have been required. Without our equity program, we would find it necessary to consider offering higher levels of cash compensation to provide competitive compensation packages necessary to recruit and retain essential personnel.
As of September 5, 2013, there were outstanding options to purchase 10,778,622 shares and there remained 4,511,311 shares authorized for future awards under the Current LTIP. The outstanding options had a weighted average exercise price of $40.50 per share and a weighted average remaining term of approximately 5.42 years. We will grant no additional awards under the Current LTIP after December 31, 2013. Shares authorized for future awards under the Current LTIP as of January 1, 2014, including shares subject to outstanding awards on that date that later expire, are canceled or otherwise terminate unexercised or unused for any reason, may thereafter be used for awards under the Proposed LTIP. In addition, the Proposed LTIP authorizes an additional 2,500,000 shares for future awards, or approximately 2.1% of the shares outstanding on September 5, 2013.
The last sale price of the Company’s common stock on September 5, 2013 was $56.18 per share, as reported by Nasdaq.
To allow for awards under the Proposed LTIP to qualify as tax-deductible performance-based compensation under Section 162(m) of the Internal Revenue Code of 1986, as amended, or the Code (referred to as Section 162(m)), as explained below, we are also asking shareholders to approve the material terms of the performance goals under the Proposed LTIP as well as certain other key terms of the Proposed LTIP. Approval of the Proposed LTIP will constitute approval of the performance goals and other key terms specified in the Proposed LTIP for purposes of the approval requirements of Section 162(m).
We believe the Proposed LTIP is essential to the Company’s future success and encourage shareholders to vote in favor of its approval.
The Board of Directors recommends
shareholders vote FOR Proposal No. 2.

Purpose of Proposed LTIP
The objectives of the Proposed LTIP are to (1) attract and retain employees of the Company and its affiliates as well as non-employee members of the Board by providing competitive compensation opportunities; (2) provide incentives to those individuals who contribute significantly to the long-term performance and growth of the Company and its affiliates; and (3) align the long-term financial interests of employees of the Company and its affiliates and non-employee members of the Board with those of shareholders.
In evaluating this proposal, shareholders should specifically consider the information set forth under the section entitled “Plan Summary” below.
Section 162(m)
The Board believes that it is in the best interests of the Company and our shareholders to maintain an equity incentive plan under which awards may be eligible to qualify for deductibility for federal income tax purposes. Accordingly, the Proposed LTIP is designed to permit the grant of awards that are intended to qualify as “performance-based compensation” to be exempt from the $1,000,000 deduction limit of Section 162(m). In general, under Section 162(m), in order for the Company to be able to deduct compensation in excess of $1,000,000 paid in any one year to certain executive officers (the Chief Executive Officer and three other executive officers identified as specified in Section 162(m) based on their compensation ranking), the compensation must qualify as “performance-based.” One of the requirements for “performance-based” compensation is that the material terms of the performance goals under which the compensation may be paid must be disclosed to and approved by our shareholders at least once every five years. For purposes of Section 162(m), the material terms include (1) the employees eligible to receive compensation; (2) a description of the business criteria on which the performance goals are based; and (3) the maximum amount of compensation that can be paid to an employee under the performance goals. With respect to the various types of awards available under the Proposed LTIP, each of these aspects is discussed below. In addition, as noted above, shareholder approval of the Proposed LTIP will constitute approval of each of these aspects of the Proposed LTIP for purposes of the approval requirements of Section 162(m).
Plan Summary
The following summary of the material terms of the Proposed LTIP is qualified in its entirety by reference to the full text of the Proposed LTIP, which is filed as Appendix B to the Company’s definitive proxy statement filed with the Securities and Exchange Commission on September 10, 2013.
The Proposed LTIP is not a qualified deferred compensation plan under Section 401(a) of the Code, and is not intended to be an employee benefit plan within the meaning of ERISA.
Administration of the Proposed LTIP. The Proposed LTIP will be administered by the Compensation Committee or such other committee consisting of two or more members as may be appointed by the Board to administer the Proposed LTIP, referred to as the Committee. So long as shares are traded on Nasdaq, all of the members of the Committee must be independent directors within the meaning of Nasdaq’s Corporate Governance Requirements. If any member of the Committee does not qualify as (1) a “non-employee director” within the meaning of Rule 16b-3 of the Exchange Act; and (2) an “outside director” within the meaning of Section 162(m), the Board will appoint a subcommittee of the Committee, consisting of at least two members of the Board, to grant awards to individuals who are subject to the limitations of Section 162(m) (referred to as Covered Employees) and to officers and members of the Board who are subject to Section 16 of the Exchange Act (referred to as Insiders), and each member of such subcommittee must satisfy the requirements of (1) and (2) above. References to the Committee in this summary include and, as appropriate, apply to any such subcommittee. Except with respect to awards to non-employee members of the Board, the Board may exercise the Committee’s authority under the Proposed LTIP.
Subject to the express provisions of the Proposed LTIP, the Committee is authorized and empowered to do all things that it determines to be necessary or appropriate in connection with the administration of the Proposed LTIP. The Committee may delegate its authority to one or more of its members (but not less than two members with respect to Covered Employees and Insiders). To the extent permitted by law and applicable stock exchange rules, the Committee may also delegate its authority to one or more persons who are not members of the Board, except that no such delegation will be permitted with respect to Covered Employees and Insiders.
Eligible Participants. Employees of the Company or certain affiliates and non-employee members of the Board will be eligible for selection by the Committee for the grant of awards under the Proposed LTIP. As of September 5, 2013, there were approximately 6,141 employees, including part-time and temporary employees, and six non-employee directors who would be eligible to participate in the Proposed LTIP.
Types of Awards. The Proposed LTIP authorizes the Committee to provide equity-based compensation to employees of the Company and its subsidiaries in the form of non-qualified stock options or NQSOs, incentive stock options or ISOs, stock appreciation rights or SARs, restricted stock, restricted stock units or RSUs, performance shares, performance units and other stock-based awards. It also authorizes the Committee to provide equity-based compensation to non-employee members of the Board in the form of NQSOs, SARs, restricted stock, RSUs and other stock-based awards.
Award Pool. The number of shares that will be available for issuance pursuant to awards granted under the Proposed LTIP is two million five hundred thousand (2,500,000) plus the number of shares that are authorized for issuance under the Current LTIP but not covered by outstanding awards on January 1, 2014 (referred to as the Award Pool). If shareholders approve the Proposed LTIP, no further grants may be made under the Current LTIP after December 31, 2013.
If shares awarded or subject to issuance under the Proposed LTIP are not issued or are reacquired by the Company for reasons including, but not limited to, due to the forfeiture, cancellation or expiration of such awards without having been exercised or settled in shares or the withholding of shares for the payment of taxes pursuant to the terms of the Proposed LTIP, those number of shares will be added back to the Award Pool. Similarly, if shares awarded or subject to issuance under the Current LTIP on December 31, 2013 are not issued or are reacquired by the Company due to the expiration, cancellation or termination of such awards without having been exercised or settled in shares, those shares will be added back to the Award Pool. However, shares with respect to which an SAR is exercised will not again be available for issuance under the Proposed LTIP and will not be added back to the Award Pool.

The shares issued by the Company under the Proposed LTIP will be authorized but unissued shares or shares currently held (or subsequently acquired) as treasury shares, including shares purchased on the open market or in private transactions.
The number of shares available for issuance pursuant to ISOs granted under the Proposed LTIP is two million five hundred thousand (2,500,000). All shares included in the Award Pool are available for issuance pursuant to other types of awards granted under the Proposed LTIP.
Each share of restricted stock, each share-settled restricted stock unit, each share of unrestricted stock and each other stock-based/stock-settled award will be counted as one share subject to an award and deducted from the Award Pool (restricted stock units and other stock-based awards that may not be settled in shares will not result in a deduction from the Award Pool). Each performance share that may be settled in shares will be counted as one share subject to an award (based on the number of shares that would be paid for achievement of target performance) and deducted from the Award Pool. Each performance unit that may be settled in shares will be counted as a number of shares subject to an award (based on the number of shares that would be paid for achievement of target performance), with the number determined by dividing the value of the performance unit at the time of grant by the fair market value of a share at the time of grant (the last sale price reported for a share of the Company on Nasdaq during the regular trading session on the grant date), and the resulting number of shares will be deducted from the Award Pool. If a performance share or performance unit is later settled based on above-target performance, the number of shares corresponding to the above-target performance, calculated pursuant to the applicable methodology specified above, will be deducted from the Award Pool at the time of settlement; in the event that the Award is later settled upon below-target performance, the number of shares corresponding to the below-target performance, calculated pursuant to the applicable methodology specified above, will be added back to the Award Pool. Performance shares and units that may not be settled in shares will not result in a reduction in the Award Pool. Each NQSO, ISO, and SAR that may be settled in shares will be counted as one share subject to an award and deducted from the Award Pool. SARs that may not be settled in shares will not result in a reduction of the Award Pool.

Individual Limits. The Committee will determine the individuals to whom awards will be granted, the number of shares subject to an award, and the other terms and conditions of an award. Subject to adjustment as described in the Proposed LTIP, and except to the extent the Committee determines that an award is not intended to comply with the performance-based compensation provisions of Section 162(m), the maximum number of NQSOs, ISOs, and SARs that, in the aggregate, may be granted pursuant to awards in any one fiscal year to any one participant is three million (3,000,000), the maximum number of shares of restricted stock and restricted stock units that, in the aggregate, may be granted pursuant to awards in any one fiscal year to any one participant is one million (1,000,000), the maximum number of performance shares and performance units (valued as of the grant date) that, in the aggregate, may be granted in any one fiscal year to any one participant is equal to the value of two million (2,000,000) shares, and the maximum number of other awards (valued as of the grant date) that, in the aggregate, may be granted pursuant to awards in any one fiscal year to any one participant is equal to the value of five hundred thousand (500,000) shares. The limitations on performance shares, performance units and other awards will be applied based on the maximum amount that could be paid under each such award.
Adjustments. The Committee will make equitable adjustments in the number and class of securities available for issuance under the Proposed LTIP (including under any awards then outstanding), the number and type of securities subject to the individual limits set forth in the Proposed LTIP, and the terms of any outstanding award, as it determines are necessary and appropriate, to reflect any merger, reorganization, consolidation, recapitalization, reclassification, stock split, reverse stock split, spin-off combination, or exchange of shares, distribution to shareholders (other than an ordinary cash dividend), or similar corporate transactions or events.
Stock Options. An option provides the participant with the right to buy a specified number of shares at a specified price (referred to as the exercise price) after certain conditions have been met. The Committee may grant both NQSOs and ISOs under the Proposed LTIP. The tax treatment of NQSOs is different from the tax treatment of ISOs, as explained in the section entitled “Certain Federal Income Tax Consequences” beginning on page 26 of this proxy statement. The Committee will determine and specify in the agreement evidencing the option whether the option is an NQSO or ISO, the number of shares subject to the option, the exercise price of the option and the period of time during which the option may be exercised (including the impact of a termination of employment). Generally (except as otherwise described in the Proposed LTIP), no option can be exercisable more than seven years after the date of grant and the exercise price of a stock option must be at least equal to the fair market value of a share on the date of grant of the option. However, with respect to an ISO granted to a participant who is a shareholder holding more than 10% of the Company’s total voting stock, the ISO cannot be exercisable more than five years after the date of grant and the exercise price must be at least equal to 110% of the fair market value of a share on the date of grant. The Committee may provide for accelerated vesting of options in the event of a death, disability or retirement (as defined in the applicable award agreement) or the occurrence of certain corporate events (e.g., a merger with an unrelated corporation or the sale of substantially all of the Company’s assets to an unrelated entity).
A participant may pay the exercise price under an option in cash; in a cash equivalent approved by the Committee; if approved by the Committee, by tendering previously acquired shares (or delivering a certification or attestation of ownership of such shares) having an aggregate fair market value at the time of exercise equal to the total option price (provided that the tendered shares must have been held by the participant for any period required by the Committee); or by a combination of these payment methods. The Committee may also allow cashless exercises as permitted under the Federal Reserve Board’s Regulation T, subject to applicable securities law restrictions, or by any other means which the Committee determines to be consistent with the Proposed LTIP’s purpose and applicable law. No certificate representing a share (to the extent shares are so evidenced) will be delivered until the full option price has been paid.
Stock Appreciation Rights (SARs). A SAR entitles the participant to receive cash, shares, a combination thereof, or such other consideration as the Committee may determine, in an amount equal to the excess of the fair market value of a share on the exercise date over the exercise price for the SAR, after certain conditions have been met. The Committee will determine and specify in the SAR award agreement the number of shares subject to the SAR, the SAR price (which generally (except as otherwise described in the Proposed LTIP) must be at least equal to the fair market value of a share on the date of grant of the SAR) and the period of time during which the SAR may be exercised (including the impact of a termination of employment). Generally, (except as otherwise described in the Proposed LTIP), no SAR can be exercisable more than seven years after the date of grant. SARs may be granted in tandem with a stock option or independently. If a SAR is granted in tandem with a stock option, the participant may exercise the stock option or the SAR, but not both. The Committee may provide for accelerated vesting of SARs in the event of a death, disability or retirement (as defined in the applicable award agreement) or the occurrence of certain corporate events (e.g., a merger with an unrelated corporation or the sale of substantially all of the Company’s assets to an unrelated entity).
Restricted Stock and Restricted Stock Units. The Committee will specify the terms of a restricted stock or restricted stock unit award in the award agreement, including the number of shares of restricted stock or units; the purchase price, if any, to be paid for such restricted stock/unit, which may be more than, equal to, or less than the fair market value of a share and may be zero, subject to such minimum consideration as may be required by applicable law; any restrictions applicable to the restricted stock/unit such as continued service or achievement of performance goals; the length of the restriction period and whether any circumstances, such as death, disability, retirement (as defined in the applicable award agreement) or a change in control, shorten or terminate the restriction period; the rights of the participant during the restriction period to vote and receive dividends in the case of restricted stock or to receive dividend equivalents in the case of restricted stock units that accrue dividend equivalents; and whether restricted stock units will be settled in cash, shares or a combination of both. The restriction period may be of any duration. The Committee may provide in the restricted stock/unit agreement for lapse of the restriction period in monthly or longer installments over the course of the restriction period.
Performance Shares and Units. A performance share will have an initial value equal to the fair market value of a share on the date of grant. A performance unit will have an initial value that is established by the Committee at the time of grant. In addition to any non-performance terms applicable to the performance share or performance unit, the Committee will set performance goals which, depending on the extent to which they are met, will determine the number or value of the performance shares or units that will be paid out to the participant. The Committee may provide for payment of earned performance shares/units in cash or in shares or in the form of other awards granted under the Proposed LTIP which have a fair market value equal to the value of the earned performance shares/units at the close of the applicable performance period. The Committee may provide that performance shares/units are earned notwithstanding achievement of the performance goals in the event of death or disability or the occurrence of certain corporate events (for example, a merger with an unrelated corporation or the sale of substantially all of the Company’s assets to an unrelated entity). For performance shares/units that are not intended to comply with the performance-based compensation exception under Section 162(m), the Committee may also provide that the performance shares/units are earned notwithstanding achievement of the performance goals in the event of retirement (as defined in the applicable award agreement).
Performance shares/units will not possess voting rights and will accrue dividend equivalents only to the extent provided in the agreement evidencing the award; provided, however, that rights to dividend equivalents are permitted only to the extent they comply with, or are exempt from, Section 409A of the Code (referred to as Section 409A). Any rights to dividend equivalents will be subject to the same restrictions on vesting and payment as the underlying award. With respect to Covered Employees, the Committee may apply any restrictions it deems appropriate to the payment of dividends declared with respect to performance shares/units such that the dividends or performance shares/units maintain eligibility for the performance-based compensation exception under Section 162(m).
Performance Measures. For awards under the Proposed LTIP that are intended to qualify under the performance-based compensation provisions of Section 162(m), the performance measure or measures to be used for purposes of such awards must be chosen from among the following: earnings (GAAP and non-GAAP), earnings per share (GAAP and non-GAAP), consolidated pre-tax earnings (GAAP and non-GAAP), net earnings (GAAP and non-GAAP), net income (GAAP and non-GAAP), operating income (GAAP and non-GAAP), EBIT (earnings before interest and taxes) (GAAP and non-GAAP), EBITDA (earnings before interest, taxes, depreciation and amortization) (GAAP and non-GAAP), gross margin (GAAP and non-GAAP), operating margin (GAAP and non-GAAP), profit margin (GAAP and non-GAAP), revenues, revenue growth, market value added, market share, economic value added, return measures (including but not limited to return on equity, return on investment, return on assets, return on net assets, and return on capital employed), total shareholder return, profit (GAAP and non-GAAP), operating profit (GAAP and non-GAAP), economic profit, capitalized economic profit, after-tax profit (GAAP and non-GAAP), pre-tax profit (GAAP and non-GAAP), cash, cash flow measures (including but not limited to operating cash flow, free cash flow, cash flow return, and cash flow per share), sales, sales volume, sales growth, assets, inventory turnover ratio, productivity ratios, share price, cost, unit cost, expense targets or ratios, charge-off levels, operating efficiency, operating expenses (GAAP and non-GAAP), customer satisfaction, improvement in or attainment of expense levels, working capital, improvement in or attainment of working capital levels, debt, debt to equity ratio, debt reduction, capital targets and/or consummation of acquisitions, dispositions, projects or other specific events or transactions. Any performance measure may be applied to the Company and certain affiliates in the aggregate, to a selection of or one or more of these entities, to each as a whole or alternatively, or to any business unit of the Company or certain of its affiliates, either individually, alternatively or in any combination and measured either annually or cumulatively over a period of years, on an absolute basis or relative to a pre-established target, to results for previous years or to a designated comparison group of entities or to a published or stock market or other index, in each case as specified by the Committee. The Committee will specify the period over which the performance goals for a particular award will be measured.
The Committee may also establish other performance measures for awards granted to participants that are not intended to qualify for the performance-based compensation exception from Section 162(m).
The Committee will determine whether the applicable performance goals have been met with respect to a particular award and, if they have, the Committee must so certify in writing and ascertain the amount payable under the award. The Committee is authorized to make adjustments in performance-based criteria or in the terms and conditions of other awards in recognition of unusual or nonrecurring events affecting the Company or its financial statements (including, but not limited to, asset write-downs; litigation or claim judgments or settlements; reorganizations or restructuring programs; extraordinary, unusual, or nonrecurring items of gain or loss as defined under U.S. generally accepted accounting principles; mergers, acquisitions or divestitures; and foreign exchange gains and losses) or changes in applicable laws, regulations or accounting principles. In the case of awards to Covered Employees (as defined for purposes of Section 162(m)) that are intended to qualify under the performance-based compensation exception from the deductibility limitations of Section 162(m), the adjustments must be made in accordance with guidelines established by the Committee at the time the performance-based award is granted (or within such period thereafter as may be permissible under Section 162(m)). In addition, in the event that the Committee determines that it is advisable to grant awards which are not intended to qualify for the performance-based compensation exception from the deductibility limitations of Section 162(m), the Committee may make such grants without satisfying the requirements of Section 162(m).
Other Awards. The Committee may grant other forms of equity-based or equity-related awards that the Committee determines to be consistent with the purpose of the Proposed LTIP and the interests of the Company. These other awards may provide for cash payments based in whole or in part on the value or future value of shares, for the acquisition or future acquisition of shares, or any combination thereof. Where the value of such an award is based on the difference in the value of a share at different points in time, the grant or exercise price must generally (except as otherwise described in the Proposed LTIP) not be less than 100% of the fair market value of a share on the date of grant.
Amendment and Termination. The Committee may amend or terminate the Proposed LTIP in whole or in part at any time, but the amendment or termination cannot adversely affect any rights or obligations with respect to an award previously granted without the affected participant’s written consent. The Company must obtain the approval of the shareholders before amending the Proposed LTIP to the extent required by Section 162(m) or Section 422 of the Code or the Nasdaq rules or other applicable law.
The Committee may amend an outstanding award agreement in a manner not inconsistent with the terms of the Proposed LTIP, but the amendment will not be effective without the participant’s written consent if the amendment is adverse to the participant. However, the Committee cannot reprice a stock option or SAR except in accordance with the adjustment provisions of the Proposed LTIP (as described above) or to the extent the shareholders approve the repricing. For this purpose, a repricing generally is an amendment to the terms of an outstanding stock option or SAR that would reduce the option exercise price or SAR price or a cancellation, exchange, substitution, buyout or surrender of an outstanding stock option or SAR in exchange for cash, another award or stock option or SAR with an option exercise price or SAR price that is less than the option exercise price or SAR price of the original stock option or SAR. The Committee may provide for clawback provisions in award agreements based on “detrimental activity” (as defined in the Proposed LTIP) or for other reasons.
Transferability. Awards generally may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated by a participant other than by will or the laws of descent and distribution, and each option or SAR may be exercisable only by the participant during his or her lifetime. However, the Committee may provide in an award agreement for an NQSO that the NQSO be transferable consistent with securities law and other applicable law. NQSOs may not be transferred for value or consideration.

Certain Federal Income Tax Consequences for Participants Subject to U.S. Tax Law
The following is intended only as a brief summary of the federal income tax rules relevant to the primary types of awards available for issuance under the Proposed LTIP and is based on the terms of the Code as currently in effect. The applicable statutory provisions are highly technical and subject to change in the future (possibly with retroactive effect), as are their interpretations and applications. Because federal income tax consequences may vary as a result of individual circumstances, participants are encouraged to consult their personal tax advisors with respect to their tax consequences. The following summary is limited to United States federal income tax treatment. It does not address state, local, gift, estate, social security or foreign tax consequences, which may be substantially different. Certain intended Proposed LTIP participants are residents of foreign countries.
NQSOs. A participant generally is not taxed upon the grant of an NQSO, unless the NQSO has a readily ascertainable fair market value (usually meaning that the NQSO is traded on a securities market). However, the participant must recognize ordinary income upon exercise of the NQSO in an amount equal to the difference between the NQSO exercise price and the fair market value of the shares acquired on the date of exercise. If the participant is subject to suit under Section 16(b) of the Exchange Act (the short swing profits rule), the participant recognizes ordinary income in the amount by which the fair market value of the shares determined as of a later date exceeds the exercise price for the shares, with such later date being the earlier of (i) the expiration of six months from the date of exercise; or (ii) the first day on which the disposition of the shares would not subject the participant to suit under Section 16(b) of the Exchange Act, unless the participant makes a timely election under Section 83(b) of the Code (referred to as Section 83(b)), in which event the fair market value of the shares will be determined on the date of exercise. The Company generally will have a deduction in an amount equal to the amount of ordinary income recognized by the participant in the Company’s tax year during which the participant recognizes ordinary income.
Upon the sale of shares acquired pursuant to the exercise of an NQSO, the participant will recognize capital gain or loss to the extent that the amount realized from the sale is different than the fair market value of the shares on the date of exercise (or, if the participant was subject to Section 16(b) of the Exchange Act and did not make a timely election under Section 83(b), the fair market value on the delayed determination date, if applicable). This gain or loss will be long-term capital gain or loss if the shares have been held for more than one year after exercise.
ISOs. A participant is not taxed on the grant or exercise of an ISO. The difference between the exercise price and the fair market value of the shares covered by the ISO on the exercise date will, however, be a preference item for purposes of the alternative minimum tax. If a participant holds the shares acquired upon exercise of an ISO for at least two years following the ISO grant date and at least one year following exercise, the participant’s gain, if any, upon a subsequent disposition of the shares is long-term capital gain. The amount of the gain is the difference between the proceeds received on disposition and the participant’s basis in the shares (which generally equals the ISO exercise price). If a participant disposes of shares acquired pursuant to exercise of an ISO before satisfying these holding periods, the participant will recognize both ordinary income and capital gain in the year of disposition. The Company is not entitled to a federal income tax deduction on the grant or exercise of an ISO or on the participant’s disposition of the shares after satisfying the holding period requirement described above. If the holding periods are not satisfied, the Company will be entitled to a deduction in the year the participant disposes of the shares in an amount equal to the ordinary income recognized by the participant.
In order for an option to qualify as an ISO for federal income tax purposes, the grant of the option must satisfy various other conditions specified in the Code. In the event an option intended to be an ISO fails to qualify as an ISO, it will be taxed as an NQSO as described above.
Restricted Stock Awards. A participant generally will recognize taxable ordinary income upon the receipt of a restricted stock award if the shares are not subject to a substantial risk of forfeiture. The income recognized will be equal to the fair market value of the shares at the time of receipt less any purchase price paid for the shares. If the shares are subject to a substantial risk of forfeiture, the participant generally will recognize taxable ordinary income when the substantial risk of forfeiture lapses. If the substantial risk of forfeiture lapses in increments over several years, the participant will recognize income in each year in which the substantial risk of forfeiture lapses as to an increment. If the participant cannot sell the shares without being subject to suit under Section 16(b) of the Exchange Act (the short swing profits rule), the shares will be treated as subject to a substantial risk of forfeiture. The income recognized upon lapse of a substantial risk of forfeiture will be equal to the fair market value of the shares determined as of the time that the substantial risk of forfeiture lapses less any purchase price paid for the shares. The Company generally will be entitled to a deduction in an amount equal to the amount of ordinary income recognized by the participant.
Alternatively, if the shares are subject to a substantial risk of forfeiture, the participant may make a timely election under Section 83(b) to recognize ordinary income for the taxable year in which the participant received the shares in an amount equal to the fair market value of the shares at that time. That income will be taxable at ordinary income tax rates. If a participant makes a timely Section 83(b) election, the participant will not recognize income at the time the substantial risk of forfeiture lapses with respect to the shares. At the time of disposition of the shares, a participant who has made a timely Section 83(b) election will recognize gain in an amount equal to the difference between the purchase price, if any, and the amount received on the disposition of the shares. The gain will be taxable at the applicable capital gains rate. If the participant forfeits the shares after making a Section 83(b) election, the participant is not entitled to a deduction with respect to the income recognized as a result of the election. To be timely, the Section 83(b) election must be made within 30 days after the participant receives the shares. The Company will generally be entitled to a deduction in an amount equal to the amount of ordinary income recognized by the participant at the time of the election.
Restricted Stock Units (RSUs). A participant generally is not taxed upon the grant of an RSU. Generally, if an RSU is designed to be paid on or shortly after the RSU is no longer subject to a substantial risk of forfeiture, then the participant will recognize ordinary income equal to the amount of cash and the fair market value of the shares received by the participant, and the Company will be entitled to an income tax deduction for the same amount. However, if an RSU is not designed to be paid on or shortly after the RSU is no longer subject to a substantial risk of forfeiture, the RSU may be deemed a nonqualified deferred compensation plan under Section 409A. In that case, if the RSU is designed to meet the requirements of Section 409A, then the participant will recognize ordinary income equal to the amount of cash and the fair market value of the shares received by the participant, and the Company will be entitled to an income tax deduction for the same amount. However, if the RSU is not designed to meet the requirements of Section 409A, the participant will be subject to ordinary income when the substantial risk of forfeiture lapses as well as an additional twenty-percent (20%) excise tax, and additional tax could be imposed each following year.
Performance Share/Unit Awards; Stock Appreciation Rights (SARs). A participant generally is not taxed upon the grant of a performance share/unit or SAR. The participant will recognize taxable income at the time of settlement of the performance share/unit or at the time of exercise of the SAR in an amount equal to the amount of cash and the fair market value of the shares received upon settlement or exercise. However, if the participant is subject to suit under Section 16(b) of the Exchange Act (the short swing profits rule), the participant will recognize taxable income at the time of settlement or exercise, as applicable, in an amount equal to the amount of cash received at that time and the fair market value (determined as of the earlier of (i) the expiration of six months from the date of settlement or exercise, as applicable; or (ii) the first day on which the disposition of the shares would not subject the participant to suit under Section 16(b) of the Exchange Act, unless the participant makes a timely election under Section 83(b)) of the shares received upon such settlement or exercise. The income recognized will be taxable at ordinary income tax rates. The Company generally will be entitled to a deduction in an amount equal to the amount of ordinary income recognized by the participant. Any gain or loss recognized upon the disposition of the shares acquired pursuant to settlement of a performance share/unit or exercise of a SAR will qualify as long-term capital gain or loss if the shares have been held for more than one year after settlement or exercise.
Golden Parachute Payments. The terms of the agreement evidencing an award under the Proposed LTIP may provide for accelerated vesting or accelerated payout of the award in connection with a change in ownership or control of the Company. In such event, certain amounts with respect to the award may be characterized as “parachute payments” under the golden parachute provisions of the Code. Under Section 280G of the Code, no federal income tax deduction is allowed to the Company for “excess parachute payments” made to “disqualified individuals,” and receipt of such payments subjects the recipient to a 20% excise tax under Section 4999 of the Code. For this purpose, “disqualified individuals” are generally officers, shareholders or highly compensated individuals performing services for the Company, and the term “excess parachute payments” includes payments in the nature of compensation which are contingent on a change in ownership or effective control of the Company, to the extent that such payments (in present value) exceed three times the recipient’s average annual taxable compensation from the Company for the previous five years. Certain payments for reasonable compensation for services rendered after a change of control and payments from tax-qualified plans are generally not included in determining “excess parachute payments.” If payments or accelerations may occur with respect to awards granted under the Proposed LTIP, certain amounts in connection with such awards may possibly constitute “parachute payments” and be subject to these “golden parachute” tax provisions.
New Proposed LTIP Benefits
No awards have been granted yet under the Proposed LTIP. The Committee will grant future awards at its discretion. We cannot determine the number of awards that may be granted in the future.
Registration with the SEC
We intend to file a Registration Statement on Form S-8 relating to the issuance of shares of common stock under the Proposed LTIP with the SEC pursuant to the Securities Act of 1933, as amended, as soon as practicable after approval of the Proposed LTIP by our shareholders.
Equity Compensation Plans
As of September 5, 2013:

•
There were options to purchase 10,794,005 shares of our common stock outstanding under all of our equity compensation plans, including legacy plans under which we will make no more grants. The weighted average remaining life of these outstanding options was 5.42 years, and the weighted average exercise price was $40.45.

•	There were 944,083 shares outstanding subject to restricted stock and stock unit awards that remain subject to forfeiture.

•
There were 4,511,311 shares available for future grants under the Current LTIP, of which no more than 166,508 shares can be awarded as restricted stock, stock units and performance units, 653,917 shares available for future issuance under the ESPP and 92,773 shares available for future issuance under the Non-Employee Director Stock Compensation and Deferral Program, or the Deferral Program.

The following table provides information, as of June 30, 2013, for all of the Company’s compensation plans (including individual compensation arrangements) under which it is authorized to issue equity securities.
Equity Compensation Plan Information

Plan Category	(a) Number of securities to be issued upon exercise of outstanding options, warrants and rights (1)		(b) Weighted average exercise price of outstanding options, warrants and rights (2)	(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (1)
Equity compensation plans approved by security holders	8,752,602	(3)	$35.74	8,438,943	(4)
Equity compensation plans not approved by security holders	24,312	(5)	$3.45	93,028	(6)
Total	8,776,914		$35.67	8,531,971
________________

(1)	Refers to shares of the Company’s common stock.

(2)	The weighted average exercise price relates solely to outstanding stock option shares because shares subject to restricted stock units have no exercise price.

(3)	Includes shares issuable upon exercise of outstanding options and restricted stock units under the Current LTIP.

(4)
Includes shares remaining for future issuance under the following plans in the amounts indicated: Current LTIP — 7,785,026 shares (of which 678,500 shares are available for issuance as restricted stock, stock units or performance shares); and ESPP — 653,917 shares.

(5)
Includes shares issuable upon exercise of outstanding options under the following plans in the amounts indicated: INTRINSIC Semiconductor Corporation 2003 Equity Incentive Plan, or the INTRINSIC Plan — 2,030 shares; and LED Lighting Fixtures, Inc. 2006 Stock Plan, or the LLF Plan — 15,310 shares. Also includes shares issuable under the Deferral Program — 6,972 shares. The Company assumed (i) the options outstanding under the INTRINSIC Plan, which have a weighted average exercise price of $7.40 per share, in connection with the Company’s acquisition of INTRINSIC Semiconductor Corporation, or INTRINSIC, in July 2006; and (ii) the options outstanding under the LLF Plan, which have a weighted average exercise price of $2.92 per share, in connection with the Company’s acquisition of LLF in February 2008.

(6)	Includes shares remaining for future issuance under the Deferral Program.
As of June 30, 2013, the only compensation plans or arrangements under which the Company is authorized to issue equity securities and which have not been previously approved by the shareholders are the Deferral Program and the options assumed under the INTRINSIC Plan and the LLF Plan. All of these plans, except the Deferral Program, have been terminated as to future grants. The following is a brief description of the material features of these plans; this description is not intended to be a complete description of the plans and is qualified in its entirety by reference to the full text of the applicable plan:
INTRINSIC Plan. In connection with the acquisition of INTRINSIC in July 2006, pursuant to which INTRINSIC became the Company’s wholly owned subsidiary, the Company assumed certain outstanding stock options granted under the INTRINSIC Plan. Since the closing of the acquisition, no additional stock options have been awarded, nor are any authorized to be awarded, under the INTRINSIC Plan. As of June 30, 2013, there were 1,230 incentive stock options and 800 nonqualified stock options outstanding under the INTRINSIC Plan.
LLF Plan. In connection with the acquisition of LLF in February 2008, pursuant to which LLF became the Company’s wholly owned subsidiary, the Company assumed certain outstanding stock options granted under the LLF Plan. Since the closing of the acquisition, no additional stock options have been awarded, nor are any authorized to be awarded, under the LLF Plan. As of June 30, 2013, there were 15,310 nonqualified stock options outstanding under the LLF Plan.
Deferral Program. The Company offers its non-employee directors the opportunity to receive all or a portion of their cash compensation in shares of the Company’s common stock and to defer the time of receipt of such shares. A non-employee director may elect to receive a lump sum payment or annual installment payments of the shares following such director’s separation from service with the Company. Non-employee directors must make their deferral elections by December 31 of the prior year. The Board of Directors adopted the plan in August 2009, and it became effective on January 1, 2010. As of June 30, 2013, there were 100,000 shares reserved for issuance under the Deferral Program, of which 6,972 shares have been credited to directors’ accounts.

PROPOSAL NO. 3—APPROVAL OF AMENDMENTS TO
2005 EMPLOYEE STOCK PURCHASE PLAN
General
We are requesting that shareholders approve proposed amendments to the 2005 Employee Stock Purchase Plan, or ESPP. The amendments were approved at a meeting of the Board of Directors on August 27, 2013 and will become effective only upon shareholder approval. If approved by the shareholders, the proposed amendments will: (1) increase the number of shares that may be issued under the ESPP by 2,000,000 shares; and (2) extend the term of the ESPP by five additional years to November 3, 2020.
If approved, the amendments would revise Sections 13(a) and 26 of the ESPP to read as follows:

13(a)
“Subject to adjustment pursuant to Section 18(a), the maximum number of shares of the Common Stock authorized for issuance under the Plan is four million five hundred thousand (4,500,000) shares. Such shares shall be made available from Common Stock currently authorized but unissued.”

26.
“The Plan shall become effective on November 3, 2005, subject to and conditioned upon the stockholders of the Company approving the Plan at their annual meeting on such date. It shall continue in effect for a term of 15 years unless sooner terminated in accordance with its terms.”

The ESPP is filed as Appendix C to the Company’s definitive proxy statement (File No. 000-21154) filed with the Securities and Exchange Commission on September 10, 2013, which is available online through the Commission’s EDGAR System and through the “Investor Relations” section of the Company’s website at investor.cree.com/sec.cfm. You may also request a copy of the ESPP, as currently in effect, by sending a written request to: Director, Investor Relations, Cree, Inc., 4600 Silicon Drive, Durham, North Carolina 27703.
On November 3, 2005, the Company’s shareholders approved the ESPP to succeed the Company’s 1999 Employee Stock Purchase Plan, which terminated on October 31, 2005. Upon its adoption in 2005, the ESPP authorized up to 600,000 shares of the Company’s common stock for issuance under the plan. On October 30, 2008, the Company’s shareholders approved an amendment to the ESPP increasing the number of shares that may be issued under the plan by 900,000 shares and on October 25, 2011, the Company’s shareholders approved an amendment to the ESPP increasing the number of shares that may be issued under the plan by 1,000,000 shares. As of September 5, 2013, a total of 1,846,083 shares have been purchased pursuant to the ESPP, leaving 653,917 shares remaining for future issuance. If the amendments are approved, the number of shares authorized for issuance under the ESPP would increase by 2,000,000 shares.
The ESPP is scheduled to terminate on November 3, 2015. If the amendments are approved, the term of the ESPP will be extended by five years to November 3, 2020. If the amendments are not approved, then the ESPP will continue in accordance with its current terms until November 3, 2015, or such earlier date on which the remaining shares available for issuance pursuant to the ESPP have been issued.
We believe the ESPP is essential to the Company’s future success and encourage shareholders to vote in favor of the amendments.
The Board of Directors recommends
shareholders vote FOR Proposal No. 3.
Description of ESPP
The following is a description of the ESPP as proposed to be amended. This description is merely a summary of material provisions of the plan and is qualified by the full text of the amended plan as filed as Appendix C to the Company’s definitive proxy statement filed with the Securities and Exchange Commission on September 10, 2013.
Purpose. The purpose of the ESPP is to provide employees (including officers) of the Company and certain of its subsidiary corporations with an opportunity to purchase common stock through payroll deductions.
Administration. The ESPP is currently administered by the Compensation Committee of the Board of Directors. All questions of interpretation or application of the ESPP will be determined by the Committee, whose decisions will be final, conclusive and binding upon all parties.
Eligibility and Participation. Any individual who is treated as an active employee in the records of the Company or certain of its subsidiary corporations, as designated from time to time by the Committee (other than employees subject to the laws of certain countries that would prohibit participation in the ESPP) and who has been employed for at least 30 continuous days prior to the date of his or her participation is eligible to participate in the ESPP, subject to additional limitations imposed by Section 423(b) of the Code and limitations on stock ownership described in the ESPP. As of September 5, 2013, there were approximately 3,540 employees eligible to participate in the ESPP.
Eligible employees become participants in the ESPP by delivering to the Company’s stock plan administrator, prior to the commencement of the applicable participation period, a subscription agreement authorizing payroll deductions or by such telephone or other electronic arrangements as the Committee may prescribe.
Participation Periods. The ESPP is implemented by participation periods of twelve months’ duration, with new participation periods beginning on May 1 and November 1 of each year. Each participation period has two six-month purchase periods concluding with a purchase every October 31 and April 30. The ESPP also provides for special interim participation periods to enable employees of subsidiaries that become designated subsidiaries under the plan after the beginning of a participation period, but at least three months prior to the beginning of the next participation period, to participate in the ESPP. The Committee has the power to alter the duration of the participation periods and purchase dates without shareholder approval.
Securities to be Sold. The Company is authorized to issue shares of the Company’s common stock, par value $0.00125 per share, pursuant to options granted under the ESPP. Shares subject to options under the plan will be made available from the authorized and unissued shares of the Company’s common stock. If the amendments are approved by shareholders, the aggregate number of shares that may be issued under the ESPP will be 4,500,000 of which 1,846,083 shares have previously been issued. The last sale price of the Company’s common stock on September 5, 2013 was $56.18 per share, as reported by Nasdaq.
Purchase Price. The purchase price at which shares are sold on a purchase date under the ESPP is the sum of (1) 85% of the fair market value of common stock on the first day of the twelve-month participation period or the purchase date, whichever is lower; and (2) any transfer, excise or similar tax imposed on the transaction. The fair market value of common stock on a given date is the closing sale price on Nasdaq for that date, unless it is not open for trading on that date, in which case the fair market value will be the closing sale price reported by Nasdaq on the last trading day immediately preceding the given date.
Payroll Deductions. The purchase price of the shares to be acquired under the ESPP is accumulated by payroll deductions over each purchase period. The rate of deductions may not exceed 15% of a participant’s compensation. A participant may decrease the rate of payroll deductions by filing with the Company a new authorization for payroll deductions and may only increase the rate of payroll deductions at the beginning of each purchase period. All payroll deductions made for a participant are credited to the participant’s account under the ESPP and deposited with the general funds of the Company to be used for any corporate purpose.
Grant and Exercise of Option. At the beginning of a participation period, each participant is granted an option to purchase on each purchase date during that participation period up to the number of shares of the Company’s common stock determined by dividing the sum of the participant’s accumulated payroll deductions for the participation period by the applicable purchase price; provided that the number of shares subject to an option shall not exceed 2,000 shares of the Company’s common stock on any purchase date. On each purchase date prior to a participant’s withdrawal from the ESPP, the maximum number of full shares subject to an option that are purchasable with the accumulated payroll deductions in the participant’s account will be purchased for the participant at the applicable purchase price. If, on any purchase date, the number of shares with respect to which options are to be exercised exceeds the number of shares remaining available for issuance under the ESPP, the Committee may make a pro rata allocation of the shares remaining available for purchase in as uniform a manner as practicable. With respect to any payroll deductions that are not used to purchase common stock due to such pro rata allocation, the Committee will direct the refund of the unused payroll deductions to the participant. If the Committee determines that it will not seek authorization from shareholders for additional shares for issuance under the ESPP for subsequent participation periods, the ESPP will automatically terminate.
No employee may participate in the ESPP if, immediately after the grant of an option, the employee would own 5% or more of the total combined voting power or value of all classes of stock of the Company or of its majority-owned subsidiaries (including stock that may be purchased under the ESPP or pursuant to any outstanding options), and no employee will be granted an option under the ESPP to the extent that the employee’s rights to buy stock under all employee stock purchase plans of the Company or any subsidiary accrues at a rate that exceeds $25,000 worth of stock (determined based on the fair market value of the shares at the time the option is granted) for each calendar year in which any such option is outstanding at any time.
Withdrawal. An employee may terminate his or her participation in a given participation period by giving written notice to the Company of his or her election to withdraw at any time prior to a purchase date during such participation period. All payroll deductions taken during the participation period that have not been used to purchase shares will be returned to the participant upon receipt of the withdrawal notice. Such withdrawal will automatically terminate the participant’s interest in that participation period; the participant will not be automatically enrolled in a subsequent participation period but may choose to enroll in a subsequent participation period by timely delivering to the Company a new subscription agreement.
Under an automatic reset feature, if the fair market value of a share of the Company’s common stock on the trading day immediately before the first day of a participation period is less than the fair market value of a share on the first day of the immediately preceding participation period, all participants will be automatically withdrawn from the immediately preceding participation period following the purchase of shares on the first purchase date of that participation period and re-enrolled in the next succeeding participation period.
Termination of Employment. If a participant’s employment terminates for any reason, including retirement or death, the participant will be deemed to have withdrawn from the ESPP on the date of employment termination.
Adjustments for Changes in Capitalization. In the event any change is made in the Company’s capitalization during a participation period, such as a stock split or stock dividend on common stock, which results in an increase or decrease in the number of shares of common stock outstanding without receipt of consideration by the Company, appropriate adjustments will be made in the purchase price and in the number of shares subject to purchase under the ESPP, as well as in the number of shares reserved for issuance under the ESPP.
In the event of the proposed dissolution or liquidation of the Company, the participation periods then in progress will be shortened. A new purchase date prior to the date of the proposed dissolution or liquidation will be set, and the ESPP will terminate thereafter. In the event of a merger or sale of substantially all of the assets of the Company, outstanding options under the ESPP will be assumed by the successor corporation or equivalent options will be substituted, or the participation periods then in effect will be shortened and a new purchase date will be set prior to the date of the proposed sale or merger.
Nonassignability. No rights or accumulated payroll deductions of an employee under the ESPP may be pledged, assigned, transferred or otherwise disposed of in any way for any reason other than death. Any attempt to do so may be treated by the Committee as an election to withdraw from the ESPP.
Amendment and Termination of ESPP. The Committee may at any time amend the ESPP without the consent of shareholders or participants, except that any such action will be subject to the approval of the Board of Directors and the Company’s shareholders at or before the next annual meeting of shareholders after such Board action if such approval is required by any laws, rules or regulations, and the Committee may, at its discretion, determine to submit other changes to the ESPP to the Board and shareholders for approval. In no case may any amendment materially impair the rights of a participant with respect to any shares of common stock previously purchased for the participant under the ESPP without the participant’s consent or disqualify the ESPP under Section 423 of the Code. If the amendments are approved by shareholders, the ESPP will terminate on November 3, 2020, unless sooner terminated.
Foreign Jurisdictions. The Committee may, in its sole discretion, amend or vary the terms of the ESPP in order to conform such terms to the requirements of a jurisdiction outside of the United States in which an eligible employee is located in order to meet the goals and objective of the plan. The Committee may also establish one or more sub-plans for these purposes and/or establish administrative rules and procedures to facilitate the operation of the ESPP in such jurisdictions.
Certain Federal Income Tax Consequences for Participants Subject to U.S. Tax Law
The ESPP is intended to qualify as an “employee stock purchase plan” under the provisions of Sections 421 and 423 of the Code. Under these provisions, participants will not recognize income for federal income tax purposes either upon enrollment in the ESPP or upon any purchase of stock thereunder. All tax consequences are deferred until a participant sells the stock acquired under the ESPP, disposes of such stock by gift or dies.
Upon disposition of the shares, a participant will be subject to tax, and the amount of the tax will depend upon the holding period for the shares. If the shares have been held by the participant for more than two years after the date of the option grant and more than one year after exercise of the option, the participant will recognize ordinary income equal to the lesser of (1) the excess of the fair market value of the shares at the time of such disposition over the purchase price; or (2) 15% of the fair market value of the shares at the time the option was granted. The ordinary income recognized by the participant will be added to the participant’s basis in the shares, and any additional gain or loss realized by the participant upon disposition of the shares will be taxed as long-term capital gain or loss. If the participant disposes of the shares before the expiration of these holding periods, the participant will generally recognize ordinary income for federal income tax purposes equal to the excess of the fair market value of the shares on the purchase date over the purchase price. The ordinary income recognized by the participant will be added to the participant’s basis in the shares, and any additional gain or loss will be taxed as long-term or short-term capital gain or loss, depending on the holding period.

The Company will be entitled to a deduction for amounts taxed as ordinary income to a participant only to the extent that ordinary income must be reported upon disposition of shares by the participant before the expiration of the holding periods described above.
The foregoing does not purport to be a complete summary of the effect of federal income taxation of ESPP transactions upon participants and the Company. It also does not address the tax consequences of a participant’s death or the provisions of the income tax laws of any municipality, state or foreign country in which a participant may reside.
Plan Awards
Participation in the ESPP is voluntary and dependent on each eligible employee’s election to participate and his or her determination as to the level of payroll deductions. Accordingly, future purchases under the ESPP are not determinable. Non-employee directors are not eligible to participate in the ESPP. The following table sets forth with respect to each individual and group listed below (1) the aggregate number of shares of the Company’s common stock purchased under the ESPP since its inception through the most recent purchase date, April 30, 2013; and (2) the dollar value of the benefit received with respect to such purchases.

Cumulative Grants Since Plan Inception in 2004
	No. of Shares	Dollar Value of Benefit (1)
Charles M. Swoboda Chairman, Chief Executive Officer and President	7,139	$58,005
Michael E. McDevitt Executive Vice President and Chief Financial Officer	6,932	$54,708
Norbert W. G. Hiller Executive Vice President–LEDs	7,009	$57,139
Tyrone D. Mitchell, Jr. Executive Vice President–Lighting	6,989	$57,113
Clyde R. Hosein	—	—
Robert A. Ingram	—	—
Franco Plastina	—	—
Alan J. Ruud	2,723	$40,328
Robert L. Tillman	—	—
Thomas H. Werner	—	—
All current executive officers as a group	28,069	$226,965
All current directors who are not executive officers as a group	2,723	$40,328
All associates of directors, executive officers or nominees	2,961	$22,334
All other persons who received or are to receive 5% of plan awards	—	—
All employees, including all current officers who are not executive officers, as a group	1,818,014	$15,816,758
________________

(1)	Market value of shares on the date of purchase, minus the purchase price under the ESPP.

OWNERSHIP OF SECURITIES
Principal Shareholders and Share Ownership by Management
The following table sets forth information regarding the beneficial ownership of the Company’s common stock as of September 5, 2013 by (1) each person known to the Company to be the beneficial owner of more than 5% of the outstanding common stock; (2) each person named in the Summary Compensation Table on page 51; (3) each person serving as a director or nominated for election as a director; and (4) all current executive officers and directors as a group. Except as otherwise indicated by footnote or to the extent shared by spouses under applicable law, to the Company’s knowledge, the persons named in the table below have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them.

Name and Address (1)	Common Stock Beneficially Owned	Percentage of Outstanding Shares
FMR LLC (2) 82 Devonshire Street Boston, MA 02109	15,760,017	13.1%
ClearBridge Investments, LLC (3) 620 8th Avenue New York, NY 10018	9,479,026	7.9%
PRIMECAP Management Company (4) 225 South Lake Avenue, #400 Pasadena, CA 91101	9,115,291	7.6%
BlackRock, Inc. (5) 40 East 52nd Street New York, NY 10022	7,156,873	6.0%
Alan J. Ruud (6)	1,478,305	1.2%
Charles M. Swoboda (7)	650,804	*
Tyrone D. Mitchell, Jr. (8)	126,124	*
Norbert W. G. Hiller (9)	106,850	*
Michael E. McDevitt (10)	82,205	*
Clyde R. Hosein (11)	53,750	*
Robert A. Ingram (12)	48,500	*
Franco Plastina (13)	47,500	*
Harvey A. Wagner (14)	46,000	*
Thomas H. Werner (15)	43,500	*
Robert L. Tillman (16)	27,500	*
All current directors and executive officers as a group (11 persons) (17)	2,711,038	2.3%
________________

*	Less than 1%.

(1)	Unless otherwise noted, all addresses are in care of the Company at 4600 Silicon Drive, Durham, NC 27703.

(2)
As reported by FMR LLC in a Schedule 13G/A filed with the Securities and Exchange Commission on February 14, 2013, which states that FMR LLC has sole dispositive power with respect to all of such shares and sole voting power with respect to 828,153 of such shares.

(3)
As reported by ClearBridge Investments, LLC in a Schedule 13G/A filed with the Securities and Exchange Commission on February 14, 2013, which states that Clearbridge Investments, LLC has sole dispositive power with respect to all of such shares and sole voting power with respect to 9,419,097 shares.

(4)
As reported by PRIMECAP Management Company in a Schedule 13G/A filed with the Securities and Exchange Commission on February 14, 2013, which states that PRIMECAP Management Company has sole dispositive power with respect to all of such shares and sole voting power with respect to 4,541,102 of such shares.

(5)
As reported by BlackRock, Inc. in a Schedule 13G/A filed with the Securities and Exchange Commission on February 6, 2013, which states that BlackRock, Inc. has sole investment and voting authority with respect to all of such shares.

(6)
Includes 30,000 shares subject to options exercisable within sixty days of September 5, 2013. Also includes 1,666 shares held by Mr. Ruud pursuant to a restricted stock award which had not vested as of September 5, 2013. The share amount reported for Mr. Ruud includes 967 shares held by Mr. Ruud’s spouse and 246,155 shares held by AJR Legacy Trust. Mr. Ruud has neither voting nor investment power over the AJR Legacy Trust; however, under the terms of such trust, Mr. Ruud has the right to withdraw the shares from such trust within sixty days. Mr. Ruud disclaims beneficial ownership of the 246,155 shares held by the AJR Legacy Trust.

(7)
Includes 320,000 shares subject to options exercisable within sixty days of September 5, 2013. Also includes 76,000 shares held by Mr. Swoboda pursuant to restricted stock awards which had not vested as of September 5, 2013.

(8)
Includes 70,001 shares subject to options exercisable within sixty days of September 5, 2013. Also includes 15,700 shares held by Mr. Mitchell pursuant to restricted stock awards which had not vested as of September 5, 2013.

(9)
Includes 56,667 shares subject to options held by Mr. Hiller and 4,288 shares subject to options held by Mr. Hiller’s spouse which are exercisable within sixty days of September 5, 2013. Also includes 20,700 shares held by Mr. Hiller pursuant to restricted stock awards which had not vested as of September 5, 2013.

(10)
Includes 44,833 shares subject to options exercisable within sixty days of September 5, 2013. Also includes 11,250 shares held by Mr. McDevitt pursuant to restricted stock awards which had not vested as of September 5, 2013.

(11)	Includes 28,000 shares subject to options exercisable within sixty days of September 5, 2013.

(12)	Includes 21,750 shares subject to options exercisable within sixty days of September 5, 2013.

(13)	Includes 15,500 shares subject to options exercisable within sixty days of September 5, 2013.

(14)	Includes 18,000 shares subject to options exercisable within sixty days of September 5, 2013.

(15)	Includes 23,000 shares subject to options exercisable within sixty days of September 5, 2013.

(16)	Includes 11,750 shares subject to options exercisable within sixty days of September 5, 2013.

(17)
For all current executive officers and directors as a group, includes a total of 643,789 shares subject to options exercisable within sixty days of September 5, 2013 and 125,316 shares held pursuant to restricted stock awards which had not vested as of September 5, 2013.

EXECUTIVE COMPENSATION
Compensation Discussion and Analysis
The following discussion and analysis describes the compensation of the Company’s named executive officers for fiscal 2013. It is composed of the following sections explaining the decisions that were made in determining the fiscal 2013 compensation for each named executive officer:

1)	Executive Summary: highlights the Company’s compensation philosophy and elements, and fiscal 2013 performance and pay;

2)	Compensation Philosophy and Objectives: discusses the philosophy behind the Company’s compensation practices;

3)	Compensation Process: discusses how each element of compensation is determined;

4)
Elements of Executive Compensation and Analysis of Fiscal 2013 Compensation Decisions: provides greater detail on each element of compensation and the individual compensation of each named executive officer; and

5)	Additional Information: discusses additional policies and arrangements related to executive compensation.
Named Executive Officers
The named executive officers for fiscal 2013 were:

•	Charles M. Swoboda, Chairman, Chief Executive Officer and President;

•	Michael E. McDevitt, Executive Vice President and Chief Financial Officer;

•	Norbert W. G. Hiller, Executive Vice President–LEDs; and

•	Tyrone D. Mitchell, Jr., Executive Vice President–Lighting.
Executive Summary
The Compensation Committee of the Board of Directors has overall responsibility for executive officer compensation, including defining the compensation philosophy, setting the elements of compensation and approving individual compensation decisions. The Committee is also responsible for overseeing administration of compensation and benefit programs and plans in which the executive officers are eligible to participate.
The Committee believes that executive officer compensation should:

•	be linked closely to the Company’s performance;

•	align the interests of the executives with those of the Company’s shareholders;

•	provide incentives for achieving financial and business goals; and

•	provide individual executive officers with the opportunity to earn compensation at levels that are competitive with executives in comparable jobs within the Company’s peer companies.
The primary elements of the executive compensation program are:

•	base salary;

•
performance-based cash incentive compensation, which is paid under our long-term incentive compensation plan (or LTIP) for our CEO and under our management incentive compensation plan (or MICP) for our other named executive officers; and

•	long-term equity incentive compensation.
The cash and equity incentive elements are linked directly to corporate performance and shareholder return, and these elements account for the majority of the target total direct compensation of each executive officer. While these incentive elements provide an opportunity for the executive officer to realize considerable value, total direct compensation actually earned can vary substantially from the target depending on the degree to which the Company’s financial and business objectives are achieved and shareholder value increased.

The Company’s financial performance in fiscal 2013 was strong and the Company achieved its strategic objectives of increasing LED lighting adoption and increasing revenues. The Company’s stock price, which has historically been volatile, increased from $24.45 per share at the end of fiscal 2012 to $63.83 per share at the end of fiscal 2013. The Committee remains committed to reinforcing the Company’s pay-for-performance philosophy. Key actions the Committee took with respect to fiscal 2013 compensation are summarized below:

•
Base salaries. The Committee approved annual merit increases in base salary for Messrs. Swoboda, Hiller and Mitchell in August 2012 and approved additional increases in October 2012 to make the officers’ salaries more competitive in the marketplace in response to concerns regarding the Company’s ability to attract and retain executive officers. The Committee did not adjust Mr. McDevitt’s base salary, which it previously evaluated and adjusted during fiscal 2012 in connection with his appointment to the role of Vice President and Interim Chief Financial Officer.

•
Proportion of performance-based pay. Over 80% of the CEO’s target total direct compensation for fiscal 2013 was comprised of variable performance-based pay in the form of short-term cash incentives and long-term equity awards. On average, over 70% of the other named executive officers’ target total direct compensation for fiscal 2013 was comprised of these components.

•
Aggressive financial targets for performance-based cash incentive compensation. The Committee established challenging annual financial targets for the fiscal 2013 performance-based cash incentive programs that applied to all of the Company’s named executive officers, and the CEO established challenging quarterly financial targets under the MICP in which all of the named executive officers other than the CEO participate. The Committee also approved increases to the named executive officers’ total target cash incentive awards to reflect our pay-for-performance philosophy and make this component of executive compensation more competitive in the marketplace. The Company achieved its aggressive annual financial targets, and therefore the CEO received cash incentive compensation under the LTIP and the other named executive officers received annual cash incentive compensation under the MICP. The Company also achieved its aggressive quarterly financial targets for the first three fiscal quarters, and the named executive officers who participate in the MICP received quarterly cash incentive compensation for those three quarters.

•
Long-term equity compensation. The Company grants equity awards to the named executive officers in the form of stock options and restricted stock to align the interests of the named executive officers with the shareholders and to facilitate executive officer retention.

Compensation Philosophy and Objectives
The Committee believes that the compensation packages provided to the named executive officers should include both cash and stock-based compensation and should utilize performance-based compensation to reward performance as measured against established business goals, which results in increased compensation to the executive officers if the Company meets or exceeds these goals. For fiscal 2013, the Committee targeted each component of compensation (base salary, short-term cash incentives and long-term equity awards) to be between the 50th and the 75th percentiles of the market data (as described in “Role of Benchmarking and Comparative Analysis” below). Actual performance-based compensation components vary based on corporate and individual performance.
In setting fiscal 2013 compensation for the named executive officers, the Committee:

•	evaluated each element of compensation as compared to executives in similar roles in the Company’s peer group and the Radford Global Technology survey;

•	assessed the performance of the named executive officers, and considered the scope of responsibility and strategic impact of their respective roles in the organization;

•	emphasized variable and performance-based compensation to motivate executives to achieve the Company’s business objectives and align pay with performance; and

•
utilized equity compensation to create a culture of ownership and focus on long-term growth. Equity played a significant role in the total pay mix of the executives to ensure alignment with shareholder interests.

Compensation Process
Role of Compensation Consultant
The Committee has engaged Radford, an Aon Hewitt Company, to act as the Committee’s independent compensation consultant. The Committee has assessed Radford’s independence and determined that Radford had no conflicts of interest in connection with its provision of services to the Committee. Radford reports directly to the Committee and works with management only at the Committee’s direction. For fiscal 2013, Radford was given the overall directive to assist the Committee with implementing the Company’s compensation philosophy for the executive officers in keeping with overall objectives, including gathering relevant market data to assist the Committee in making compensation decisions for the named executive officers, as well as reviewing the Company’s severance and change in control arrangements as compared to those of the peer group. The Company also purchases published compensation and benefits surveys from Radford, and on occasion, engages Radford to provide consulting services for non-executive compensation matters. The fees paid to Radford for these additional services did not exceed $120,000 in fiscal 2013.
Role of Executive Officers
No executive officer, including the CEO, provides input to the Committee into setting his own compensation, but executive officers are provided the opportunity to make recommendations regarding individual goals, and, with respect to the CEO, annual corporate goals. The CEO is responsible for annually evaluating the performance of the named executive officers (except himself), developing performance summaries and making recommendations based on those reviews for the compensation of those executives, which are one factor the Committee considers in making final compensation decisions. Further, the CEO coordinates with executive officers throughout the fiscal year in setting quarterly individual goals under the MICP and sets the quarterly Company performance goals under the MICP.
Role of Benchmarking and Comparative Analysis (Market Data)
The Committee uses market analyses provided by Radford as a reference point to evaluate the competitiveness of the Company’s compensation packages for the executive officers. Radford develops a market composite (referred to herein as market data) equally weighted using data from two sources: (1) public company filings from a select peer group; and (2) the Radford Global Technology survey (composed of other technology companies of comparable size). Jobs of similar scope and responsibility as those at the peer companies and companies included in the Radford survey are identified and a market composite is created for each of the executive officer roles. The Committee uses this market data to analyze base salary, short-term cash incentive compensation, total cash compensation, equity compensation, and total direct compensation.
Peer Group
The Committee, assisted by Radford, selects the Company’s peer group based on the following criteria:

•	semiconductor or semiconductor-related business;

•	semiconductor device companies (as opposed to equipment companies);

•	“clean” technology companies (those who offer products and services to reduce the use of natural resources);

•	comparable revenue, market cap, and market cap as a multiple of revenue;

•	comparable number of employees; and

•	companies against which the Company competes for executive talent.
The Committee reviews the peer group each year to determine if companies should be added or removed from the peer group list.
For comparative purposes, the Company’s employee size for fiscal 2012 was above the 65th percentile of the peer group and revenue was between the 25th and 50th percentiles of the peer group. The companies comprising the peer group used in determining fiscal 2013 executive compensation remained the same as those used in fiscal 2012, except that Acuity Brands, Inc. was added in response to the Company’s growing presence in the lighting market in fiscal 2013, and SunPower Corporation was removed because it experienced a change in control in 2011. The peer group companies for fiscal 2013 were:

Acuity Brands, Inc.	Microchip Technology Incorporated
Altera Corporation	MICROSEMI CORPORATION
Fairchild Semiconductor International, Inc.	PMC-Sierra, Inc.
First Solar, Inc.	RF Micro Devices, Inc.
Hexcel Corporation	Silicon Laboratories Inc.
Integrated Device Technology Inc.	Skyworks Solutions, Inc.
Intersil Corporation	SunEdison, Inc.
Linear Technology Corp.	TriQuint Semiconductor, Inc.
Maxim Integrated Products, Inc.	Xilinx, Inc.

In fiscal 2013, the Committee evaluated the Company’s performance against the performance of the peer group through fiscal 2012.
The Company’s relative financial performance compared to that of the peer companies on a three- and five-year basis through fiscal 2012 is as follows:

•	revenue growth—above the 90th percentile for both the three and five year periods; and

•	net income growth—the highest of the peer group on a three-year basis and between the 25th and 50th percentiles on a five-year compounded annual basis.
Radford Global Technology Survey
The Committee considers the Radford Global Technology survey as another source of competitive data to ascertain compensation levels in the broader competitive market. For benchmarking purposes in fiscal 2013, the Committee selected data from the surveys for public high-technology companies with annual revenue levels between $500 million and $2.0 billion. A list of these companies can be found in Appendix A. The analysis included the 25th, 50th, and 75th percentiles on base salary, short-term cash incentive compensation, total cash compensation, equity compensation and total direct compensation.
Determination of Target Total Direct Compensation
In April 2012, Radford presented the Committee an overview of regulatory trends and developments in executive compensation. In August 2012, Radford presented a comprehensive analysis of the Company’s executive compensation as compared to market data. Radford presents analyses of base salary, performance-based cash incentives, and equity award levels for each executive officer and makes recommendations to the Committee using criteria that align with the Company’s compensation philosophy. In addition, the CEO makes recommendations with respect to base salary adjustments for executive officers other than himself. The Committee assesses each compensation component as described below:

•	Base salary increases based on:

–
individual performance, including but not limited to, achievement of financial objectives, strategy development and implementation, and overall leadership capabilities including demonstration of the Cree values;

–	responsibilities for which the executive is accountable; and

–	relative position to the market data for that job.

•	Cash-based performance incentive targets as a percent of base salary are evaluated and approved based on the:

–	level of impact each of the respective executive officer roles has on financial and strategic results;

–	desired mix of base salary, short-term and long-term incentive compensation; and

–	relative position to the market data and comparable short-term incentive targets as a percent of base salary for that job.

•	Stock option and restricted stock guidelines are assessed based on the:

–	level of the executive within the organization and the desire to most closely link jobs with the highest impact on financial results to the returns experienced by the Company’s shareholders;

–	scope of responsibilities for which the executive is accountable; and

–	competitive position of the Company’s target long-term equity incentive compensation as compared to the market data.
After a comprehensive review of these elements, the Committee developed target total cash and direct compensation for the named executive officers.
Determination of Financial and Individual Objectives
The Committee approves one or more annual financial targets that align with the Company’s strategic and financial goals for the coming fiscal year. The annual financial targets approved by the Committee for fiscal 2013 were stated in terms of revenue and non-GAAP pre-tax income. Each named executive officer’s performance is assessed against these objectives. The named executive officers, excluding the CEO, are also evaluated against quarterly financial and individual objectives that are established by the CEO. Achievement of these pre-determined financial and individual objectives determines the eventual performance incentive payouts as defined by the program guidelines.
Performance Assessment and Approval of Performance-based Cash Incentives
The Committee has delegated authority to the CEO to approve quarterly payouts under the MICP. Throughout the year, the executive officers have the opportunity to provide input into developing their quarterly individual goals. At the end of each quarter, the executive officers’ performance is assessed against those goals and the CEO reviews and approves quarterly payouts under this performance-based cash incentive plan.
At the close of each fiscal year, the CEO reviews the performance of each executive officer (other than himself) and develops a performance summary and recommendations for base salary increases. The CEO also recommends any annual payout under the MICP, which is based on pre-approved financial targets at prescribed payout levels, previously approved by the Committee. These recommendations are presented to the Committee and are one factor the Committee considers in making final compensation decisions.
The independent members of the Board of Directors evaluate the CEO’s performance for the previous fiscal year. His performance is assessed based on financial results, overall leadership, and achievement of strategic objectives. A summary of this evaluation is presented to the Committee along with the short-term incentive payout recommendation for the previous fiscal year, which is based solely on the Company’s financial performance during the previous fiscal year. The Committee then determines the pay actions that will be taken for the CEO for the next fiscal year.
Role of Tally Sheets
In making compensation decisions for the CEO for each fiscal year, the Committee members review a three-year tally sheet. The tally sheet lists the individual elements of compensation for the past three fiscal years and provides an arithmetic value and summary of the individual elements. This summary provides the Committee with the value of the CEO’s compensation package and assists it in determining appropriate changes for the upcoming fiscal year. Consideration of these factors is necessarily subjective in nature and actual pay decisions involve the subjective discretion of the Committee.
Role of the Advisory (Non-binding) Shareholder Vote to Approve Executive Compensation
The Company provides its shareholders with the opportunity to cast an annual advisory (non-binding) vote to approve executive compensation, or the “Say-on-Pay” proposal.  At the 2012 Annual Meeting of Shareholders, a substantial majority of the votes cast at that meeting (97%) were voted in favor of the Say-on-Pay proposal, which the Committee believes affirms shareholders’ support of the Company’s executive compensation program. The Committee considered the result of this vote, and following such consideration, did not make any material changes to the Company’s executive compensation decisions or policies.  The Committee will continue to consider the outcome of the Say-on-Pay votes when making future compensation decisions for the named executive officers.
Elements of Executive Compensation and Analysis of Fiscal 2013 Compensation Decisions
The primary elements of the Company’s executive compensation program are described below. The term “market data” is described under “Role of Benchmarking and Comparative Analysis” above.

Compensation Element	Purpose	Practice
Base salary	Annual cash compensation for services rendered during the fiscal year.
Competitive market ranges are established using the 50th and 75th percentiles of the market data as “goal posts.” Actual executive salary is based on a holistic assessment by the Committee of the scope of position, experience, overall contributions to the Company’s success and individual performance and may be outside of the goal posts.

Performance-based cash incentive compensation
Annual cash payments for achieving predetermined financial goals and, for all executive officers except the CEO, quarterly cash payments for achieving predetermined financial and / or individual performance goals.

Target incentives, as a percentage of an executive’s base salary, are established based on market data. Actual payout is linked directly to the achievement of specified individual performance and/or corporate financial goals. The CEO is eligible for payouts under the LTIP and the other named executive officers are eligible for payouts under the MICP.

Long-term equity incentive compensation	Time-based stock options and restricted stock that are designed to drive executives’ focus on long-term growth and increased shareholder value and to promote retention.
Equity award grants are based on an evaluation of market data, corporate performance and potential retention risks. Equity levels vary among participants based on position and individual performance. Equity comprises a larger portion of the total direct compensation than the other pay elements.

Post-termination and severance benefits	To provide for certain limited economic security in the event an executive officer is terminated without cause or resigns with good reason.
The Company has entered into a change in control agreement with each named executive officer, which features a “double trigger,” described in “Change in Control Agreements” on page 49 below. Each named executive officer is also covered under a severance plan which provides for severance benefits in the event the executive officer is terminated without cause or resigns for good reason (provided that he is not entitled to severance under the severance plan if he is entitled to severance under the change in control agreement).

Other benefits	To attract and retain executives by providing market competitive benefits.
Other benefits are generally those available to all employees. The only perquisite offered to named executive officers is the availability of a voluntary comprehensive physical examination once every two calendar years until age 50 and once per calendar year over age 50.

The Committee demonstrates its commitment to paying executive officers based on performance through the design of the Company’s compensation programs and the setting of stretch goals that support the Company’s growth strategy and commitment to increasing shareholder value. The Committee is also committed to maintaining a compensation program that creates appropriate incentives and does not create risks that are reasonably likely to have a material adverse effect on the Company. See “Compensation Program Risk Assessment” on page 14 for details regarding the Committee’s annual assessment of the compensation program.
Overall Program Design and Fiscal 2013 Implementation
For fiscal 2013, in August 2012 the Committee initially set targeted total direct compensation (which is comprised of base salary, target cash incentive compensation and the Black-Scholes value of stock options and restricted stock at target) at the 50th percentile of the market data. In October 2012, to make the executive officers’

compensation more competitive in the marketplace in response to concerns regarding the Company’s ability to attract and retain executive officers, the Committee adjusted the compensation of Messrs. Swoboda, Hiller, and Mitchell to better align targeted total direct compensation with the Company’s philosophy to target compensation between the 50th and the 75th percentiles of the market data.
The Committee also evaluated the Company’s fiscal 2012 performance to determine performance rewards for fiscal 2012 performance and as a reference point in setting fiscal 2013 objectives.
The Company’s financial results for fiscal 2012 were mixed. When analyzing the Company’s fiscal 2012 performance, the Committee considered absolute financial metrics, such as revenue, net income and earnings per share. The Committee also examined the Company’s revenue growth, total shareholder return, net income growth and earnings per share relative to the peer group for fiscal 2012. The information was reviewed on a one-year, three-year (compounded) and five-year (compounded) basis. Financial metrics for fiscal 2012 included:

•	Fiscal 2012 revenue grew approximately 18% year-over-year to $1.2 billion. Net income, however, decreased approximately 70% to $44 million.

•
Revenue growth for fiscal 2012 was above the 50th percentile of the peer group while net income growth, earnings per share, and total shareholder return results were between the 25th and 50th percentiles of the peer group.

•
For the three-year compounded measures, the Company was positioned above the 75th percentile for revenue growth, net income growth and earnings per share growth. Compounded shareholder return, though improving, was below the 25th percentile.

•
For the five-year compounded measures, the Company performed above the 75th percentile for revenue growth and net income and performed between the 25th and 50th percentiles for earnings per share and shareholder return growth.

Each compensation element is discussed and analyzed below along with the Committee’s decisions regarding compensation actions for fiscal 2013.
Base Salary
Base salary ranges are established for each executive officer based on job responsibilities along with the competitive range derived from market data. The Committee considers several factors when determining whether to set actual base salaries within the competitive range and whether to increase the base salaries. It assesses the executive’s performance against corporate and individual goals, experience, qualifications and scope of responsibilities. The Committee also assesses competitive salary practices by peer companies and as reported in the Radford Global Technology survey. Further, the Committee considers the portion of each named executive officer’s total compensation package that is comprised of fixed compensation (base salary) and the portion that is comprised of at-risk compensation (performance based incentives). The Committee is committed to reinforcing pay-for-performance, which it does by ensuring that fixed pay is a relatively small proportion of total direct compensation, while remaining within the market competitive range.
The Committee approved base salary merit increases for named executive officers in August 2012 and additional market competitiveness adjustments for Messrs. Swoboda, Hiller and Mitchell in October 2012 resulting in the following base salaries for fiscal 2013:

Executive Officer	Fiscal 2012 Salary		Fiscal 2013 Salary		Percentage Increase
Charles M. Swoboda	$625,000		$700,000	[2]	12.0%
Michael E. McDevitt	$375,000	[1]	$375,000		—
Norbert W. G. Hiller	$290,250		$375,000	[2]	29.2%
Tyrone D. Mitchell, Jr.	$290,000		$315,000	[2]	8.6%

[1] Effective May 2012 when appointed Vice President and Interim Chief Financial Officer.
[2] Effective October 21, 2012.

The Committee considered the following factors when determining the fiscal 2013 base salaries for the named executive officers:

•
Charles M. Swoboda. Both Mr. Swoboda’s quantitative and qualitative leadership ratings from the Board’s leadership assessment were strong, which was a key consideration of the Committee in determining the level of base salary increase for Mr. Swoboda. The Committee considered the Board’s ratings of Mr. Swoboda’s strategic and leadership accomplishments as measured by his annual performance evaluation when approving this base salary increase. Mr. Swoboda’s received a base salary merit increase of 5.6% in August 2012 and a market competitiveness adjustment of 6.1% in October 2012, which positioned him slightly above the 50th percentile of the market data.

•
Michael E. McDevitt. Mr. McDevitt was appointed Vice President and Interim Chief Financial Officer in May 2012. At that time, Mr. McDevitt’s base salary was increased to $375,000 on an annualized basis for his tenure in that role. This positioned him at the 50th percentile of the market data. In February 2013, Mr. McDevitt was appointed Executive Vice President and Chief Financial Officer at the same base salary.

•
Norbert W. G. Hiller. The Committee awarded Mr. Hiller a 12.0% base salary increase in August 2012 based on his strong individual performance during fiscal 2012 and market data. Mr. Hiller was also awarded a 15.4% market competitiveness adjustment in October 2012, which positioned him at the 50th percentile of the market data.

•
Tyrone D. Mitchell, Jr. The Committee approved a 3.4% base salary increase for Mr. Mitchell in August 2012 based on individual performance during fiscal 2012 and market data. Mr. Mitchell was also awarded a 5% market competitiveness adjustment in October 2012, which positioned him at the 50th percentile of the market data.

Performance-Based Cash Incentive Compensation
The Company pays annual performance-based cash incentive compensation to the CEO for achievement of annual financial objectives under the Company’s LTIP. Under the Company’s MICP, the Company pays the other named executive officers annual performance-based cash incentive compensation for achievement of annual financial objectives and quarterly performance-based cash incentive compensation for achievement of quarterly objectives. The Committee measures the performance of the Company against annual financial objectives established at the beginning of the fiscal year. The CEO measures the performance of the other named executive officers against quarterly financial and individual objectives established at the beginning of each fiscal quarter.
Management Incentive Compensation Plan (MICP)
The MICP provides guidelines for the calculation of performance-based cash incentive compensation, subject to Committee oversight and modification. The participants in the MICP include the named executive officers (other than the CEO), other senior level managers who report directly to the CEO, and other key employees identified as participants by the CEO.
Awards under the MICP are determined based on performance measures in two categories: corporate goals, set both annually and quarterly, and individual goals, which are established quarterly.
In August 2012, the Committee approved amendments to the MICP provisions with respect to corporate performance goals. Enhancements were made to better align the MICP with the Company’s strategy and pay-for-performance philosophy.

1)
The annual corporate performance goals were changed from earnings per share and revenue to one or more annual financial targets recommended by the CEO and approved by the Committee at the beginning of the fiscal year. For fiscal 2013, the annual financial targets approved by the Committee were stated in terms of revenue and non-GAAP pre-tax income, which equaled targeted GAAP pre-tax income excluding expenses related to the amortization of acquired intangibles and stock-based compensation expense.

2)	The requirement that both the annual earnings per share and revenue goals must be met in order for any annual award to be paid was removed. For fiscal 2013, the Committee determined that a single non-GAAP pre-tax income threshold must be met for the fiscal year in order for any annual award to be paid.

3)
The quarterly corporate performance goals were changed from earnings per share and revenue to one or more financial targets established by the CEO for a fiscal quarter at the beginning of each quarter. For fiscal 2013, the quarterly financial targets were consistent with quarterly corporate financial guidance and were stated in terms of non-GAAP operating income, which equaled targeted GAAP operating income excluding expenses related to the amortization of acquired intangibles and stock-based compensation expense.

In addition to the above amendments to the MICP, for fiscal 2013 the Committee approved a maximum payout of 200% of the target incentive, increased from 150%, based on market data.
Individual goals are performance objectives specific to the individual or the individual’s business unit’s performance for the fiscal quarter. No award may be paid based on achievement of individual goals in a fiscal quarter unless the Company achieves its corporate financial goals for that quarter unless otherwise determined by the CEO or the Committee, as described below.
Quarterly corporate goals and individual goals are measured at quarter end, and any corresponding awards are paid to eligible participants following approval of the award amounts by the CEO. In order to ensure the Company’s best interests are met, the amount of a payment on an award otherwise calculated in accordance with the MICP may be increased, decreased or eliminated at any time prior to payment, in the sole discretion of the CEO, except that no change with respect to any award to any executive officer of the Company shall be made without Committee approval. The actual awards paid to participants, if any, may vary with the level of achievement of the corresponding goals but cannot exceed the aggregate level approved by the Committee for 100% achievement.
Unless otherwise approved by the Committee in the case of executive officers or by the CEO in any other case, and except in the case of termination due to death or disability or in connection with a change in control, eligible participants must be employed by the Company on the last day of the performance period in order to receive payment for an award under the MICP. The MICP provides that, in the event of a change in control, the Company’s performance against the quarterly corporate goals and each participant’s performance measurement against individual goals for any performance period ending after the effective date of the change in control will be deemed to be 100%, the Company’s performance against the annual corporate goals will be deemed to be at least 100%, and the associated awards will be paid regardless of whether the participant remains employed during or at the end of the performance period.
Long-Term Incentive Compensation Plan (LTIP)
The CEO is eligible to receive annual performance-based cash incentive compensation under the LTIP (referred to as performance units). Mr. Swoboda does not participate in any other cash-based performance incentive plan, including the MICP described above. The LTIP is designed to comply with Section 162(m) of the Internal Revenue Code of 1986, as amended, in that performance unit awards are contingent upon achievement of pre-determined corporate objectives of non-GAAP pre-tax income share and revenue. Awards are paid based on achievement of performance goals established under the LTIP and are calculated using a pre-defined formula based on the level of performance and the target awards are expressed as a percentage of the CEO’s base salary. In August 2012, Mr. Swoboda received performance units for fiscal 2013 with the same targets as those established for the annual corporate performance goals under the MICP, and in November 2012, he received performance units with targets based on the Company’s LED lighting systems revenue for the second through fourth quarters of fiscal 2013, so long as the Company meets the previously established non-GAAP pre-tax income thresholds for the period. Any payment under the performance units are paid in cash.
Except as provided in the severance plan discussed below, or with respect to death or long-term disability or a change in control, (1) the CEO must be continuously employed as an executive officer through the last day of the performance period; (2) the performance units will not be considered earned until the last day of the performance period; and (3) if he terminates his employment prior to the last day of the performance period, with or without cause, he will forfeit his performance units.

Cash Incentive Targets and Components under MICP and LTIP
Consistent with Radford’s analysis of the Company’s executive compensation as compared to the market data, in November 2012 the Committee increased the CEO’s annual target cash incentive award for fiscal 2013 from 100% of his base salary to 120% of his base salary. This increase, combined with his October 2012 base salary increase, moved the CEO’s total target cash compensation from approximately the 25th percentile of the market data to slightly above the 50th percentile of the market data.
The target cash incentive awards for the other named executive officers are summarized as follows:

•
In October 2012, the total cash incentive target increased from 65% of base salary to 80% of base salary, which, along with the simultaneous increase to base pay for Messrs. Hiller and Mitchell, more closely aligns total target cash compensation of the named executive officers slightly above the 50th percentile of the market data.

•	Annual goals continue to comprise 60% of the target incentive (equal to 60% of 80%, which is 48% of base salary).

•
Quarterly goals continue to comprise 40% of the target incentive (equal to 40% of 80%, which is 32% of base salary). 50% of the quarterly goals represent the achievement of corporate financial objectives and 50% represent the achievement of individual objectives. No payout is made in any given quarter if the corporate financial objective is not met.

A schematic of the plan design for named executive officers, excluding the CEO, is shown below:

Target as Percent of Base Pay 80%
Annual Corporate Performance Goals 80% x 60% = 48%
Threshold Measure Non-GAAP Pre-tax Income Weight = 50%
Revenue Weight = 50%
Quarterly Goals 80% x 40% = 32%
Threshold Measure Quarterly Corporate Goals Weight = 50%
Individual Performance Goals Weight = 50%

LTIP and MICP Annual Component
When determining the level of annual cash-based awards payable under the LTIP or MICP, performance against each financial measure is weighted equally in determining the amount of any annual award payout, and the annual award payout percentage is the average of the percentage of achievement of each measure, rounded to the nearest whole percentage. For fiscal 2013, the Committee determined that no payout would be made for the annual corporate financial goals unless the minimum non-GAAP pre-tax income was achieved. Provided that the minimum non-GAAP pre-tax income goal was achieved, if attainment of a goal met or exceeded the minimum performance level but fell below the target, a payment would be earned of at least 50% but less than 100% of the target award opportunity for such annual corporate goal, and if attainment of a goal met or exceeded the target performance level but fell below the maximum, a payment would be earned of at least 100% but less than 200% of the target award opportunity for such corporate goal. The maximum payment for any annual award payout would be 200% of the target annual award opportunity.
MICP Quarterly Component
Quarterly targets are set at the beginning of each fiscal quarter. For fiscal 2013, quarterly targets were measured in terms of (1) non-GAAP operating income, consistent with quarterly corporate financial guidance; and (2) individual performance objectives specific to each named executive officer (other than the CEO). Individual performance objectives during fiscal 2013 for each of the named executive officers were as follows:

•
Michael E. McDevitt. Mr. McDevitt’s individual objectives encompassed Company financial goals as well as implementing segment reporting, strategic hiring to scale the Company’s finance team and increasing efficiency of the Company’s financial processes.

•	Norbert W. G. Hiller. Mr. Hiller’s individual objectives encompassed financial goals, new product releases, and sales volume for the LED business unit.

•	Tyrone D. Mitchell, Jr. Mr. Mitchell’s individual objectives encompassed financial goals, strategy development, new product releases, and increased brand awareness for the Lighting business unit.
Under the MICP, an executive can only earn a payout for a quarter if the minimum level of the corporate performance goal for that quarter was achieved. If the minimum level of the corporate performance goal was achieved for the quarter, the executive would receive 50% of the target quarterly award opportunity; if the executive also achieved individual performance goals, he could receive up to 100% of the target quarterly award opportunity, with the exact percentage depending on the level of achievement of his individual performance goals.
Performance Goals for Fiscal 2013
Annual Corporate Goals
Minimum, target, and maximum goals for fiscal 2013 for each performance measure were pre-set and approved by the Committee based upon a comparison to the actual revenue and non-GAAP pre-tax income actually achieved in fiscal 2012. Minimum revenue and non-GAAP pre-tax income goals for fiscal 2013 were equal to the fiscal 2012 actual results. The target revenue and non-GAAP pre-tax income goals were set at 22% and 45%, respectively, above the fiscal 2012 actual results, and the maximum revenue and non-GAAP pre-tax income goals were set at 47% and 74%, respectively, above the fiscal 2012 actual results.
The Committee established the following goals for fiscal 2013:

Performance Goal	Minimum	Target	Maximum
Revenue	$1.16B	$1.42B	$1.70B
Non-GAAP Pre-Tax Income	$127.1M	$183.3M	$220.6M
Results and Actual Payouts for Fiscal 2013
The Company exceeded the $127.1 million minimum level of non-GAAP pre-tax income required for the LTIP and MICP annual payments, achieving non-GAAP pre-tax income of $192.3 million. Revenue was $1.39 billion, above the minimum of $1.16 billion. Consequently, annual payouts were made to the CEO under the LTIP and to the other named executive officers under the MICP. The Company also achieved the financial goals for the first three quarters of fiscal 2013, so quarterly payouts were made for each of those fiscal quarters to each named executive officer other than the CEO. The named executive officers earned the following performance-based incentive cash awards for fiscal 2013:

Executive Officer	Target Award	Actual Award Earned	Actual Award as a Percent of Target	Actual Award as a Percent of Salary
Charles M. Swoboda [1]	$805,660	$870,113	108%	128%
Michael E. McDevitt [2]	$282,133	$243,176	86%	65%
Norbert W. G. Hiller [2]	$278,883	$245,772	88%	70%
Tyrone D. Mitchell, Jr. [2]	$236,017	$212,099	90%	69%
1 As described in “Performance-Based Cash Incentive Compensation, Long-Term Incentive Compensation Plan” on page 44 above, Mr. Swoboda was awarded performance units in August 2012 and in November 2012. Mr. Swoboda’s target award was equal to 100% of his weighted average annual base salary for fiscal 2013 pursuant to his August 2012 award, plus 20% of his weighted average annual base salary for the second through fourth quarters of fiscal 2013 pursuant to his November 2012 award.
2 As described in “Cash Incentive Targets and Components” on page 45 above, effective October 21, 2012, the total cash incentive target for Messrs. McDevitt, Hiller and Mitchell increased from 65% of base salary to 80% of base salary.
LTIP Equity Awards
Equity awards are granted to the named executive officers under the shareholder-approved LTIP to align their performance with shareholder interests and provide an opportunity for these officers to increase their ownership stake in the Company. For fiscal 2013, the Committee approved grants of stock options and restricted stock as long-term equity compensation. The Committee emphasizes the importance of company and shareholder value growth over executive officer retention. Consequently, the Company targets a greater proportion of the total value of executive officer equity to consist of stock options, with the remaining portion in the form of restricted stock grants. Stock options are viewed as an effective form of equity compensation by the Committee as they only have value to the option holder when the stock price increases above the grant price, thereby resulting in economic value to the executive officers only if economic value is generated for shareholders. Stock options thus serve a vital purpose in aligning the interests of the named executive officers with the interests of the Company’s shareholders.
Restricted stock, which is subject to time-based vesting, also aligns the interests of the named executive officers with the interests of the Company’s shareholders since the value of restricted stock fluctuates with the stock price. The primary value of restricted stock, however, is that it creates an incentive for retention. Restricted stock has full value to the executive officers upon vesting and vests in equal tranches over four years.
The Committee generally approves annual equity grants under the LTIP to be made on the first business day of September. The Committee awards equity grants without regard to any scheduled or anticipated release of material information, and does not accelerate or delay equity grants in response to material information or delay the disclosure of information due to plans to make equity grants.
Stock Options
Stock options are granted with an exercise price equal to the closing price of the Company’s common stock on Nasdaq on the date of the grant. The Committee may not grant options with an exercise price that is less than the fair market value of the Company’s common stock on the grant date.
All of the options granted to the named executive officers in fiscal 2013 vest ratably in annual increments over the first three years of the seven-year option term. Vesting ceases upon termination of employment and all unvested options are forfeited, and exercise rights cease 90 days thereafter, except in the case of death or disability. Vesting accelerates upon death or termination of employment due to disability, and the options may be exercised for a year after death or termination of employment due to disability unless they expire prior to that event. Prior to the exercise of an option, the holder has no rights as a shareholder with respect to the shares subject to the option, including voting rights and the right to receive dividends or dividend equivalents.
Restricted Stock
Restricted stock awards granted to the named executive officers in fiscal 2013 vest ratably in annual increments over four years from the grant date. Vesting ends upon termination of employment, and all unvested shares of restricted stock are forfeited; however, vesting accelerates upon death or termination of employment due to disability. Under the terms of the named executive officers’ change in control agreements, however, vesting of options and restricted stock may also be accelerated in certain circumstances as discussed below.
Fiscal 2013 Equity Awards
The Committee approved the following equity grants to named executive officers at the August 2012 meeting. The awards were granted on September 4, 2012, and the stock options have an exercise price of $27.77:

Executive Officer	Stock Options	Shares of Restricted Stock
Charles M. Swoboda	120,000	35,000
Michael E. McDevitt	20,000	4,000
Norbert W. G. Hiller	40,000	10,000
Tyrone D. Mitchell, Jr.	40,000	10,000
In granting the awards, the Committee considered the Company’s current and historical performance along with each executive’s demonstrated ability to sustain performance over time. The Committee also reviewed equity usage and assessed the Company’s practices as compared to the peer companies. Specifically, the Committee considered the Company’s fiscal year end 2012 gross burn rate of 2.9% and an estimated fiscal year end 2013 gross burn rate of 3.0%. The Company’s burn rate on a one-year basis was positioned between the 25th and 50th percentile of the peer group, and the Company’s burn rate on a three-year basis approximated the 25th percentile of the peer group. The Committee also considered the Company’s total equity overhang, which approximated the 25th percentile of the peer group.
Based on these considerations and the total direct compensation analysis prepared by Radford, in August 2012 the Committee determined that it was appropriate to grant the same number of stock options and shares of restricted stock to Messrs. Swoboda and Mitchell, and the same number of stock options to Mr. Hiller, as each had received in fiscal 2012, and to increase the number of shares of restricted stock awarded to Mr. Hiller to 10,000. Mr. McDevitt received 30,000 stock options and an award of 6,000 shares of restricted stock on June 1, 2012 in connection with his appointment as Vice President and Interim Chief Financial Officer, and received an additional 20,000 stock options and 4,000 of restricted shares in August 2012.
In October 2012, the Committee determined that it was appropriate to increase the numbers of shares of restricted stock that Messrs. Swoboda, Hiller and McDevitt received in fiscal 2013 to enhance the market competitiveness of their compensation and the Company’s corresponding ability to attract and retain executive officers, and they were awarded 15,000, 10,000 and 5,000 additional shares of restricted stock, respectively, on November 1, 2012.
The equity grants awarded to the named executive officers in September and November 2012 reflect a Black-Scholes valuation between the 50th and 75th percentiles of the market data. The Committee believes that the grant sizes at this target level reinforce the focus on enhancing shareholder value and position the total direct compensation within the desired range.
Equity awards are reflected as compensation for fiscal 2013 in accordance with applicable reporting requirements in the Summary Compensation Table on page 51 under the “Stock Awards” and “Option Awards” columns and in the Grants of Plan-Based Awards table on page 52.
Additional Information
Other Benefits and Perquisites
Consistent with the Company’s compensation philosophy, the Committee seeks to limit the perquisites provided to the named executive officers. For example, the Committee does not provide social or club memberships, paid personal travel or automobile allowances/company vehicles to the named executive officers. Generally, the named executive officers are eligible to participate in only those benefit and retirement programs available to other employees, including the Company’s 401(k) plan, health and welfare plans, group term life insurance plan and the Company’s employee stock purchase program. The named executive officers receive matching contributions under the 401(k) plan consistent with other participating employees. Such matching contributions for named executive officers for fiscal 2013 are included in the Summary Compensation Table on page 51 under the “All Other Compensation” column.
The named executive officers are eligible to participate in a voluntary executive physical program. This benefit is intended to encourage named executive officers to receive regular comprehensive physical examinations, as their future health and well being are important to the Company’s success. Each participant is encouraged to voluntarily elect a comprehensive physical examination once every two calendar years until age 50 and once per calendar year thereafter at a facility designated by the Company.
Post-Termination Arrangements
The Company has entered into a change in control agreement with each named executive officer. This agreement provides for certain payments to the named executive officer in the event his employment is terminated without cause or he resigns for good reason in connection with a change in control of the Company. Additionally, the Committee has adopted the Severance Plan for Section 16 Officers, or the Severance Plan, which provides for severance benefits in the event an executive officer is terminated without cause or resigns for good reason and is not entitled to compensation under a change in control agreement. The only officers currently eligible to participate in this Severance Plan are the CEO, Executive Vice President and CFO, Executive Vice President–LEDs and Executive Vice President–Lighting. The Committee has approved these severance benefits following termination, both in the context of a change in control and in other circumstances, to encourage executive officers to act in the Company’s best interests without regard to potential concerns for loss of income in the event of a disagreement with management or the Board of Directors that leads to termination of employment.
Change in Control Agreements
The Company has entered into a Change in Control Agreement with each named executive officer to promote the stability and continuity of senior management as well as to ensure that the executive remains focused on the Company’s shareholders’ interests, rather than his own, in the context of a change in control transaction. Further, the change in control agreement features a double trigger, which means that payments are not triggered on a change in control unless, in connection with the change in control, the executive either (1) is terminated without cause; or (2) terminates his employment for good reason. Termination is considered to be in connection with a change in control if it occurs within 12 months following a change in control, or, with respect to our CEO, within 24 months following a change in control. See “Potential Payments upon Termination or Change in Control” on page 54 below.
In determining the various circumstances that trigger payment or provision of severance benefits to the named executive officers and the payment and benefit levels associated with each circumstance (other than such payments and benefits that are generally available to all employees), the Compensation Committee reviewed severance benefits data derived from proxy materials filed by our peer group. The Compensation Committee utilized this competitive severance benefits data as a check to determine whether each of the proposed severance payments and benefits for the named executive officers was set at an appropriate level for the circumstance that triggers payment or provision of benefits in light of market conditions. The Compensation Committee generally seeks to confirm that the level of each severance payment or benefit for the named executive officers is at or slightly above the median level of comparable payments and benefits offered to similarly situated executives in our peer group. In approving the provision of severance benefits to the named executive officers and the payment and benefit levels associated with each circumstance, the Compensation Committee was briefed by Radford on the overall competitiveness of the proposed severance payment and benefit levels for the named executive officers in a broader cross-section of the total market.
Severance Plan
The Severance Plan provides severance benefits in the event of termination of employment without cause or resignation for good reason to the Company’s officers who are subject to the reporting requirements of Section 16 of the Securities Exchange Act of 1934, as amended, or Section 16 Officers.  All of the current executive officers are therefore eligible to participate in the Severance Plan. The Severance Plan will not apply to a Section 16 Officer, however, if he becomes entitled to the payment of severance benefits upon termination of employment in connection with a change in control pursuant to a separate agreement with the Company, such as the Change in Control Agreements described above.

In the event of termination of the CEO’s employment without cause or his resignation for good reason, he is entitled to 18 months’ continuation of base salary and a lump sum payment equal to 18 months of COBRA premiums. All other Section 16 Officers are entitled to 12 months’ continuation of base salary and a lump sum payment equal to 12 months of COBRA premiums. In addition, for any completed performance period, the Section 16 Officer will be entitled to receive any amounts he has otherwise earned under his incentive compensation arrangement even though he is no longer employed on the date of payment.
The Severance Plan also provides that if the Section 16 Officer becomes generally disabled and his employment is terminated before he becomes eligible for benefits under the Company’s long-term disability program or if he elects to resign for good reason because the Company does not restore him to his prior position and level of authority after he returns from long-term disability leave, then he will be entitled to severance benefits under the Severance Plan. Severance benefits under the Severance Plan are subject to applicable tax withholdings and statutorily imposed payment terms and require the Section 16 Officer to sign a release of claims. The CEO is not required to extend his non-compete period as a condition to receipt of benefits under the Severance Plan.
Section 162(m) Treatment Regarding Performance-Based Equity Awards
The Committee reviews and considers the deductibility of executive compensation under Section 162(m) of the Internal Revenue Code of 1986, as amended, which provides that the Company may not be able to deduct compensation of more than $1,000,000 that is paid to certain executive officers. Performance-based compensation within the meaning of Section 162(m), including stock and cash incentive compensation under the LTIP, is excluded from this limitation. The Company seeks to structure the performance-based portion of the compensation of the executive officers in a manner that complies with Section 162(m) when the Company considers it to be in the Company’s best interests, taking into account all relevant factors. The deductibility of compensation payable to the executive officers, however, is only one among a variety of factors that the Committee may consider in determining appropriate levels or forms of compensation.
Share Ownership Guidelines
The Board of Directors has adopted Corporate Governance Principles for the Company that include share ownership guidelines for members of the Board of Directors and executive officers. Under these guidelines, within five years after election or appointment:

•	the CEO is expected to own shares with a value not less than five times his base salary;

•	each other executive officer is expected to own shares with a value not less than two times the officer’s base salary; and

•	each non-employee member of the Board of Directors is expected to own shares with a value not less than five times the sum of the director’s retainers for service on the Board and on Board committees.
Presently all directors and executive officers meet these minimum ownership guidelines.
Compensation Committee Report
The Compensation Committee met on August 26, 2013 and reviewed and discussed the Compensation Discussion and Analysis with management and, based on such review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.
THE COMPENSATION COMMITTEE

Thomas H. Werner, Chairman
Robert A. Ingram
Robert L. Tillman

Summary of Cash and Certain Other Compensation
The following table summarizes the compensation of the Company’s chief executive officer and all other persons who served as named executive officers during fiscal 2013.
Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Stock Awards ($) (1)	Option Awards ($) (1)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($) (2)	Total ($)
(a)	(b)	(c)	(e)	(f)	(g)	(i)	(j)
Charles M. Swoboda	2013	$681,429	$1,443,250	$1,424,628	$870,113	$9,519	$4,428,939
Chairman, Chief Executive	2012	$620,742	$1,082,200	$1,413,060	—	$8,287	$3,124,289
Officer and President	2011	$595,154	$1,935,500	$2,812,092	—	$8,925	$5,351,671

Michael E. McDevitt	2013	$375,000	$268,180	$237,438	$243,176	$12,292	$1,136,086
Executive Vice President and	2012	$223,965	$141,720	$380,397	$17,041	$7,458	$770,581
Chief Financial Officer (3)

Norbert W. G. Hiller	2013	$353,290	$591,900	$474,876	$245,772	$12,110	$1,677,948
Executive Vice President–LEDs (4)	2012	$286,801	$154,600	$471,020	$16,980	$8,590	$937,991

Tyrone D. Mitchell, Jr.	2013	$308,558	$277,700	$474,876	$212,099	$10,617	$1,283,850
Executive Vice President–	2012	$283,187	$309,200	$471,020	$15,646	$8,885	$1,087,938
Lighting (5)
________________

(1)
Amounts listed in columns (e) (for restricted stock awards) and (f) (for options) represent the aggregate grant date fair value of awards granted during the fiscal years shown calculated in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation–Stock Compensation, or ASC Topic 718. The aggregate grant date fair value is the amount we expect to expense in our financial statements over the award’s vesting schedule. See Note 10 to our Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended June 30, 2013 for assumptions used in the calculations. There can be no assurance that the ASC Topic 718 grant date fair value amounts will ever be realized.

(2)
Amounts listed in column (i) represent matching contributions to the 401(k) retirement plan. No named executive officer received perquisites and personal benefits valued, in the aggregate, at $10,000 or more. Therefore, in accordance with Securities and Exchange Commission disclosure rules, this column does not reflect the value of the perquisites and personal benefits received for fiscal 2011 through 2013.

(3)
Mr. McDevitt was appointed to the position of Executive Vice President and Chief Financial Officer effective February 4, 2013, and prior to that served as Vice President and Interim Chief Financial Officer effective May 22, 2012.

(4)	Mr. Hiller was appointed to the position of Executive Vice President–LEDs effective October 18, 2011.

(5)	Mr. Mitchell was appointed to the position of Executive Vice President–Lighting effective October 18, 2011.

Grants of Equity and Non-Equity Incentive Awards
The following table provides information about stock options, restricted stock awards, performance units and non-equity incentive plan awards granted to the named executive officers during fiscal 2013. All stock options, restricted stock awards and performance units were granted under the Current LTIP, or LTIP, and the other non-equity incentive plan awards were granted under the MICP.
Grants of Plan-Based Awards in Fiscal 2013

	Grant Date	Approval Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards (1)			All Other Stock Awards: Number of Shares of Stock or Units (#) (2)	All Other Option Awards: Number of Securities Underlying Options (#) (3)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)
Name			Threshold ($)	Target ($)	Maximum ($)
Charles M. Swoboda			$402,830	$805,660	$1,611,321	—	—	—	—
	9/4/2012	8/14/2012	—	—	—	35,000	—	—	$971,950
	11/1/2012	10/22/2012	—	—	—	15,000	—	—	$471,300
	9/4/2012	8/14/2012	—	—	—	—	120,000	$27.77	$1,424,628
Michael E. McDevitt			$84,633	$282,133	$451,398	—	—	—	—
	9/4/2012	8/14/2012	—	—	—	4,000	—	—	$111,080
	11/1/2012	10/22/2012	—	—	—	5,000	—	—	$157,100
	9/4/2012	8/14/2012	—	—	—	—	20,000	27.77	$237,438
Norbert W. G. Hiller			$84,633	$278,883	$448,148	—	—	—	—
	9/4/2012	8/14/2012	—	—	—	10,000	—	—	$277,700
	11/1/2012	10/22/2012	—	—	—	10,000	—	—	$314,200
	9/4/2012	8/14/2012	—	—	—	—	40,000	$27.77	$474,876
Tyrone D. Mitchell, Jr.			$71,092	$236,017	$378,200	—	—	—	—
	9/4/2012	8/14/2012	—	—	—	10,000	—	—	$277,700
	9/4/2012	8/14/2012	—	—	—	—	40,000	$27.77	$474,876
________________

(1)
Non-equity incentive plan awards represent the threshold, target and maximum amounts of cash incentive compensation payable under the MICP and the performance units granted under the LTIP.  The actual amounts earned are disclosed in the “Non-Equity Incentive Plan Compensation” column of the “Summary Compensation Table.”  For the executive officers excluding the CEO, threshold payment amounts are comprised solely of the annual component of the target incentive, assume only the attainment of the minimum annual goals and are paid at 50% of the target incentive; there are no quarterly threshold payments because the target goals must be met for any quarterly payments.  Target payment amounts are paid at 100% of the target incentive and assume goal attainment of 100% of the target quarterly and annual goals.  Maximum payment amounts reflect the quarterly payout cap of 100% of the quarterly component of the target incentive and the annual payout cap of 200% of the annual component of the target incentive, which assumes goal attainment of the maximum annual goals.  The CEO, Mr. Swoboda, does not receive incentive payments for achievement of quarterly goals; the threshold, target and maximum payment amounts under Mr. Swoboda’s performance units are respectively 50%, 100%, and 200% of the annual target incentive, identical to the annual components for other executive officers. For additional information regarding the MICP, LTIP and performance units, see “Compensation Discussion and Analysis” above.

(2)
The restricted stock vests in four annual installments commencing on the first anniversary of the date of grant, provided the recipient continues service as an employee or as a member of the Board of Directors pursuant to the LTIP.

(3)
The nonqualified stock options vest in three annual installments commencing on the first anniversary of the date of grant, provided the recipient continues service as an employee or as a member of the Board of Directors pursuant to the LTIP. All option grants have a maximum term of seven years.

Outstanding Equity Awards
The following table provides information about outstanding equity awards held by the named executive officers as of June 30, 2013.
Outstanding Equity Awards at 2013 Fiscal Year-End

	Option Awards (1)					Stock Awards (1)
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($/Sh)	Option Expiration Date (2)	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($) (3)
Charles M. Swoboda	120,000	0		$35.89	9/1/2016	118,250	(12)	$7,547,898
	80,000	40,000	(4)	$55.30	9/1/2017
	0	80,000	(5)	$30.92	9/1/2018
	0	120,000	(6)	$27.77	9/4/2019

Michael E. McDevitt	2,333	0		$27.47	9/4/2014	15,000	(13)	$957,450
	10,666	0		$22.90	9/2/2015
	4,500	0		$35.89	9/1/2016
	4,000	2,000	(4)	$55.30	9/1/2017
	2,334	4,666	(7)	$30.92	9/1/2018
	10,000	20,000	(8)	$23.62	6/1/2019
	0	20,000	(9)	$27.77	9/4/2019

Norbert W. G. Hiller	20,000	10,000	(4)	$55.30	9/1/2017	30,150	(14)	$1,924,475
	0	26,666	(10)	$30.92	9/1/2018
	0	40,000	(11)	$27.77	9/4/2019

Tyrone D. Mitchell, Jr.	10,000	20,000	(4)	$55.30	9/1/2017	23,900	(15)	$1,525,537
	13,334	26,666	(10)	$30.92	9/1/2018
	0	40,000	(11)	$27.77	9/4/2019
________________

(1)	The option awards and restricted stock awards listed were granted under the LTIP.

(2)	Each option expires on the earlier of the expiration date shown or 90 days after termination of the recipient’s employment, except in cases of death or termination due to a long-term disability.

(3)	Market value of shares that have not vested is based on $63.83 per share (the closing price of our common stock as reported by Nasdaq on June 28, 2013, the last business day of fiscal 2013).

(4)	Vests on September 1, 2013.

(5)	Vests as to 40,000 shares on each of September 1, 2013 and September 1, 2014.

(6)	Vests as to 40,000 shares on each of September 4, 2013, September 4, 2014 and September 4, 2015.

(7)	Vests as to 2,333 shares on each of September 1, 2013 and September 1, 2014.

(8)	Vests as to 10,000 shares on each of June 1, 2014 and June 1, 2015.

(9)	Vests as to 6,667 shares on each of September 4, 2013 and September 4, 2014 and as to 6,666 shares on September 4, 2015.

(10)	Vests as to 13,333 shares on each of September 1, 2013 and September 1, 2014.

(11)	Vests as to 13,334 shares on September 4, 2013 and as to 13,333 shares on each of September 4, 2014 and September 4, 2015.

(12)
Awards vest as to 42,250 shares cumulatively on September 1, 2013, as to 35,250 shares cumulatively on September 1, 2014, as to 28,250 shares cumulatively on September 1, 2015, and as to 12,500 shares cumulatively on September 1, 2016.

(13)	Awards vests as to 3,750 shares cumulatively on each of September 1, 2013, September 1, 2014, September 1, 2015 and September 1, 2016.

(14)
Awards vest as to 9,450 shares cumulatively on September 1, 2013, as to 8,450 shares cumulatively on September 1, 2014, as to 7,250 shares cumulatively on September 1, 2015, and as to 5,000 shares cumulatively on September 1, 2016.

(15)
Awards vest as to 8,200 shares cumulatively on September 1, 2013, as to 7,200 shares cumulatively on September 1, 2014, as to 6,000 shares cumulatively on September 1, 2015, and as to 2,500 shares on September 1, 2016.

Stock Option Exercises and Vesting of Restricted Stock
The following table provides information about option exercises and vesting of restricted stock held by the named executive officers during fiscal 2013.
Option Exercises and Stock Vested in Fiscal 2013

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise(#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($) (1)
Charles M. Swoboda	80,000	$2,079,200	35,750	$1,008,150
Michael E. McDevitt	—	—	—	—
Norbert W. G. Hiller	106,667	$2,720,114	5,250	$148,050
Tyrone D. Mitchell, Jr.	90,000	$2,293,434	6,500	$183,300
________________

(1)
For restricted stock, the value realized on vesting is based on $28.20 per share (the closing price of our common stock as reported by Nasdaq on August 31, 2012, the trading day preceding the date on which the shares vested).

Potential Payments upon Termination or Change in Control
We have various arrangements that provide the named executive officers with specified benefits if their employment is terminated under certain circumstances, as described below. In addition, these named executive officers participate in various benefit plans that may provide them with acceleration of equity awards or payments under certain circumstances, as described below.
Change in Control Agreements
Payments to Mr. Swoboda Made Upon Termination Without Cause or Resignation for Good Reason in Connection with a Change in Control
If Mr. Swoboda’s employment is terminated by us without cause, but not as a result of his death or long-term disability, or by Mr. Swoboda for good reason, and the termination is in connection with a change in control, then he will receive (1) continued payment of his base salary for 24 months following termination; (2) a lump sum payment equal to two times his target annual incentive award for the fiscal year in which the termination occurs and a lump sum payment equal to his target annual incentive award for the fiscal year in which the termination occurs, prorated to the date of termination; (3) a lump sum payment equal to 24 multiplied by the monthly COBRA premium in effect for the type of medical, dental and vision coverage then in effect for Mr. Swoboda; and (4) full accelerated vesting with respect to Mr. Swoboda’s then outstanding, unvested stock options, time-vested restricted stock and other equity awards that vest solely based on the passage of time.  In addition, if any payment or benefit Mr. Swoboda receives from us or any person whose actions result in a change in control would be considered a parachute payment under Section 280G of the Code and the aggregate present value of the parachute payment reduced by any excise tax imposed would be less than three times Mr. Swoboda’s “base amount” as defined in Section 280G of the Code, then in lieu of that portion of the payments to which Mr. Swoboda would otherwise be entitled under (1) through (3) above, Mr. Swoboda will receive a total amount (if any) such that the aggregate present value of the payments is equal to 2.99 times such base amount.  This amount will be apportioned and substituted for the amounts that otherwise would have been payable under (1) through (3) and paid on the same schedule as those amounts.

If Mr. Swoboda is generally disabled and we terminate his employment without cause in connection with a change in control prior to the date he is determined to have a long-term disability, then Mr. Swoboda will receive (1) continued payment of his base salary for 24 months; (2) a lump sum payment of an amount equal to two times his target annual incentive award for the fiscal year in which the termination occurs and a lump sum payment equal to his target annual incentive award for the fiscal year in which the termination occurs, prorated to the date of termination; and (3) a lump sum payment equal to 24 multiplied by the monthly COBRA premium in effect for the type of medical, dental and vision coverage then in effect for Mr. Swoboda. If Mr. Swoboda ceases to be generally disabled before his employment is terminated due to a long-term disability, then he will have the right to resign for good reason (if in connection with a change in control) on account of any event or circumstances that occurred while he was generally disabled that would otherwise have constituted good reason (if not cured or consented to by Mr. Swoboda) and will receive these same benefits.
Mr. Swoboda’s severance benefits under his change in control agreement are subject to the following conditions: (1) signing and not revoking a release of claims; (2) nondisparagement of our company and our officers and directors for a period of 24 months after termination; and (3) compliance with the confidentiality and noncompete restrictions contained in his confidential information agreement, as amended by the change in control agreement, for two years following termination.
Payments to Messrs. McDevitt, Hiller, and Mitchell Made Upon Termination Without Cause or Resignation for Good Reason in Connection with a Change in Control
The term of our change in control agreements with Messrs. McDevitt, Hiller, and Mitchell continues so long as the executive is employed by the Company and designated by the Company, at its discretion and consistent with applicable law, as subject to the reporting requirements of Section 16 of the Securities Exchange Act of 1934, as amended. If, during the term of the executive’s change in control agreement, the executive’s employment is terminated by us without cause but not as a result of his death or long-term disability, or by the executive for good reason, and the termination is in connection with a change in control, then he will receive (1) continued payment of his base salary for 12 months following termination; (2) except as provided in the last sentence of this paragraph, a lump sum payment equal to his total target annual incentive award (consisting of both the individual performance component and the corporate performance component) for the fiscal year in which the termination occurs and a lump sum payment equal to his target annual incentive award (consisting of both the individual performance component and the corporate performance component) for the fiscal year in which the termination occurs, prorated to the date of termination; (3) a lump sum payment equal to 12 multiplied by the monthly COBRA premium in effect for the type of medical, dental and vision coverage then in effect for the executive; and (4) full accelerated vesting with respect to the executive’s then outstanding, unvested stock options, time-vested restricted stock and other equity awards that vest solely based on the passage of time.  Notwithstanding clause (2) above, if the termination had occurred during fiscal 2013, then the executive would not have received the payments described in clause (2) above and instead would have received any award to which the executive may have become entitled for fiscal 2013 under the MICP and a lump sum payment equal to (A) plus (B) minus (C), where (A) is equal to the executive’s target annual incentive award (consisting of both the individual performance component and the corporate performance component) for fiscal 2013; (B) is equal to the executive’s total target annual incentive award (consisting of both the individual performance component and the corporate performance component) for fiscal 2013, prorated to the date of termination; and (C) is equal to the award (if any) to which the executive would have becomes entitled for fiscal 2013 under the MICP. Our change in control agreements with Messrs. McDevitt, Hiller, and Mitchell contain 280G parachute payment provisions consistent with those contained in our change in control agreement with Mr. Swoboda.
If Messrs. McDevitt, Hiller, or Mitchell is generally disabled during the term of his change in control agreement and we terminate his employment without cause in connection with a change in control prior to the date he is determined to have a long-term disability, then the executive will receive (1) continued payment of his base salary for 12 months; (2) a lump sum payment equal to his total target annual incentive award (consisting of both the individual performance component and the corporate performance component) for the fiscal year in which the termination occurs and a lump sum payment equal to his total target annual incentive award (consisting of both the individual performance component and the corporate performance component) for the fiscal year in which the termination occurs, prorated to the date of termination; and (3) a lump sum payment equal to 12 multiplied by the monthly COBRA premium in effect for the type of medical, dental and vision coverage then in effect for the executive. If the executive ceases to be generally disabled before his employment is terminated due to a long-term disability, then he will have the right to resign for good reason (if in connection with a change in control) on account of any event or circumstances that occurred while he was generally disabled that would otherwise have constituted good reason (if not cured or consented to by the executive) and will receive these same benefits.
The severance benefits under our change in control agreements with Messrs. McDevitt, Hiller, and Mitchell are subject to the following conditions: (1) signing and not revoking a release of claims; (2) nondisparagement of our company and our officers and directors for a period of 12 months after termination; and (3) compliance with the confidentiality and noncompete restrictions contained in his confidential information agreement for a period of 12 months after termination.
Definitions
The terms “cause,” “good reason,” “change in control” and “in connection with a change in control” are defined in our change in control agreements as follows:
“Cause” means:

•
the executive’s willful and continued failure to perform the duties and responsibilities of his position that is not corrected after one written warning detailing the concerns and offering him a reasonable period of time to cure;

•	any material and willful violation of any federal or state law by the executive in connection with his responsibilities as an employee of the Company;

•
any act of personal dishonesty taken by the executive in connection with his responsibilities as an employee of our company with the intention or reasonable expectation that such may result in his personal enrichment;

•
the executive’s conviction of, or plea of nolo contendere to, or grant of prayer of judgment continued with respect to, a felony that the Board of Directors reasonably believes has had or will have a material detrimental effect on our reputation or business; or

•
the executive materially breaching his confidential information agreement (in the case of Mr. Swoboda, as modified by the change in control agreement), which breach is (if capable of cure) not cured within 30 days after we deliver written notice to him of the breach.

“Good reason” generally means (except with respect to the executive being generally disabled as described above) the occurrence of any of the following without the executive’s consent, and not due to cause, within the timeframes specified in the definition of “in connection with a change in control” below, subject to certain notice and cure provisions:

•	a material reduction in the executive’s authority, duties or responsibilities;

•
a reduction in the executive’s base salary, other than a one-time reduction that also is applied to substantially all of our other executive officers, provided that his reduction is substantially proportionate to the reduction applied to substantially all other executive officers; our requiring the executive to report to anyone other than the CEO (or any acting Chief Executive Officer in the event of the Chief Executive Officer’s absence), the Board of Directors, or a Committee of the Board of Directors, or, with respect to Mr. Swoboda, requiring Mr. Swoboda to report to anyone other than the Board of Directors; or

•
our requiring the executive to relocate his principal place of business or our relocating our headquarters, in either case to a facility or location outside of a 35-mile radius from his current principal place of employment (or such longer distance that is the minimum permissible distance under the circumstances for purposes of the involuntary separation from service standards under the Treasury Regulations or other guidance under Section 409A of the Code).

“Change in control” generally means any of the following events:

•
any person or group of persons becomes the beneficial owner of 50% or more of our outstanding common stock or the combined voting power of our securities entitled to vote generally in the election of directors;

•	a sale or other disposition of all or substantially all of our assets;

•	shareholder approval of a definitive agreement or plan to liquidate our company; or

•
a merger or consolidation of our company with and into another entity, unless immediately following such transaction (1) more than 50% of the members of the governing body of the surviving entity were incumbent directors at the time of execution of the initial agreement providing for such transaction; (2) no person or group of persons is the beneficial owner, directly or indirectly, of 50% or more of the equity interests of the surviving entity or the combined voting power of the equity interests of the surviving entity entitled to vote generally in the election of members of its governing body; and (3) more than 50% of the equity interests of the surviving entity and the combined voting power of the equity interests of the surviving entity entitled to vote generally in the election of members of its governing body is beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners of the shares of common stock immediately prior to such transaction in substantially the same proportions as their ownership immediately prior to such transaction.

“In connection with a change in control” means either:

•
within the period of time between the commencement of a tender offer or our entry into a written agreement with another party that contemplates a transaction, the consummation of either of which would result in a change in control and the occurrence of either the resulting change in control or the termination or expiration of the tender offer or the written agreement without the occurrence of a change in control; or

•	within 12 months following a change in control, or, with respect to Mr. Swoboda, within 24 months following a change in control.
Severance Plan
Eligibility
The Severance Plan provides severance benefits, in the event of termination of employment without cause or resignation for good reason, to the Section 16 Officers.  All of our named executive officers are eligible to participate in the Severance Plan. The Severance Plan will not apply to a Section 16 Officer, however, if he or she becomes entitled to the payment of severance benefits upon termination of employment in connection with a change in control pursuant to a separate agreement with us (currently the case, as is described above).
Payments Made Upon Termination Without Cause or Resignation for Good Reason
If a Section 16 Officer’s employment is terminated by us without cause or by the Section 16 Officer for good reason, except in the event of termination of the Section 16 Officer’s employment due to death or long-term disability or in the event such termination of employment is in connection with a change in control and the Officer is entitled to the payment of severance benefits pursuant to a separate agreement with us, then the Officer will receive (1) continued payment of the Officer’s base salary for 12 months (18 months in the Chief Executive Officer’s case); (2) all incentive compensation amounts that are not yet paid as of the termination date that the Officer is entitled to receive (in connection with performance units under the LTIP or the MICP, as applicable) on account of satisfaction of the relevant performance measures for the relevant performance period, provided the Officer was employed through the end of the last day of the relevant performance period; and (3) a lump sum payment equal to 12 (18 in the Chief Executive Officer’s case) multiplied by the monthly COBRA premium applicable to the type of medical, dental and vision coverage then in effect for the Officer.
Conditions to Payments
As a condition to the receipt of severance benefits under the Severance Plan, a Section 16 Officer must execute and comply with a release agreement that includes a release of claims against us and our affiliates and representatives and a non-disparagement provision.

Definitions
The terms “cause” and “good reason” are defined as follows:
“Cause” means:

•
the executive’s willful and continued failure to perform the duties and responsibilities of his position that is not corrected after one written warning detailing the concerns and offering him a reasonable period of time to cure;

•	any material and willful violation of any federal or state law by the executive in connection with his responsibilities as an employee of the Company;

•
any act of personal dishonesty taken by the executive in connection with his responsibilities as an employee of the Company with the intention or reasonable expectation that such may result in his personal enrichment;

•
the executive’s conviction of, or plea of nolo contendere to, or grant of prayer of judgment continued with respect to, a felony that the Board of Directors reasonably believes has had or will have a material detrimental effect on the Company’s reputation or business; or

•	the executive materially breaching his confidential information agreement, which breach is (if capable of cure) not cured within 30 days after the Company deliver written notice to him of the breach.

“Good reason” generally means (except with respect to the executive’s being generally disabled as described above) the occurrence of any of the following without the executive’s consent and not due to cause, subject to certain notice and cure provisions:

•	a material reduction in the executive’s authority, duties or responsibilities;

•
a material reduction in the executive’s base salary other than a one-time reduction that also is applied to substantially all of the other executive officers, provided that this reduction is substantially proportionate to the reduction applied to substantially all other executive officers;

•	the Company’s requiring the executive to report to anyone other than the Chief Executive Officer, the Board of Directors or a Committee of the Board; or

•
the Company’s requiring the executive to relocate his principal place of business or the Company’s relocating its headquarters, in either case to a facility or location outside of a 35-mile radius from his current principal place of employment.

LTIP
The LTIP provides for potential acceleration of equity awards in the event of a proposed sale of all or substantially all of our assets or stock, the merger of our company with or into another corporation such that our shareholders immediately prior to the merger exchange their shares of stock for cash and/or shares of another entity or any other corporate transaction to which the Compensation Committee deems appropriate. Upon such an event, if the successor corporation does not agree to assume the outstanding equity awards or to substitute equivalent awards, the Compensation Committee has discretion to provide for the participants in the LTIP to have the right to exercise, for a period of 15 days, their stock options or other awards as to all shares, including shares as to which the options or other awards would not otherwise be exercisable (or with respect to restricted stock or stock units, provide that all restrictions will lapse). The stock options or other awards will terminate upon the expiration of the 15-day period to the extent not exercised.
The award agreements under the LTIP provide for accelerated vesting of nonqualified stock options and restricted stock in the event of a participant’s death or termination due to a long-term disability.
Under the terms of Messrs. Swoboda’s performance units granted under the LTIP, if Mr. Swoboda’s employment is terminated due to death or long-term disability before the payment date of the performance units, he will be entitled to receive an adjusted payment under the performance units as if he had remained employed through the end of the performance period.  In the event there is a change in control (as “change in control” is defined in Mr. Swoboda’s change in control agreement described above), the performance measurement for the plan year will be at least 100%. Mr. Swoboda would not be entitled to payment under the performance units, however, if there is a change in control and his employment terminates prior to the end of the fiscal year. If Mr. Swoboda’s employment is terminated in connection with a change in control (as defined in his change in control agreement described above) upon or after the end of the performance period but prior to the payment date under his performance units, he will be entitled to payment under his performance units as if he had remained employed through the payment date.
MICP
The MICP generally provides that eligible participants must be employed by us on the last day of the award period in order to be eligible for awards for such award period, except in the case of death or termination due to a long-term disability or in connection with a change in control. Upon a participant’s death or termination due to a long-term disability, the MICP provides that a participant is entitled to receive an adjusted award for any award period in which he or she was employed by us as if the participant were employed on the last day of the award period. In the event there was a change in control during the period, each participant’s performance measurement against individual goals for any quarterly award period ending after the effective date of the change in control would be 100% and the corporate performance measurement for such quarterly award period would be deemed met, and the corporate performance measurement for the plan year would be at least 100%, regardless of whether the participant had remained employed through the end of the award period. If there had been a change in control and a participant’s employment terminated for any reason (other than death or long-term disability) subsequent to the change in control but prior to the payment date for an award period, the participant would have been entitled to receive an award for all award periods for the plan year as if the participant was employed on the last day of the award period. For purposes of consistency among the severance arrangements applicable to our executive officers (other than our CEO), the MICP, as amended in August 2013, was revised to contain the same change in control provisions as our change in control agreements, but contains the same termination provisions for fiscal 2014 as the MICP did for fiscal 2013, except that termination due to retirement is now treated the same as termination due to death or long-term disability.
Amounts of Potential Payments upon Termination or Change in Control
The following table provides information concerning the estimated payments and benefits that would be provided to each of the named executive officers in the event of a termination of employment or change in control, or both.
Payments and benefits are estimated using the following assumptions: (1) the triggering event took place on June 28, 2013, the last business day of fiscal 2013, or the Trigger Date; (2) the price per share of our common stock on the Trigger Date was $63.83, which represents the closing price of our common stock as reported by Nasdaq on such date; and (3) all amounts are based on compensation and benefit agreements, plans and arrangements in effect on the Trigger Date notwithstanding subsequent changes in such amounts for fiscal 2014. There can be no assurance that a triggering event would produce the same or similar results as those estimated below if such event occurs on any other date or if the actual results differ from the assumptions described herein.
Potential Payments and Benefits to Named Executive Officers upon
Termination of Employment or Change in Control

Name	Triggering Event	Type of Payment/Benefit	Amount
Charles M. Swoboda	Death or termination of employment due to	Annual incentive award (1)	$865,423
	long-term disability	Vesting acceleration (100%) (2)	14,849,098
			$15,714,521
	Change in control (not involving	Annual incentive award (3)	$0
	termination of employment) (4)		$0
	Termination without cause or resignation	Base salary (18 months)	$1,050,000
	for good reason not in connection with a	COBRA Premiums	25,801
	change in control (5)		$1,075,801
	Termination without cause or resignation	Base salary (24 months)	$1,400,000
	for good reason in connection with a	Lump sum payment (7)	2,511,145
	change in control (6)	Vesting acceleration (100%)	14,849,098
			$18,760,243

Name	Triggering Event	Type of Payment/Benefit	Amount
Michael E. McDevitt	Death or termination of employment due to	Quarterly incentive award (8)	$0
	long-term disability	Annual incentive award (1)	181,821
		Vesting acceleration (100%) (2)	2,653,468
			$2,835,289
	Change in control (not involving	Quarterly incentive award (9)	$112,867
	termination of employment) (4)	Annual incentive award (9)	182,807
			$295,674
	Termination without cause or resignation	Base salary	$375,000
	for good reason not in connection with a	COBRA premiums	13,279
	change in control (5)		$388,279
	Termination without cause or resignation	Base salary	$375,000
	for good reason in connection with a	Incentive awards (10)	562,745
	change in control (6)	COBRA premiums	13,279
		Vesting acceleration (100%)	2,653,468
			$3,604,492
Norbert W. G. Hiller	Death or termination of employment due to	Quarterly incentive award (8)	$0
	long-term disability	Annual incentive award (1)	181,821
		Vesting acceleration (100%) (2)	4,329,753
			$4,511,574
	Change in control (not involving	Quarterly incentive award (9)	$109,617
	termination of employment) (4)	Annual incentive award (9)	182,807
			$292,424
	Termination without cause or resignation	Base salary	$375,000
	for good reason not in connection with a	COBRA premiums	11,467
	change in control (5)		$386,467
	Termination without cause or resignation	Base salary	$375,000
	for good reason in connection with a	Incentive awards (10)	556,262
	change in control (6)	COBRA premiums	11,467
		Vesting acceleration (100%)	4,329,753
			$5,272,482
Tyrone D. Mitchell, Jr.	Death or termination of employment due to	Quarterly incentive award (8)	$0
	long-term disability	Annual incentive award (1)	152,730
		Vesting acceleration (100%) (2)	3,930,815
			$4,083,545
	Change in control (not involving	Quarterly incentive award (9)	$93,834
	termination of employment) (4)	Annual incentive award (9)	153,558
			$247,391
	Termination without cause or resignation	Base salary	$315,000
	for good reason not in connection with a	COBRA premiums	17,200
	change in control (5)		$332,200
	Termination without cause or resignation	Base salary	$315,000
	for good reason in connection with a	Incentive awards (10)	470,761
	change in control (6)	COBRA premiums	17,200
		Vesting acceleration (100%)	3,930,815
			$4,733,776
________________

(1)
Based on actual results for performance period using 100% performance measurement prorated to the Trigger Date for the annual incentive portion. Assumes no prior leave of absence in the case of death. In the case of termination due to long-term disability, assuming 180 days prior leave of absence, payment would have been $447,956 for Mr. Swoboda, $94,113 for Messrs. McDevitt and Hiller and $79,055 for Mr. Mitchell. Actual

amount will vary based on performance measurement and the duration of any leave of absence prior to death or termination due to long-term disability.

(2)
Vesting is automatically accelerated for nonqualified stock options and restricted stock in the event of death or termination of employment due to long-term disability per terms of the award agreements under the LTIP, which terms apply equally to all participants.

(3)
Mr. Swoboda’s performance units provide that the performance measurement for determining his annual incentive award will be no less than 100% if a change in control occurs during the performance period. The amount in the table represents the additional amount Mr. Swoboda would have received as a result of this provision and excludes any amount he would otherwise be entitled to receive based on actual performance results.

(4)
No accelerated vesting will occur for options and other awards under the LTIP in connection with a change in control not involving termination of employment unless the outstanding awards are not assumed by the successor in connection with a change in control, and the Compensation Committee, in its discretion, accelerates vesting of the outstanding but unvested options and awards. If the options and awards were not assumed by the successor and the Compensation Committee exercised its discretion to the fullest extent possible and determined that 100% of the outstanding awards should be vested, the named executive officers would have received the following additional amounts: Mr. Swoboda, $14,849,098; Mr. McDevitt, $2,653,468; Mr. Hiller, $4,329,753; and Mr. Mitchell, $3,930,815.

(5)	The triggering event, along with resulting benefits, is defined in the Severance Plan.

(6)
The triggering event, along with resulting benefits, is defined in the change in control agreement. If the executive was generally disabled and we terminated his employment without cause in connection with a change in control prior to the date he was determined to have a long-term disability, or if he ceased to be generally disabled before his employment was terminated due to a long-term disability and he resigned for good reason (in connection with a change in control) on account of any event or circumstances that occurred while he was generally disabled (if not cured or consented to by the executive), then pursuant to the change in control agreement the executive would not be entitled to vesting acceleration.

(7)
Includes lump sum payments in the following amounts: (i) $2,476,744, which represents two times Mr. Swoboda’s target annual incentive award for the fiscal year in which termination occurs, plus the amount of his target annual incentive award for the fiscal year in which termination occurs, prorated to the Trigger Date; and (ii) $34,401 for 24 months of COBRA premiums.

(8)
Amount in table is based on actual results for performance period and is payable in the case of death only. In the case of termination due to long-term disability (assuming at least 91 days prior leave of absence), no payment would be due.

(9)
The MICP provides that, if a change in control occurs, a participant’s performance measurement for all quarterly award periods that end after the effective date of the change in control will be 100%, and performance measurement against corporate goals for the plan year will be the greater of 100% or such performance measurement as determined in accordance with the plan, regardless of whether the participant is employed on the last day of the award period (which would be required if the change in control had not occurred).

(10)
Includes a lump sum payment equal to (A) plus (B) minus (C), where (A) is equal to the executive’s target annual incentive award (consisting of both the individual performance component and the corporate performance component) for fiscal 2013; (B) is equal to the executive’s total target annual incentive award (consisting of both the individual performance component and the corporate performance component) for fiscal 2013, prorated to the date of termination; and (C) is equal to the award (if any) to which the executive would have become entitled to in fiscal 2013 under the MICP.

DIRECTOR COMPENSATION
Summary of Cash and Certain Other Compensation
The following table summarizes the annual and long-term compensation of each of our non-employee directors who served during fiscal 2013, as well as Mr. Ruud, who also serves as Vice Chairman–Lighting, and therefore does not receive compensation as a director. Mr. Ruud’s compensation for his services as Vice Chairman–Lighting, is also discussed in “Certain Transactions and Legal Proceedings—Transactions with Ruud Lighting, Inc. and Alan J. Ruud—Employment of Alan Ruud” on page 17.
Director Compensation for Fiscal 2013

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($) (1)	Option Awards ($) (1)	All Other Compensation ($)	Total ($)
Clyde R. Hosein (2)	$60,000	$111,080	$48,667	—	$219,747
Robert A. Ingram (3)	$60,000	$111,080	$48,667	—	$219,747
Franco Plastina (4)	$70,000	$111,080	$48,667	—	$229,747
Alan J. Ruud (5)	N/A	—	$356,157	$482,979	$839,136
Robert L. Tillman (6)	$50,000	$111,080	$48,667	—	$209,747
Harvey A. Wagner (7)	$80,000	$111,080	$48,667	—	$239,747
Thomas H. Werner (8)	$60,000	$111,080	$48,667	—	$219,747
__________________________

(1)
Amounts listed in the Stock Awards and Option Awards columns represent the aggregate grant date fair value of awards granted during fiscal 2013 calculated in accordance with ASC Topic 718. With respect to Messrs. Hosein, Ingram, Plastina, Tillman, Wagner and Werner, these amounts relate to the annual grant of 4,000 nonqualified stock options and 4,000 shares of restricted stock on September 4, 2012. With respect to Mr. Ruud, these amounts relate to the annual grant of 30,000 nonqualified stock options on September 4, 2012. The exercise price of the option grants made on September 4, 2012 is $27.77, the closing price of our common stock as reported by Nasdaq on the date of grant. The awards were made under the LTIP. For a discussion of the assumptions used to value these awards, see Note 10 to our Consolidated Financial Statements included in our Annual Report on Form 10-K for the fiscal year ended June 30, 2013.

(2)	As of June 30, 2013, Mr. Hosein had 28,000 options outstanding, of which 24,000 were exercisable. In addition, Mr. Hosein held 4,000 shares of restricted stock that vested on September 4, 2013.

(3)
As of June 30, 2013, Mr. Ingram had 21,750 options outstanding, of which 17,750 were exercisable. In addition, Mr. Ingram held 4,000 shares of restricted stock that vested on September 4, 2013. Lastly, Mr. Ingram deferred all of the $60,000 of fees earned in fiscal 2013 into the Deferral Program.

(4)	As of June 30, 2013, Mr. Plastina had 15,500 options outstanding, of which 11,500 were exercisable. In addition, Mr. Plastina held 4,000 shares of restricted stock that vested on September 4, 2013.

(5)
As of June 30, 2013, Mr. Ruud had 60,000 options outstanding, of which 10,000 were exercisable. In addition, Mr. Ruud held 3,333 shares of restricted stock that vested as to 1,667 shares on September 1, 2013 and will vest as to the 1,666 remaining shares on September 1, 2014. These awards were granted for Mr. Ruud’s service as an employee, not as a director. All Other Compensation for Mr. Ruud includes additional fiscal 2013 compensation Mr. Ruud received for service as an employee, consisting of base salary payments of $325,000, bonus of $147,144 and matching contributions to the 401(k) plan of $10,835.

(6)	As of June 30, 2013, Mr. Tillman had 11,750 options outstanding, of which 7,750 were exercisable. In addition, Mr. Tillman held 4,000 shares of restricted stock that vested on September 4, 2013.

(7)
As of June 30, 2013, Mr. Wagner had 18,000 options outstanding, of which 14,000 were exercisable. In addition, Mr. Wagner held 4,000 shares of restricted stock that vested on September 4, 2013. The Governance and Nominations Committee approved an additional retainer fee of $5,000 for each quarter during which Mr. Wagner no longer served as Chairman but provided additional service while the Audit Committee transitioned to new leadership.

(8)	As of June 30, 2013, Mr. Werner had 23,000 options outstanding, of which 19,000 were exercisable. In addition, Mr. Werner held 4,000 shares of restricted stock that vested on September 4, 2013.

Summary of Director Compensation Program
Non-employee directors are compensated for Board of Directors service through a combination of a cash retainer and grants of restricted stock and nonqualified stock options to purchase shares of our common stock. We also reimburse directors for expenses incurred in serving as a director. Directors who are also employed by us are not separately compensated for their service on the Board of Directors.
Every September, we grant each non-employee director nominated for re-election an option to purchase 4,000 shares of common stock and a restricted stock award for 4,000 shares, each vesting on the first anniversary of the date of grant. Non-employee directors appointed to fill a vacancy between annual meetings of shareholders are generally granted prorated equity awards vesting on the same date as the awards granted to non-employee directors the preceding September. The exercise price of all option grants is equal to the fair market value on the grant date and the maximum term of the option is seven years. Vesting of all equity awards is subject to continued service.
In fiscal 2013, non-employee directors were paid the following quarterly cash retainers: $8,750 for service as a member of the Board; $1,250 for service as Lead Independent Director; $5,000 for service as Audit Committee Chair; $2,500 for service as Compensation Committee Chair; $1,250 for service as Governance and Nominations Committee Chair; $5,000 for service as a member of the Audit Committee; $2,500 for service as a member of the Compensation Committee; and $1,250 for service as a member of the Governance and Nominations Committee. Committee Chairs receive the retainer for service as Chair in addition to the retainer for committee membership. Non-employee directors may also receive meeting fees of $1,000 for service as a committee member or $2,000 for service as committee chair of any additional committee of the Board of Directors that may be formed in the future.
Non-employee directors may elect to participate in the Deferral Program. Under this plan, a participant will receive shares of our common stock in lieu of all or a portion of the quarterly retainer and any meeting fees earned. The number of shares will be determined quarterly by dividing the applicable fees by the fair market value of a share, with fair market value for this purpose defined as the consolidated closing bid price on Nasdaq on the first business day following announcement of financial results for the previous fiscal quarter. A participant in the plan may also choose to defer receipt of the shares until after his or her separation from service as a director. A participant who elects to defer receipt of shares may choose either a lump sum distribution, to be made in any of the first five years after the year of separation from service as a director, or a series of up to five installment distributions ending not later than the fifth year after separation from service. In the event of the death of a participant, either while serving as a director or after separation of service, any deferred distributions will be made within ninety days after the date of death.
Compensation Committee Interlocks and Insider Participation
Messrs. Werner, Ingram and Tillman served on our Compensation Committee during fiscal 2013. None of these individuals has ever served as an officer or employee of our Company or any of our subsidiaries, nor were they involved in any related person transaction during fiscal 2013. No interlocking relationships existed during fiscal 2013 between our Board of Directors or Compensation Committee and the board of directors or compensation committee of any other company.

PROPOSAL NO. 4—RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS
The Audit Committee has reappointed Ernst & Young LLP to audit the consolidated financial statements of the Company for fiscal 2014. Ernst & Young LLP was first engaged as our independent auditors for fiscal 1999 and has served as our independent auditors for each subsequent fiscal year. A representative from Ernst & Young LLP is expected to be present at the 2013 Annual Meeting, will have the opportunity to make a statement if he or she desires to do so and is expected to be available to respond to appropriate questions.
Although shareholder ratification of the appointment is not required by law or the Company’s Bylaws, the Audit Committee has determined that, as a matter of corporate governance, the selection of independent auditors should be submitted to the shareholders for ratification. If the appointment of Ernst & Young LLP is not ratified by a majority of the votes cast at the 2013 Annual Meeting, the Audit Committee will consider the appointment of other independent auditors for subsequent fiscal years. Even if the appointment is ratified, the Audit Committee may change the appointment at any time during the year if it determines that the change would be in the Company’s best interest and the best interests of the shareholders.
The Board of Directors recommends
shareholders vote FOR Proposal No. 4.
Report of the Audit Committee
The role of the Audit Committee is to assist the Board of Directors in its oversight of the Company’s financial reporting process and audits of the Company’s financial statements, including its internal controls over financial reporting. The full responsibilities of the Audit Committee are described in a written charter adopted by the Board of Directors, a copy of which is posted on the Company’s website at www.cree.com. The management of the Company is responsible for the preparation, presentation and integrity of the Company’s financial statements, the Company’s accounting and financial reporting principles, and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The independent auditors are responsible for auditing the Company’s financial statements and expressing an opinion as to their conformity with generally accepted accounting principles, as well as expressing opinions on the effectiveness of the Company’s internal controls.
In the performance of its oversight function, the Audit Committee has reviewed and discussed with management and the independent auditors the audited financial statements, management’s assessment and report on the effectiveness of the Company’s internal controls, the independent auditors’ attestation report on the Company’s internal controls and the processes that support certifications of the Company’s financial statements by the Company’s Chief Executive Officer and Chief Financial Officer. The Audit Committee has also discussed with the independent auditors the matters required by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended (AICPA, Professional Standards, Vol. 1, AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T. In addition, the Audit Committee has received the written disclosures and the letter from the independent auditors required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent auditors’ communications with the Audit Committee concerning independence and has discussed with the auditors the auditors’ independence.
The members of the Audit Committee in carrying out their duties are not engaged in the practice of accounting and do not act as auditors. Members of the Committee rely without independent verification on the information provided to them and on the representations made by management and the independent auditors. Accordingly, the Audit Committee’s oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The Audit Committee’s considerations and discussions referred to above do not assure that the audit of the Company’s financial statements has been carried out in accordance with generally accepted auditing standards, that the financial statements are presented in accordance with generally accepted accounting principles or that the Company’s auditors are in fact independent.
The Audit Committee routinely meets privately with the Company’s internal auditor and the independent auditors.

Based upon the review and discussions described in this report and, subject to the limitations on the role and responsibilities of the Audit Committee referred to above and in the Audit Committee charter, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended June 30, 2013 for filing with the Securities and Exchange Commission.
THE AUDIT COMMITTEE
Franco Plastina, Chairman
Clyde R. Hosein
Harvey A. Wagner
Independent Auditor Fee Information
The fees of Ernst & Young LLP for the fiscal years shown were as follows:

	Fiscal 2013	Fiscal 2012
Audit Fees	$2,492,060	$2,525,000
Audit-Related Fees	—	—
Tax Fees	205,286	176,870
All Other Fees	1,940	—
Total	$2,699,286	$2,701,870
Audit Fees. This category includes fees billed for the fiscal year shown for professional services for the audit of the Company’s annual financial statements (including the audit work associated with the acquisition of Ruud Lighting), review of financial statements included in the Company’s quarterly reports on Form 10-Q, internal controls attestation under Section 404 of the Sarbanes-Oxley Act of 2002 and services that are normally provided by the independent auditors in connection with statutory and regulatory filings or engagements for the relevant fiscal years.
Audit-Related Fees. This category includes fees billed in the fiscal year shown for assurance and related services that are reasonably related to the performance of the audits and reviews of the Company’s financial statements and are not reported under the category “Audit Fees.”
Tax Fees. This category includes fees billed in the fiscal year shown for professional services for tax compliance, tax planning and tax advice. The services comprising the fees disclosed under this category for fiscal 2013 and fiscal 2012 were primarily related to ongoing transfer pricing documentation assistance.
All Other Fees. This category includes fees billed in the fiscal year shown for products and services provided by Ernst & Young LLP that are not reported in any other category. The services comprising the fees disclosed under this category for fiscal 2013 were for training and online research access.
All audit and permissible non-audit services provided by the Company’s independent auditors, as well as the fees for such services, must be pre-approved by the Audit Committee. The Audit Committee may delegate to one or more designated members of the Audit Committee the authority to pre-approve audit and permissible non-audit services, provided such pre-approval decisions are reported to the full Audit Committee at its next scheduled meeting. The Committee has delegated such authority to the Committee’s Chair. Any pre-approval is generally for the current fiscal year, and any pre-approval is detailed as to the particular service or category of services. All audit and non-audit services provided by the Company’s independent auditors during fiscal 2013 and fiscal 2012 were pre-approved by or on behalf of the Company’s Audit Committee.

PROPOSAL NO. 5—ADVISORY (NONBINDING) VOTE
TO APPROVE EXECUTIVE COMPENSATION
As discussed in the Compensation Discussion and Analysis section of this proxy statement, the Company’s executive compensation program is designed to enhance shareholder value by providing compensation packages that enable the Company to attract and retain talented executives, align the interests of the Company’s executives with the long-term interests of shareholders and motivate executives to achieve the Company’s business goals and objectives. We believe that our compensation policies and procedures reward executive officers for both their performance and the Company’s performance and that such compensation policies and procedures create incentives for the Company’s executive officers that are strongly aligned with the long-term interests of shareholders.
As required by Section 14A of the Securities Exchange Act of 1934, as amended, we are providing shareholders with an advisory (nonbinding) vote to approve the compensation of the Company’s named executive officers as described in this proxy statement. This proposal, commonly known as a “Say-on-Pay” proposal, is designed to give you as a shareholder the opportunity to endorse or not endorse the Company’s executive compensation program through the following resolution:
“Resolved, that the shareholders approve, on an advisory basis, the compensation of our named executive officers, as disclosed in the Company’s proxy statement for the 2013 annual meeting of shareholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, compensation tables and narrative disclosure.”
When you cast your vote, we urge you to consider the description of the Company’s executive compensation program contained in the Compensation Discussion and Analysis section of this proxy statement and the accompanying tables and narrative disclosure, as well as the following factors:

•
Aggressive financial targets met. We achieved challenging financial targets for fiscal 2013. We chose metrics aligned with our corporate strategy, set our minimum annual target levels equal to last year’s actual results and achieved annual non-GAAP pre-tax income of $192.3 million (well above last year’s actual results of $127.1 million) and annual revenue of $1.39 billion (well above last year’s actual result of $1.16 billion).

•
Proportion of performance-based pay. Over 80% of our CEO’s target total direct compensation for fiscal 2013 was composed of variable performance-based pay in the form of short-term cash incentives and long-term equity awards. On average, over 70% of our other named executive officers’ target total direct compensation for fiscal 2013 was composed of these components.

•
Market competitiveness. We adjusted the components of executive compensation to enhance our ability to attract and retain key executive officer talent. Following the adjustments, our named executive officers are targeted to receive total cash compensation and total direct compensation between the 50th and 75th percentiles of the market data.

Because your vote is advisory, it will not be binding upon the Board of Directors, will not overrule any decision by the Board of Directors and will not create or imply any additional fiduciary duties on the Board of Directors or any member thereof. The Compensation Committee will, however, take into account the outcome of the vote when considering future executive compensation arrangements.
The Board of Directors recommends
shareholders vote FOR Proposal No. 5.

OTHER MATTERS
Other Business
Other than the election of the seven directors listed in this proxy statement, approval of the Proposed LTIP, approval of the amendments to the ESPP, ratification of the appointment of Ernst & Young LLP as the Company’s independent auditors for the fiscal year ending June 29, 2014 and the advisory (nonbinding) vote to approve executive compensation, as described in this proxy statement, the Board of Directors presently knows of no other business to be conducted at the 2013 Annual Meeting of Shareholders. Under the Company’s Bylaws, any shareholder desiring to present a proposal for consideration at the meeting, including any director nomination, was required to give the Company written notice of the proposal in accordance with the Bylaws by July 25, 2013. No timely notices meeting the Bylaw requirements have been received. Should any other business properly come before the meeting, the persons named in the accompanying form of proxy may vote the shares represented by the proxy in their discretion, except that under the rules of the Securities and Exchange Commission the accompanying proxy cannot be voted for more than seven nominees.
2014 Annual Meeting of Shareholders
Pursuant to the rules of the Securities and Exchange Commission, shareholder proposals submitted for inclusion in the Company’s proxy statement and form of proxy for the annual meeting to be held in 2014 must be received by the Company not later than May 19, 2014, and must comply with the Commission’s rules in other respects.
Other shareholder proposals to be presented at the annual meeting in 2014, including director nominations, must comply with the notice requirements of the Company’s Bylaws and be delivered to the Company not later than July 31, 2014, nor earlier than July 1, 2014. Any such proposals should be sent via means that afford proof of delivery to the Secretary at the Company’s principal executive offices.
Procedures for Director Nominations
Under the charter of the Governance and Nominations Committee, the Committee is responsible for identifying from a wide field of candidates, including women and minority candidates, and recommending that the Board of Directors select qualified candidates for membership on the Board of Directors. In identifying candidates, the Committee takes into account such factors as it considers appropriate, which may include the factors listed on page 6. The Committee is also authorized to develop additional policies regarding Board size, composition and member qualification. The Governance and Nominations Committee annually reviews its charter and recommends changes to the Board of Directors for approval.
The Governance and Nominations Committee is responsible for evaluating suggestions concerning possible candidates for election to the Board of Directors submitted to the Company, including those submitted by Board members (including self-nominations) and shareholders. All candidates, including those submitted by shareholders, will be evaluated by the Committee on the same basis as other candidates using the Board of Directors membership criteria described above and in accordance with applicable procedures. The Governance and Nominations Committee annually considers the size, composition and needs of the Board of Directors in light of the criteria listed on page 6, and accordingly considers and recommends candidates for membership on the Board of Directors based on these criteria. Once candidates have been identified, the Committee will determine whether such candidates meet the minimum qualifications for director nominees.
Any shareholder desiring to present a nomination for consideration by the Governance and Nominations Committee prior to the 2014 Annual Meeting must do so in accordance with the Company’s Bylaws. See “2014 Annual Meeting of Shareholders” above.
Shareholder Communications with Directors
The Board of Directors, as a matter of policy, desires to facilitate communications between shareholders and directors to assist the Board of Directors in fulfilling its responsibilities to all shareholders. To that end the Board of Directors has established a process for use by shareholders who desire to bring matters to the Board’s attention. The process is intended to provide shareholders one means of communicating with directors and is not intended to be exclusive.

Any shareholder who desires to send a communication to members of the Board of Directors may submit it either by e-mail addressed to Corporate_Secretary@Cree.com or by mail addressed to the attention of the Corporate Secretary at Cree, Inc., 4600 Silicon Drive, Durham, North Carolina 27703. All such communications should include the number of shares beneficially owned by the person submitting the communication and his or her mailing address, telephone number and e-mail address, if any. All communications properly submitted under these procedures, except those deemed inappropriate as noted below, will be delivered to all members of the Board of Directors periodically, generally in advance of each regularly scheduled Board of Directors meeting. The Board of Directors has directed that the Secretary not forward communications which (1) are not reasonably related to the business of the Company; (2) concern individual grievances or other interests that are personal to the shareholder submitting the communication and that cannot reasonably be construed to present a matter of concern to shareholders generally; or (3) under community standards, contain offensive, scurrilous or abusive content or that advocate engaging in illegal activities. If the Secretary, in his or her judgment, deems a communication inappropriate under the foregoing criteria, it will be returned to the person who submitted it together with a brief explanation of the reason why it has been deemed inappropriate for delivery.
Costs of Soliciting Proxies
The Company will bear the cost of this solicitation, including the preparation, printing and mailing of the proxy statement, proxy card and any additional soliciting materials sent by the Company to shareholders. The Company’s directors, officers and employees may solicit proxies personally or by telephone without additional compensation. The Company has engaged The Proxy Advisory Group, LLC to assist in the solicitation of proxies and to provide related advice and informational support for a fee of $10,000 plus an allowance for the reimbursement of customary disbursements. The Company will also reimburse brokerage firms and other persons representing beneficial owners of shares for reasonable expenses incurred in forwarding proxy soliciting materials to the beneficial owners.
Availability of Report on Form 10-K
A copy of the Company’s report on Form 10-K for the fiscal year ended June 30, 2013 (without exhibits), including financial statements, will be furnished without charge to any shareholder whose proxy is solicited hereby upon written request directed to: Director, Investor Relations, Cree, Inc., 4600 Silicon Drive, Durham, North Carolina 27703.
Shareholders Sharing the Same Last Name and Address
Only one Notice or annual report and proxy statement, as applicable, may be delivered to multiple shareholders sharing an address unless the Company has received contrary instructions from one or more of the shareholders. We will deliver promptly upon written or oral request a separate copy of the Notice or annual report and proxy statement, as applicable, to a shareholder at a shared address to which a single copy was delivered. Requests for additional copies should be directed to the Corporate Secretary by e-mail addressed to Corporate_Secretary@Cree.com, by mail addressed to the attention of the Corporate Secretary at Cree, Inc., 4600 Silicon Drive, Durham, North Carolina 27703 or by telephone at (919) 407-5300. Shareholders sharing an address and currently receiving a single copy may contact the Corporate Secretary as described above to request that multiple copies be delivered in future years. Shareholders sharing an address and currently receiving multiple copies may request delivery of a single copy in future years by contacting the Corporate Secretary as described above.
Principal Executive Offices and Annual Meeting Location
The Company’s principal executive offices are located at 4600 Silicon Drive, Durham, North Carolina 27703, and the main telephone number at that location is (919) 407-5300. The 2013 Annual Meeting of Shareholders will be held at our offices at 4425 Silicon Drive, Durham, North Carolina 27703, on Tuesday, October 29, 2013, at 10:00 a.m. local time. Requests for directions to the meeting location may be directed to: Director, Investor Relations, Cree, Inc., 4600 Silicon Drive, Durham, North Carolina 27703.
Dated: September 10, 2013

APPENDIX A

RADFORD GLOBAL TECHNOLOGY SURVEY PARTICIPANTS
($500M-$2B REVENUE)

1	ACXIOM	50	NETGEAR
2	ADTRAN	51	NOVELLUS SYSTEMS
3	AKAMAI TECHNOLOGIES	52	NUANCE COMMUNICATIONS
4	ALTERA	53	OMNIVISION TECHNOLOGIES
5	AMERICAN MEDICAL SYSTEMS	54	OPEN TEXT
6	AMERICAN TOWER	55	ORBITAL SCIENCES
7	ARRIS GROUP	56	ORBITZ WORLDWIDE
8	ATMEL	57	PAETEC
9	AUTODESK	58	PERKIN ELMER
10	AVID TECHNOLOGY	59	PLANTRONICS
11	BROOKS AUTOMATION	60	PMC-SIERRA
12	CADENCE DESIGN SYSTEMS	61	POLYCOM
13	CERNER	62	POWER-ONE
14	CIENA	63	POWERWAVE TECHNOLOGIES
15	CITRIX SYSTEMS	64	PROGRESS SOFTWARE
16	CROWN CASTLE	65	PTC - PARAMETRIC TECHNOLOGY
17	CSG SYSTEMS	66	QLOGIC
18	CUBIC CORPORATION	67	QUANTUM
19	CYMER	68	QUEST SOFTWARE
20	CYPRESS SEMICONDUCTOR	69	RACKSPACE HOSTING
21	EARTHLINK	70	RED HAT
22	EDWARDS LIFESCIENCES	71	RESMED
23	ELECTRONICS FOR IMAGING	72	RF MICRO DEVICES
24	EMDEON	73	RIVERBED TECHNOLOGY
25	ENTEGRIS	74	ROVI
26	EQUINIX	75	SALESFORCE.COM
27	F5 NETWORKS	76	SKYWORKS SOLUTIONS
28	FAIRCHILD SEMICONDUCTOR	77	SPANSION
29	FEI COMPANY	78	SUPER MICRO COMPUTER
30	FINISAR	79	SYNAPTICS
31	GT ADVANCED TECHNOLOGIES	80	SYNOPSYS
32	HAEMONETICS	81	TELLABS
33	HOLOGIC	82	TERADATA
34	HUGHES NETWORK SYSTEMS	83	TERADYNE
35	INFORMATICA	84	THQ
36	INTEGRATED DEVICE TECHNOLOGY	85	TIBCO SOFTWARE
37	INTERMEC	86	TRANSACTION NETWORK SERVICES
38	INTERNATIONAL GAME TECH	87	TRIDENT MICROSYSTEMS
39	INTERNATIONAL RECTIFIER	88	TRIQUINT SEMICONDUCTOR
40	INTERSIL	89	TSYS
41	INTUITIVE SURGICAL	90	TW TELECOM
42	JACK HENRY AND ASSOCIATES	91	UNITED ONLINE
43	JDA SOFTWARE	92	VARIAN SEMICONDUCTOR EQUIPMENT
44	JDS UNIPHASE	93	VEECO INSTRUMENTS
45	LINEAR TECHNOLOGY	94	VERIFONE
46	MENTOR GRAPHICS	95	VERIGY
47	MICROCHIP TECHNOLOGY	96	VERISIGN
48	MICROSEMI	97	VIASAT
49	MITEL NETWORKS	98	VONAGE
		99	ZEBRA TECHNOLOGIES

A-1

APPENDIX B

PROPOSED 2013 LONG-TERM INCENTIVE COMPENSATION PLAN

(As adopted August 30, 2013, subject to shareholder approval)

ARTICLE 1—GENERAL PROVISIONS

1.1 Establishment of Plan. Cree, Inc., a North Carolina corporation (the “Company”), hereby establishes an incentive compensation plan to be known as the “Cree, Inc. 2013 Long-Term Incentive Compensation Plan” (the “Plan”), as set forth in this document.

1.2 Purpose of Plan. The objectives of the Plan are to (i) attract and retain employees and directors of the Company and its affiliates by providing competitive compensation opportunities; (ii) provide incentives to those individuals who contribute significantly to the long-term performance and growth of the Company and its affiliates; and (iii) align the long-term financial interests of employees and directors with those of the Company’s shareholders.

1.3 Types of Awards. Awards under the Plan may be made to Eligible Participants who are employees in the form of (i) Incentive Stock Options, (ii) Nonqualified Stock Options, (iii) Stock Appreciation Rights, (iv) Restricted Stock, (v) Restricted Stock Units, (vi) Performance Shares, (vii) Performance Units, (viii) Other Awards, or any combination of these.

1.4 Effective Date. The Plan will become effective on the date on which the Company’s shareholders approve the Plan (the “Effective Date”).

1.5 Predecessor Plan. Upon approval of the Plan by the shareholders of the Company, no further grants may be made under the Cree, Inc. 2004 Long-Term Incentive Compensation Plan (the “Predecessor Plan”) after December 31, 2013.

ARTICLE 2—DEFINITIONS

Except where the context otherwise indicates, the following definitions apply:

2.1 “Act” means the Securities Exchange Act of 1934, as now in effect or as hereafter amended. All citations to sections of the Act or rules thereunder are to such sections or rules as they may from time to time be amended or renumbered.

2.2 “Award” means an award granted to a Participant under the Plan that is an Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, Performance Share, Performance Unit, Other Award, or combination of thereof.

2.3 “Award Agreement” means the written agreement evidencing an Award granted under the Plan. As determined by the Committee, each Award Agreement shall consist of either (i) a written agreement in a form approved by the Committee and executed on behalf of the Company by an officer duly authorized to act on its behalf, or (ii) an electronic notice of Award grant in a form approved by the Committee and recorded by the Company (or its designee) in an electronic recordkeeping system used for the purpose of tracking Award grants under the Plan, and if required by the Committee, executed or otherwise electronically accepted by the recipient of the Award in such form and manner as the Committee may require. The Committee may authorize any officer of the Company (other than the particular Award recipient) to execute any or all Award Agreements on behalf the Company.

2.4 “Award Pool” shall have the meaning set forth in Section 4.1.

2.5 “Board” means the Board of Directors of the Company.

2.6 “Cause” means, unless provided otherwise in the Award Agreement or the Plan: (i) “Cause” as defined in an Individual Agreement to which a Participant is a party that is then in effect, or (ii) if there is no such Individual Agreement or if it does not define Cause, termination of the Participant’s employment by the Company or any other Employer because of any conduct amounting to fraud, dishonesty, willful misconduct, negligence, significant activities materially harmful to the reputation of the Company or an Employer, insubordination or conviction of a felony or a crime involving moral turpitude, all as determined by the Committee in good faith, including but not limited to (as determined by the Committee in good faith), (A) Participant’s breach of any agreement between Participant and an Employer, (B) Participant’s intentional or negligent failure to perform a reasonably requested directive or assignment or to perform his duties to the Employer substantially in accordance with the Employer’s operating and personnel policies and procedures generally applicable to all of its employees, or (C) Participant’s misappropriation or attempted misappropriation of any of the Employer’s funds or property.

2.7 “Change in Control” means, unless provided otherwise in the Award Agreement, “Change in Control” or “Change of Control”, as applicable, as defined in an Individual Agreement to which a Participant is a party that is then in effect. If a Participant does not have an Individual Agreement, or if it does not define Change in Control, no Termination of Service for that Participant shall be considered to be in connection with a Change in Control. Notwithstanding anything in this Plan or any Award Agreement to the contrary, to the extent any provision of this Plan or an Award Agreement would cause a payment of a 409A Award to be made because of the occurrence of a Change in Control, then such payment shall not be made unless such Change in Control also constitutes a “change in ownership”, “change in effective control” or “change in ownership of a substantial portion of the Company’s assets” within the meaning of Code section 409A. Any payment that would have been made except for the application of the preceding sentence shall be made in accordance with the payment schedule that would have applied in the absence of a Change in Control (and other Participant rights that are tied to a Change in Control, such as vesting, shall not be affected by this paragraph).

2.8 “Code” means the Internal Revenue Code of 1986, as now in effect or as hereafter amended. All citations to sections of the Code are to such sections as they may from time to time be amended or renumbered.

2.9 “Committee” means the Compensation Committee of the Board or such other committee consisting of two or more members of the Board as may be appointed by the Board from time to time to administer this Plan pursuant to Article 3. If Shares are traded on the NASDAQ Stock Market, all of the members of the Committee shall be “Independent Directors” within the meaning of the NASDAQ’s Corporate Governance Requirements. If any member of the Committee does not qualify as (i) a “Non-Employee Director” within the meaning of Rule 16b-3 under the Act, and (ii) an “outside director” within the meaning of Code section 162(m), the Board shall appoint a subcommittee of the Committee, consisting of at least two Directors, to grant Awards to Covered Employees and to officers and Directors who are subject to Section 16 of the Act; each member of such subcommittee shall satisfy the requirements of (i) and (ii) above. References to the Committee in the Plan shall include and, as appropriate, apply to any such subcommittee.

2.10 “Company” means Cree, Inc., a North Carolina corporation, and its successors and assigns.

2.11 “Corporate Event” shall have the meaning set forth in Section 15.5.

2.12 “Covered Employee” means a Participant whom the Committee determines is or may be subject to the limitations of Code section 162(m).

2.13 “Detrimental Activity” shall have the meaning set forth in Section 15.4.

2.14 “Director” means any individual who is a member of the Board; provided, however, that any individual who is both a member of the Board and employed by the Company or any other entity constituting the Employer shall not be considered a Director for purposes of the Plan.

2.15 “Disability” means, with respect to any Incentive Stock Option, disability as determined under Code section 22(e)(3), and with respect to any other Award, unless provided otherwise in the Award Agreement, (i) with respect to a Participant who is eligible to participate in the Employer’s program of long-term disability insurance, if any, a condition with respect to which the Participant is entitled to commence benefits under such program of long-term disability insurance and which results in Termination of Service of the Participant, and (ii) with respect to any Participant (including a Participant who is eligible to participate in the Employer’s program of long-term disability insurance, if any), a disability as determined under procedures established by the Committee or in any Award. Notwithstanding the preceding provisions of this Section 2.15 or anything in any Award Agreement to the contrary, to the extent any provision of this Plan or an Award Agreement would cause a payment of a 409A Award to be made because of the Participant’s Disability, then there shall not be a Disability that triggers payment until the date (if any) that the Participant is disabled within the meaning of Code section 409A(a)(2)(C). Any payment that would have been made except for the application of the preceding sentence shall be made in accordance with the payment schedule that would have applied in the absence of a Disability (and other Participant rights that are tied to a Disability, such as vesting, shall not be affected by the prior sentence).

2.16 “Effective Date” shall have the meaning set forth in Section 1.4.

2.17 “Eligible Participant” means any employee of the Employer and any Outside Director, subject to such limitations as may be provided by the Code, the Act or the Committee, as shall be determined by the Committee.

2.18 “Employer” means the Company and any entity during any period that it is a “parent corporation” or a “subsidiary corporation” with respect to the Company within the meaning of Code sections 424(e) and 424(f). With respect to all purposes of the Plan, including but not limited to, the establishment, amendment, termination, operation and administration of the Plan, the Company shall be authorized to act on behalf of all other entities included within the definition of “Employer.”

2.19 “Fair Market Value” means the fair market value of a Share, as determined in good faith by the Committee; provided, however, that unless otherwise directed by the Committee:

(a) if the Shares are listed on The Nasdaq Stock Market on the given date, Fair Market Value on such date shall be the last sale price reported for the Shares on such system during the regular trading session on such date or, if no sale was reported during the regular trading session on such date, on the last day preceding such date on which a sale was reported during the regular trading session;

(b) if the Shares are listed on a national or regional securities exchange other than The Nasdaq Stock Market on the given date, Fair Market Value on such date shall be the last sale price reported for the Shares on such system during the regular trading session on such date or, if no sale was reported during the regular trading session on such date, on the last day preceding such date on which a sale was reported during the regular trading session; or

(c) if neither (a) nor (b) applies on the given date, the fair market value of a Share on that date shall be determined in good faith by the Committee.

For purposes of subsection (a) above, if the Shares are traded on more than one national securities exchange, then the following exchange shall be referenced to determine Fair Market Value: (i) The Nasdaq Stock Market if the Shares are then traded on such exchange and (ii) otherwise such other exchange on which Shares are traded as may be designated by the Committee.

Notwithstanding the foregoing but subject to the next paragraph, if the Committee determines in its discretion that an alternative definition of Fair Market Value should be used in connection with the grant, exercise, vesting, settlement or payout of any Award, it may specify such alternative definition in the Award Agreement. Such alternative definition may include a price that is based on the opening, actual, high, low, or average selling prices of a Share on The Nasdaq Stock Market or other securities exchange on the given date, the trading date preceding the given date, the trading date next succeeding the given date, or an average of trading days.

Notwithstanding the foregoing, (i) in the case of an Option or SAR, Fair Market Value shall be determined in accordance with a definition of fair market value that permits the Award to be exempt from Code section 409A; and (ii) in the case of an Option that is intended to qualify as an ISO under Code section 422 or an Award that is intended to qualify as performance-based compensation under Code section 162(m), Fair Market Value shall be determined by the Committee in accordance with the requirements of Code section 422 or Code section 162(m), as applicable.

2.20 “409A Award” means each Award that is not exempt from Code section 409A.

2.21 “Good Reason” means a Termination of Service for “Good Reason” as defined in an Individual Agreement to which the Participant is a party that is then in effect. If a Participant does not have an Individual Agreement, or if it does not define Good Reason, no Termination of Service for that Participant shall be considered to be for “Good Reason.”

2.22 “Incentive Stock Option” or “ISO” means an Option granted to an Eligible Participant under Article 5 which is designated as an Incentive Stock Option and intended to meet the requirements of Code section 422.

2.23 “Individual Agreement” means a written agreement between a Participant and the Company or any other Employer relating to employment by the Company or other Employer or to service as an Outside Director of the Company (other than an Award Agreement).

2.24 “Insider” shall mean an individual who is, on the relevant date, subject to the reporting requirements of Section 16(a) of the Act.

2.25 “Nonqualified Stock Option” or “NQSO” means an Option granted to an Eligible Participant under Article 5 which is not intended to meet the requirements of Code section 422 or that otherwise does not meet such requirements.

2.26 “Option” means an Incentive Stock Option or a Nonqualified Stock Option. An Option shall be designated in the applicable Award Agreement as either an Incentive Stock Option or a Nonqualified Stock Option, and in the absence of such designation, shall be treated as a Nonqualified Stock Option.

2.27 “Option Price” means the price at which a Participant may purchase a Share pursuant to an Option.

2.28 “Other Award” means any form of equity-based or equity-related award, other than an Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, Performance Stock or Performance Unit, that is granted pursuant to Article 9.

2.29 “Outside Director” means a member of the Board who is not an employee of the Company or any other Employer.

2.30 “Participant” means an Eligible Participant to whom an Award has been granted.

2.31 “Payment Date” shall have the meaning set forth in Section 5.6.

2.32 “Performance Period” shall have the meaning set forth in Section 8.2.

2.33 “Performance Share” means an Award under Article 8 that is valued by reference to a Share, which value may be paid to the Participant by delivery of such property as the Committee shall determine, including without limitation, cash or Shares, or any combination thereof, upon achievement of such performance objectives during the relevant Performance Period as the Committee shall establish at the time of such Award or thereafter, but not later than the time permitted by Code section 162(m) in the case of a Covered Employee, unless the Committee does not intend for such Award to comply with Code section 162(m).

2.34 “Performance Unit” means an Award under Article 8 that has a value set by the Committee (or that is determined by reference to a valuation formula specified by the Committee), which value may be paid to the Participant by delivery of such property as the Committee shall determine, including without limitation, cash or Shares, or any combination thereof, upon achievement of such performance objectives during the relevant Performance Period as the Committee shall establish at the time of such Award or thereafter, but not later than the time permitted by Code section 162(m) in the case of a Covered Employee, unless the Committee does not intend for such Award to comply with Code section 162(m).

2.35 “Plan” means the Cree, Inc. 2013 Long-Term Incentive Compensation Plan set forth in this document and as it may be amended from time to time.

2.36 “Predecessor Plan” shall have the meaning set forth in Section 1.5.

2.37 “Reimbursement Expenses” shall have the meaning set forth in Section 3.6.

2.38 “Restricted Stock” means an Award of Shares under Article 7, which Shares are issued with such restriction(s) as the Committee, in its sole discretion, may impose, including without limitation, any restriction on the right to retain such Shares, to sell, transfer, pledge or assign such Shares, to vote such Shares, and/or to receive any cash dividends with respect to such Shares, which restrictions may lapse separately or in combination at such time or times, in installments or otherwise, as the Committee may deem appropriate.

2.39 “Restricted Stock Unit” means an Award under Article 7 that is valued by reference to a Share, which value may be paid to the Participant by delivery of such property as the Committee shall determine, including without limitation, cash or Shares, or any combination thereof, and that has such restriction(s) as the Committee, in its sole discretion, may impose, including without limitation, any restriction on the right to retain such Awards, to sell, transfer, pledge or assign such Awards, and/or to receive any cash dividend equivalents with respect to such Awards, which restrictions may lapse separately or in combination at such time or times, in installments or otherwise, as the Committee may deem appropriate.

2.40 “Restriction Period” means the period during which Restricted Stock or Restricted Stock Units are subject to one or more restrictions that will lapse based on the passage of time, the achievement of performance goals, or the occurrence of another event or events, as determined by the Committee and specified in the applicable Award Agreement.

2.41 “SAR Price” means the amount that is subtracted from the Fair Market Value of a Share at the time of exercise of a SAR to determine the amount payable, if any, upon exercise of the SAR.

2.42 “Share” means one share of common stock, par value $0.00125 per share, of the Company, as such Share may be adjusted pursuant to the provisions of Section 4.4.

2.43 “Stock Appreciation Right” or “SAR” means an Award granted under Article 6 which provides for an amount payable in Shares and/or cash, as determined by the Committee, equal to the excess of the Fair Market Value of a Share on the day the Stock Appreciation Right is exercised over the SAR Price.

2.44 “Tandem SAR” shall have the meaning set forth in Section 6.1.

2.45 “Termination of Service” means, unless provided otherwise in the Award Agreement, the discontinuance of employment of a Participant with the Employer for any reason, whether voluntary or involuntary, or in the case of an Outside Director, the discontinuance of services to the Company by an Outside Director, for any reason, whether voluntary or involuntary. If an Outside Director becomes an employee of the Company or any other Employer before or upon terminating service as an Outside Director, such employment will constitute a continuation of service with respect to Awards granted to the Participant while he or she served as a member of the Board. The determination of whether a Participant has discontinued employment or service shall be made by the Committee in its sole discretion. “Termination of Employment” as used in an Award Agreement shall mean Termination of Service and vice-versa.

ARTICLE 3—ADMINISTRATION

3.1 Composition of Committee. This Plan shall be administered by the Committee. The Committee shall consist of two or more Outside Directors who shall be appointed by the Board. The Board shall fill vacancies on the Committee and may from time to time remove or add members of the Committee. Except with respect to Awards to Outside Directors under Article 10, the Board, in its sole discretion, may exercise any authority of the Committee under this Plan in lieu of the Committee’s exercise thereof and in such instances references herein to the Committee shall refer to the Board of Directors. Unless the Board directs otherwise, the Compensation Committee of the Board shall serve as the Committee.

3.2 Authority of the Committee.

(a) The Committee shall have the exclusive right to interpret, construe and administer the Plan, to select the persons who are eligible to receive an Award, and to act in all matters pertaining to the granting of an Award and the contents of the Award Agreement evidencing the Award, including without limitation, the determination of the number of Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units or Other Awards subject to an Award and the form, terms, conditions and duration of each Award, and any amendment thereof consistent with the provisions of the Plan. The Committee may adopt such rules, regulations and procedures of general application for the administration of this Plan as it deems appropriate.

(b) The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award Agreement in the manner and to the extent it shall deem desirable to carry it into effect.

(c) In the event the Company shall assume outstanding employee benefit awards or the right or obligation to make future such awards in connection with the acquisition of another corporation or business entity, the Committee may, in its discretion, make such adjustments in the terms of Awards under the Plan as it shall deem appropriate.

(d) The Committee shall have the discretion to determine the effect upon an Award and upon an individual’s status as an employee or Outside Director under the Plan (including whether a Participant shall be deemed to have experienced a Termination of Service, or other change in status) and upon the vesting, expiration or forfeiture of an Award in the case of (i) any individual who is employed by an entity that ceases to qualify as an Employer, (ii) any leave of absence, (iii) any transfer between locations of employment with the Employer or between Employers, (iv) any change in the Participant’s status from an employee to a consultant or member of the Board of Directors, or vice versa, and (v) any employee who, at the request of the Employer or the Company, becomes employed by any partnership, joint venture, corporation or other entity not meeting the requirements of an Employer.

(e) All actions, determinations and decisions of the Committee made or taken pursuant to grants of authority under the Plan or with respect to any questions arising in connection with the administration and interpretation of the Plan, including the severability of any and all of the provisions thereof, shall be conclusive, final and binding upon all parties, including the Company, its shareholders, Participants, Eligible Participants and their estates, beneficiaries and successors. The Committee shall consider such factors as it deems relevant to making or taking such actions, determinations and decisions including, without limitation, the recommendations or advice of any director, officer or employee of the Company and such attorneys, consultants and accountants as it may select. A Participant or other holder of an Award may contest an action, determination or decision by the Committee with respect to such person or Award only on the grounds that such action, determination or decision was arbitrary or capricious or was unlawful, and any review of such action, determination or decision shall be limited to determining whether the Committee’s decision or action was arbitrary or capricious or was unlawful.

3.3 Rules for Foreign Jurisdictions. Notwithstanding anything in the Plan to the contrary, the Committee may, in its sole discretion, amend or vary the terms of the Plan in order to conform such terms with the requirements of each non-U.S. jurisdiction where an Eligible Participant is located or to meet the goals and objectives of the Plan; establish one or more sub-plans for these purposes; and establish administrative rules and procedures to facilitate the operation of the Plan in such non-U.S. jurisdictions. For purposes of clarity, the terms and conditions contained herein which are subject to variation in a non-U.S. jurisdiction shall be reflected in a written addendum to the Plan and/or Award Agreement for such non-U.S. jurisdiction.

3.4 Delegation of Authority. The Committee may, in its discretion, at any time and from time to time, delegate to one or more of the members of the Committee such of its powers as it deems appropriate (provided that any such delegation shall be to at least two members of the Committee with respect to Awards to Covered Employees and Insiders). Except with respect to Awards to Covered Employees and Insiders, the Committee may, in its discretion, at any time and from time to time, delegate to one or more persons who are not members of the Committee any or all of its authority and discretion under Section 3.2 and 3.3, to the full extent permitted by law and the rules of any exchange on which Shares are traded.

3.5 Award Agreements. Each Award granted under the Plan shall be evidenced by an Award Agreement. Each Award Agreement shall be subject to and incorporate, by reference or otherwise, the applicable terms and conditions of the Plan, and any other terms and conditions, not inconsistent with the Plan, as may be directed by the Committee, including without limitation, provisions related to the consequences of Termination of Service. A copy of such document shall be provided to the Participant, and the Committee may, but need not, require that the Participant sign a copy of the Award Agreement or otherwise confirm the Participant’s acceptance of the provisions of the Award Agreement. The Participant shall in any event be deemed to have accepted the provisions of an Award Agreement delivered to the Participant with respect to an Award by exercising the Award or receiving any benefits thereunder.

3.6 Indemnification. In addition to such other rights of indemnification as they may have as members of the Board or as members of the Committee, the Company shall indemnify and hold harmless the members of the Committee against (i) reasonable expenses, including attorney’s fees, actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal thereof, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan or any Award granted thereunder, (ii) all amounts paid by them in settlement thereof, provided such settlement is approved by independent legal counsel selected by the Company, and (iii) all amounts paid by them in satisfaction of a judgment in any such action, suit or proceeding, except as to matters as to which the Committee member has been negligent or engaged in misconduct in the performance of his duties (all amounts reimbursed hereunder are referred to as the “Reimbursement Expenses”); provided, that within 60 days after institution of any such action, suit or proceeding, a Committee member shall in writing offer the Company the opportunity, at its own expense, to handle and defend the same. In the performance of its responsibilities with respect to the Plan, the members of the Committee shall be entitled to rely upon, and no member of the Committee shall be liable for any action taken or not taken in good faith reliance upon, information and/or advice furnished by the Company’s officers or employees, the Company’s accountants, or the Company’s counsel. To the extent the entitlement to Reimbursement Expenses is subject to Code section 409A, it applies during the lifetime of the Committee member; the Company shall pay each Reimbursement Expense no later than the end of the calendar year following the calendar year in which the Committee member incurred such Reimbursement Expense; the amount of Reimbursement Expenses available to a Committee member in one tax year will not affect the amount of Reimbursement Expenses available to the Committee member in any other tax year; and the entitlement to Reimbursement Expenses is not subject to liquidation or exchange for any other benefit.

ARTICLE 4—SHARES SUBJECT TO THE PLAN

4.1 Aggregate Limits.

(a) Subject to adjustment as provided in Section 4.4, the aggregate number of Shares which may be issued pursuant to Awards under this Plan is (i) 2,500,000 plus (ii) the number of Shares which, immediately prior to the Effective Date, were authorized for issuance under the Predecessor Plan and are not thereafter used for awards under the Predecessor Plan the “Award Pool”). Shares described in clause (ii) above include Shares which, immediately prior to the Effective Date, were authorized for issuance under the Predecessor Plan and either (x) are not subject to outstanding awards under the Predecessor

Plan as of January 1, 2014 or (y) are subject to outstanding awards under the Predecessor Plan as of January 1, 2014 and subsequently expire, are canceled or otherwise terminate unexercised or unused for any reason.

(b) Up to 2,500,000 Shares are available for issuance pursuant to ISOs granted under the Plan. Otherwise, the Award Pool shall be available for all types of Awards granted under the Plan; there is no maximum number of Shares per type of Award. Such Shares shall be made available from Shares authorized but unissued, including Shares purchased in the open market or in private transactions.

4.2 Share Counting Rules.

(a) Each Option shall be counted as one Share subject to an Award and deducted from the Award Pool.

(b) Each share of Restricted Stock and each Restricted Stock Unit and each Other Award that may be settled in Shares shall be counted as one Share subject to an Award and deducted from the Award Pool. Restricted Stock Units and Other Awards that may not be settled in Shares shall not result in a deduction from the Award Pool.

(c) Each Performance Share that may be settled in Shares shall be counted as one Share subject to an Award, based on the number of Shares that would be paid under the Performance Share for achievement of target performance, and deducted from the Award Pool. Each Performance Unit that may be settled in Shares shall be counted as a number of Shares subject to an Award, based on the number of Shares that would be paid under the Performance Unit for achievement of target performance, with the number determined by dividing the value of the Performance Unit at the time of grant by the Fair Market Value of a Share at the time of grant, and this number shall be deducted from the Award Pool. In both cases, in the event that the Award is later settled based on above-target performance, the number of Shares corresponding to the above-target performance, calculated pursuant to the applicable methodology specified above, shall be deducted from the Award Pool at the time of such settlement; in the event that the Award is later settled upon below-target performance, the number of Shares corresponding to the below-target performance, calculated pursuant to the applicable methodology specified above, shall be added back to the Award Pool. Performance Shares and Performance Units that may not be settled in Shares shall not result in a deduction from the Award Pool.

(d) Each Stock Appreciation Right that may be settled in Shares shall be counted as one Share subject to an Award and deducted from the Award Pool. Stock Appreciation Rights that may not be settled in Shares shall not result in a deduction from the Award Pool.

(e) If for any reason any Shares awarded or subject to issuance under the Plan are not issued, or are reacquired by the Company from the Participant or the Participant’s transferee, for reasons including, but not limited to: (i) a forfeiture of Restricted Stock or a Restricted Stock Unit; (ii) the termination, expiration or cancellation of an Option, Stock Appreciation Right, Performance Share, Performance Unit or Other Award; (iii) Shares withheld for payment of taxes pursuant to Section 14.2; or (iv) settlement of an Award in cash in lieu of Shares, such Shares shall again be available for issuance pursuant to an Award under the Plan and shall be added back to the Award Pool, except that Shares with respect to which a Stock Appreciation Right is exercised shall not thereafter be available for issuance under the Plan nor added back to the Award Pool.

4.3 Individual Limits. Subject to adjustment as provided in Section 4.4 and except to the extent the Committee determines that an Award to a Covered Employee shall not comply with the performance-based compensation provisions of Code section 162(m) (and may be excluded from these limits without adversely affecting the application of these provisions with respect to Awards that are intended to comply with them): (i) the aggregate number of Shares subject to Options or Stock Appreciation Rights granted under this Plan in any one fiscal year to any one Participant shall not exceed 3,000,000; (ii) the aggregate number of Shares subject to Restricted Stock or Restricted Stock Unit Awards granted under this Plan in any one fiscal year to any one Participant shall not exceed 1,000,000; (iii) the maximum number of Performance Shares and Performance Units (valued as of the grant date) that, in the aggregate, may be granted in any one fiscal year to any one Participant shall equal the value of 2,000,000 Shares (based on the maximum amount that could be paid under each Performance Share and Performance Unit); and (iv) the maximum number of Other Awards (valued as of the grant date) that, in the aggregate, may be granted in any one fiscal year to any one Participant shall equal the value of 500,000 Shares (this limitation shall be applied based on the maximum amount that could be paid under each Other Award).

The multipliers specified in subsections (a) through (d) of Section 4.2 shall not apply for purposes of applying the foregoing limitations of this Section 4.3.

4.4 Adjustment of Shares. If any change in corporate capitalization, such as a stock split, reverse stock split, or stock dividend; or any corporate transaction such as a reorganization, reclassification, merger or consolidation or separation, including a spin-off, of the Company or sale or other disposition by the Company of all or a portion of its assets, any other change in the Company’s corporate structure, or any distribution to shareholders (other than an ordinary cash dividend) results in the outstanding Shares, or any securities exchanged therefore or received in their place, being exchanged for a different number or class of shares or other securities of the Company, or for shares of stock or other securities of any other corporation; or new, different or additional shares or other securities of the Company or of any other corporation being received by the holders of outstanding Shares; then the Committee shall make equitable adjustments, as it determines are necessary and appropriate, in:

(a) the number and class of stock or other securities that comprise the Award Pool as set forth in Section 4.1;

(b) the limitations on the aggregate number of Awards that may be granted in any one fiscal year to any one Participant as set forth in Section 4.3;

(c) the number and class of stock or other securities subject to outstanding Awards, and which have not been issued or transferred under outstanding Awards;

(d) the Option Price under outstanding Options, the SAR Price under outstanding Stock Appreciation Rights and the number of Shares to be transferred in settlement of outstanding Options and Stock Appreciation Rights; and

(e) the terms, conditions or restrictions of any Award and Award Agreement, including the price payable for the acquisition of Shares.

It is intended that, if possible, any adjustments contemplated above shall be made in a manner that satisfies applicable legal requirements, as well as applicable requirements with respect to taxation (including, without limitation and as applicable in the circumstances, Code section 424, Code section 409A, and Code section 162(m)) and accounting (so as to not trigger any charge to earnings with respect to such adjustment).

Without limiting the generality of the above, any good faith determination by the Committee as to whether an adjustment is required in the circumstances and the extent and nature of any such adjustment shall be final, conclusive and binding on all persons.

ARTICLE 5—STOCK OPTIONS

5.1 Grant of Options. Subject to the provisions of the Plan, Options may be granted to Eligible Participants at any time and from time to time as shall be determined by the Committee. The Committee shall have sole discretion in determining the number of Shares subject to Options granted to each Participant. The Committee may grant a Participant ISOs, NQSOs or a combination thereof, and may vary such Awards among Participants; provided that only employees may be granted ISOs. Notwithstanding anything in this Article 5 to the contrary, except for Options that are specifically designated as intended to be subject to Code section 409A, Options may only be granted to individuals who provide direct services on the date of grant of the Option to the Company or another entity in a chain of entities in which the Company or another such entity has a controlling interest (within the meaning of Treasury Regulation § 1.409A-1(b)(5)(iii)(E)) in each entity in the chain.

5.2 Award Agreement. Each Option grant shall be evidenced by an Award Agreement that shall specify the Option Price, the duration of the Option, the number of Shares to which the Option pertains, the conditions upon which the Option shall become vested and exercisable and such other provisions as the Committee shall determine. The Award Agreement shall further specify whether the Award is intended to be an ISO or an NQSO. Any portion of an Option that is not designated as an ISO or otherwise fails or is not qualified as an ISO (even if designated as an ISO) shall be an NQSO.

5.3 Option Price. The Option Price for each grant of an Option shall not be less than one hundred percent (100%) of the Fair Market Value of a Share on the date the Option is granted. Notwithstanding the prior sentence, an Option may be granted with an Option Price that is less than one hundred percent (100%) of the Fair Market Value of a Share on the date the Option is granted if such Option is granted in replacement for an award previously granted by an entity that is assumed by the Company in a business combination, provided that the Committee determines that such Option Price is appropriate to preserve the economic benefit of the replaced award and will not impair the exemption of the Option from Code section 409A (unless the Committee clearly and expressly foregoes such exemption at the time the Option is granted).

5.4 Duration of Options. Each Option shall expire at such time as the Committee shall determine at the time of grant; provided, however, that the Committee may extend the term of any Option that would otherwise expire at a time when the Participant is not permitted by applicable law or Company policy to exercise such Option; and provided, further, that no Option shall be exercisable later than the seventh (7th) anniversary of its grant date.

5.5 Exercise of Options. Options granted under the Plan shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall in each instance approve, including conditions related to the employment of or provision of services by the Participant with the Company or any Employer, which need not be the same for each grant or for each Participant. The Committee may provide in the Award Agreement and/or an Individual Agreement that vesting of the Award shall accelerate or other restrictions applicable to the Award shall lapse only: (i) in the event of the Participant’s death, Disability, or retirement (as defined in the applicable Award Agreement), (ii) in connection with a Change of Control, or (iii) pursuant to Section 15.5. Deferral of Option gains is not permitted.

5.6 Payment. Options shall be exercised by the delivery of written or electronic notice of exercise to the Company or its designated representative, setting forth the number of Shares with respect to which the Option is to be exercised and satisfying any requirements that the Committee may establish in or pursuant to the Award Agreement from time to time. Full payment of the Option Price (less any amount previously received from the Participant to acquire the Option) must be made on or prior to the Payment Date, as defined below. The Option Price shall be payable to the Company either: (a) in cash, (b) in a cash equivalent approved by the Committee, (c) if approved by the Committee, by tendering previously acquired Shares (or delivering a certification or attestation of ownership of such Shares) having an aggregate Fair Market Value at the time of exercise equal to the total Option Price (provided that the tendered Shares must have been held by the Participant for any period required by the Committee), or (d) by a combination of (a), (b) or (c). The Committee also may allow cashless exercises as permitted under Regulation T of the Federal Reserve Board, subject to applicable securities law restrictions, or by any other means which the Committee determines to be consistent with the Plan’s purpose and applicable law. “Payment Date” shall mean the date on which a sale transaction in a cashless exercise (whether or not payment is actually made pursuant to a cashless exercise) would have settled in connection with the subject option exercise. Unless otherwise authorized by the Committee, no Shares shall be delivered until the full Option Price has been paid.

5.7 Nontransferability of Options.

(a) Incentive Stock Options. No ISO granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, all ISOs granted to a Participant under the Plan shall be exercisable during his or her lifetime only by such Participant or the Participant’s legal representative. In no event may an ISO be transferred for value or consideration.

(b) Nonqualified Stock Options. Except as otherwise provided in a Participant’s Award Agreement consistent with securities and other applicable laws, rules and regulations, no NQSO granted under this Article 5 may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, except as otherwise provided in an Award Agreement or otherwise determined at any time by the Committee, all NQSOs granted to a Participant under this Article 5 shall be exercisable during his or her lifetime only by such Participant or the Participant’s legal representative. In no event may an NQSO be transferred for value or consideration.

5.8 Special Rules for ISOs. Notwithstanding the above, in no event shall any Participant who owns (within the meaning of Code section 424(d)) stock of the Company possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any “parent” or “subsidiary” (within the meaning of Code section 424(e) or (f), respectively) be eligible to receive an ISO at an Option Price less than one hundred ten percent (110%) of the Fair Market Value of a share on the date the ISO is granted or be eligible to receive an ISO that is exercisable later than the fifth (5th) anniversary date of its grant. The aggregate Fair Market Value of shares with respect to which incentive stock options (within the meaning of Code section 422) granted to a Participant are first exercisable in any calendar year (under the Plan and all other incentive stock option plans of the Employer) shall not exceed $100,000. For this purpose, Fair Market Value shall be determined with respect to a particular incentive stock option on the date on which such incentive stock option is granted. In the event that this One Hundred Thousand Dollar ($100,000) limit is exceeded with respect to a Participant, then Incentive Stock Options granted under this Plan to such Participant shall, to the extent and in the order required by Treasury Regulations under Code section 422, automatically become NQSOs granted under this Plan. Solely for purposes of determining the limit on ISOs that may be granted under the Plan, the provisions of Section 4.2 that replenish or forgo a deduction from the Award Pool shall only be applied to the extent permitted by Code section 422 and regulations promulgated thereunder.

ARTICLE 6—STOCK APPRECIATION RIGHTS

6.1 Grant of SARs. Subject to the terms and provisions of the Plan, SARs may be granted to Eligible Participants in such amounts and upon such terms, and at any time and from time to time, as shall be determined by the Committee. A Stock Appreciation Right may be granted to an Eligible Participant in connection with an Option granted under Article 5 of this Plan or may be granted independently of any Option. A Stock Appreciation Right shall entitle the holder, within the specified period, to exercise the SAR and receive in exchange a payment having an aggregate value equal to the amount by which the Fair Market Value of a Share exceeds the SAR Price, times the number of Shares with respect to which the SAR is exercised. A SAR granted in connection with an Option (a “Tandem SAR”) shall entitle the holder of the related Option, within the period specified for the exercise of the Option, to surrender the unexercised Option, or a portion thereof, and to receive in exchange therefore a payment having an aggregate value equal to the amount by which the Fair Market Value of a Share exceeds the Option Price, times the number of Shares under the Option, or portion thereof, which is surrendered. Notwithstanding anything in this Article 6 to the contrary, except for SARs that are specifically designated as intended to be subject to Code section 409A, SARs may only be granted to individuals who provide direct services on the date of grant of the SAR to the Company or another entity in a chain of entities in which the Company or another such entity has a controlling interest (within the meaning of Treasury Regulation § 1.409A-1(b)(5)(iii)(E)) in each entity in the chain.

6.2 Award Agreement. Each SAR grant shall be evidenced by an Award Agreement that shall specify the SAR Price, the duration of the SAR, the number of Shares with respect to which the SAR pertains, the conditions upon which the SAR shall become vested and exercisable and such other provisions as the Committee shall determine.

6.3 Tandem SARs. Each Tandem SAR shall be subject to the same terms and conditions as the related Option, including limitations on transferability, shall be exercisable only to the extent such Option is exercisable and shall terminate or lapse and cease to be exercisable when the related Option terminates or lapses. The grant of Stock Appreciation Rights related to ISOs must be concurrent with the grant of the ISOs. With respect to NQSOs, the grant either may be concurrent with the grant of the NQSOs, or in connection with NQSOs previously granted under Article 5, which are unexercised and have not terminated or lapsed.

6.4 Payment. The Committee shall have sole discretion to determine in each Award Agreement whether the payment with respect to the exercise of an SAR will be in the form of cash, Shares, or any combination thereof. If payment is to be made in Shares, the number of Shares shall be determined based on the Fair Market Value of a Share on the date of exercise.

6.5 SAR Price. The SAR Price for each grant of a SAR shall be determined by the Committee and shall not be less than one hundred percent (100%) of the Fair Market Value of a Share on the date the SAR is granted. Notwithstanding the prior sentence, a SAR may be granted with a SAR Price that is less than one hundred percent (100%) of the Fair Market Value of a Share on the date the SAR is granted if such SAR is granted in replacement for an award previously granted by an entity that is assumed by the Company in a business combination, provided that the Committee determines that such SAR Price is appropriate to preserve the economic benefit of the replaced award and will not impair the exemption of the SAR from Code section 409A (unless the Committee clearly and expressly foregoes such exemption at the time the SAR is granted).

6.6 Duration of SARs. Each SAR shall expire at such time as the Committee shall determine at the time of grant; provided, however, that the Committee may extend the term of any SAR that would otherwise expire at a time when the Participant is not permitted by applicable law or Company policy to exercise such SAR; and provided, further, that no SAR shall be exercisable later than the seventh (7th) anniversary of its grant date.

6.7 Exercise of SARs. SARs granted under the Plan shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall in each instance approve, including conditions related to the employment of or provision of services by the Participant with the Company or any Employer, which need not be the same for each grant or for each Participant. The Committee may provide in the Award Agreement and/or an Individual Agreement that vesting of the Award shall accelerate or other restrictions applicable to the Award shall lapse only: (i) in the event of the Participant’s death, Disability, or retirement (as defined in the applicable Award Agreement), (ii) in connection with a Change of Control, or (iii) pursuant to Section 15.5. Upon exercise of a Tandem SAR, the number of Shares subject to exercise under the related Option shall automatically be reduced by the number of Shares represented by the Option or portion thereof which is surrendered. SARs shall be exercised by the delivery of written or electronic notice of exercise to the Company or its designated representative, setting forth the number of Shares with respect to which the SAR is to be exercised and satisfying any requirements that the Committee may apply from time to time.

6.8 Nontransferability of SARs. Except as otherwise provided in an Award Agreement or otherwise determined at any time by the Committee consistent with securities and other applicable laws, rules and regulations, no SAR granted under this Article 6 may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, except as otherwise provided in an Award Agreement or otherwise determined at any time by the Committee, all SARs granted to a Participant under this Article 6 shall be exercisable during his or her lifetime only by such Participant or the Participant’s legal representative. In no event may a SAR be transferred for value or consideration.

ARTICLE 7—RESTRICTED STOCK AND RESTRICTED STOCK UNITS

7.1 Grants of Restricted Stock and Restricted Stock Units. Restricted Stock Awards and Restricted Stock Unit Awards may be made to Eligible Participants as an incentive for the performance of future services that the Committee in its sole discretion determines will contribute materially to the successful operation of the Employer. Subject to Section 11 with respect to grants to Outside Directors, Awards of Restricted Stock or Restricted Stock Units may be made either alone or in addition to or in tandem with other Awards granted under the Plan and may be current grants of Restricted Stock or Restricted Stock Units or deferred grants of Restricted Stock or Restricted Stock Units.

7.2 Restricted Stock/Unit Award Agreement.

(a) In General. Each Award of Restricted Stock/Units shall be evidenced by an Award Agreement that shall set forth the terms of the Award, as determined by the Committee, including, without limitation, the number of Shares of Restricted Stock or the number of Restricted Stock Units granted; the purchase price, if any, to be paid for each Share of Restricted Stock or Restricted Stock Unit, which may be more than, equal to, or less than Fair Market Value of a Share and may be zero, subject to such minimum consideration as may be required by applicable law; any restrictions applicable to the Restricted Stock/Units such as continued service or achievement of performance goals, or both; the length of the Restriction Period and whether any circumstances, such as death, Disability, retirement (as defined in the applicable Award Agreement) or a Change in Control, will shorten or terminate the Restriction Period; and whether Restricted Stock Units will be settled in cash, Shares or a combination of cash and Shares. The Restriction Period may be of any duration. The Award may provide for lapse of the Restriction Period in monthly or longer installments over the course of the Restriction Period, as determined by the Committee in its discretion.

(b) Execution of Award Agreements. Notwithstanding Section 3.5, a Restricted Stock or Stock Unit Award must be accepted prior to the first vesting date or such other period as the Committee may specify, by executing a Restricted Stock/Unit Award Agreement, or otherwise electronically accepting the Award, and paying whatever price, if any, is required. The prospective recipient of a Restricted Stock or Restricted Stock Unit Award shall not have any rights with respect to such Award, unless and until such recipient has executed a Restricted Stock/Unit Award Agreement and has delivered a fully executed copy thereof to the Company, or otherwise electronically accepted the Award, and has otherwise complied with the applicable terms and conditions of such Award.

7.3 Nontransferability. Except as otherwise provided in this Article 7 or in an Award Agreement, no shares of Restricted Stock or Restricted Stock Units received by a Participant shall be sold, exchanged, transferred, pledged, assigned, hypothecated or otherwise disposed of during the Restriction Period or, in the case of Restricted Stock Units, until the date of delivery of Shares or other payment with respect to the Restricted Stock Units, other than by will or by the laws of descent and distribution. Further, except as otherwise provided in an Award Agreement, a Participant’s rights under an Award of Restricted Stock or Restricted Stock Units shall be available during the Participant’s lifetime only to the Participant or the Participant’s legal representative.

7.4 Certificates. Upon an Award of Restricted Stock to a Participant, Shares of Restricted Stock shall be registered in the Participant’s name. Certificates, if issued, may either be held in custody by the Company until the Restriction Period expires or until restrictions thereon otherwise lapse and/or be issued to the Participant and registered in the name of the Participant, bearing an appropriate restrictive legend and remaining subject to appropriate stop-transfer orders. If required by the Committee, the Participant shall deliver to the Company one or more stock powers endorsed in blank relating to the Restricted Stock. If and when the Restriction Period expires without a prior forfeiture of the Restricted Stock subject to such Restriction Period, unrestricted certificates for such shares shall be delivered to the Participant.

7.5 Dividends and Other Distributions. Except as provided in this Article 7 or in the Award Agreement, a Participant receiving a Restricted Stock Award shall have, with respect to such Award, all of the rights of a shareholder of the Company, including the right to vote the Shares to the extent, if any, such Shares possess voting rights and the right to receive any dividends; provided, however, the Committee may require that any dividends on such Shares of Restricted Stock shall be automatically deferred and reinvested in additional Restricted Stock subject to the same restrictions on vesting as the underlying Award, or may require that dividends and other distributions on Restricted Stock shall be paid to the Company for the account of the Participant and held pending and subject to the same restrictions on vesting as the underlying Award; provided, however, that to the extent that any dividends are deferred, reinvested or otherwise not paid when such dividends would otherwise normally be paid, (i) all terms and conditions for such delayed payment shall be included in the Award Agreement, and (ii) such deferral, reinvestment or delay in payment of the dividends shall only be allowed to the extent it complies with, or is exempt from, the requirements of Code section 409A. The Committee shall determine whether interest, if any, shall be paid on such amounts, the rate of any such interest, and the other terms applicable to such amounts (again, provided that all such terms shall, to the extent required, comply with Code section 409A). A Participant receiving a Restricted Stock Unit Award shall not possess voting rights and shall accrue dividend equivalents on such Units only to the extent provided in the Award Agreement; provided, however, that rights to dividend equivalents shall only be allowed to the extent they comply with, or are exempt from, Code section 409A. The Committee shall require that any such dividend equivalents be subject to the same restrictions on vesting and payment as the underlying Award. In addition, with respect to Covered Employees, the Committee may apply any restrictions it deems appropriate to the payment of dividends declared with respect to Restricted Stock such that the dividends and/or Restricted Stock maintain eligibility for the performance-based compensation exception under Code section 162(m).

7.6 Short-Term Deferral. To the extent an Award described in this Section is a 409A Award and is subject to a substantial risk of forfeiture within the meaning of Code section 409A (or will be granted upon the satisfaction of a condition that constitutes such a substantial risk of forfeiture), any compensation due under the Award (or pursuant to a commitment to grant an Award) shall be paid in full not later than the 60th day following the date on which there is no longer such a substantial risk of forfeiture with respect to the Award (and the Participant shall have no right to designate the year of the payment), unless the Committee shall clearly and expressly provide otherwise at the time of granting the Award.

ARTICLE 8—PERFORMANCE SHARES AND UNITS

8.1 Grant of Performance Shares/Units. Subject to the terms and provisions of the Plan, Performance Shares and Performance Units may be granted to Eligible Participants in such amounts and upon such terms, and at any time and from time to time, as shall be determined by the Committee.

8.2 Value of Performance Shares/Units. Each Performance Unit shall have an initial value that is established by the Committee at the time of grant. Each Performance Share shall have an initial value equal to the Fair Market Value of a Share on the date of grant. In addition to any non-performance terms applicable to the Award, the Committee shall set performance goals in its discretion which, depending on the extent to which they are met, will determine the number and/or value of Performance Shares, Performance Units or both, as applicable, that will be paid out to the Participant. For purposes of this Article 8, the time period during which the performance goals must be met shall be called a “Performance Period.” The Committee may, but is not obligated to, set such performance goals by reference to the performance measures set forth in Article 10.

8.3 Earning of Performance Shares/Units. Subject to the terms of this Plan, after the applicable Performance Period has ended, the holder of Performance Shares/Units shall be entitled to receive a payout of the number and value of Performance Shares/Units earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding performance goals have been achieved and any applicable non-performance terms have been met. The Committee may provide in the Award Agreement and/or an Individual Agreement that the Performance Shares/Units are earned notwithstanding achievement of the performance goals only: (i) in the event of the Participant’s death or Disability, (ii) for an Award that is not intended to qualify under the performance-based compensation exception from the deductibility limitations of Code section 162(m), in the event of the Participant’s retirement (as defined in the applicable Award Agreement), (iii) in connection with a Change of Control, or (iv) pursuant to Section 15.5.

8.4 Form and Timing of Payment of Performance Shares/Units. Subject to the terms of this Plan and the applicable Award Agreement, the Committee, in its sole discretion, may pay earned Performance Shares/Units in the form of cash or Shares or other Awards (or in a combination thereof) which have an aggregate Fair Market Value equal to the value of the earned Performance Shares/Units at the close of the applicable Performance Period. Any such Shares may be granted subject to any restrictions deemed appropriate by the Committee. The determination of the Committee with respect to the form and timing of payout of such Awards shall be set forth in the Award Agreement pertaining to the grant of the Award. Notwithstanding the foregoing, to the extent an Award described in this Article 8 is a 409A Award and is subject to a substantial risk of forfeiture within the meaning of Code section 409A (or will be granted upon the satisfaction of a condition that constitutes such a substantial risk of forfeiture), any compensation due under the Award (or pursuant to a commitment to grant an Award) shall be paid in full not later than the 60th day following the date there is no longer such a substantial risk of forfeiture with respect to the Award (and the Participant shall have no right to designate the year of the payment), unless the Committee shall clearly and expressly provide otherwise at the time of granting the Award.

8.5 Dividends and Other Distributions. A Participant receiving a Performance Share/Unit Award shall not possess voting rights and shall accrue dividend equivalents on such Performance Shares/Units only to the extent provided in the Award Agreement; provided, however, that rights to dividend equivalents shall only be allowed to the extent they comply with, or are exempt from, Code section 409A. Any rights to dividend equivalents on Performance Shares/Units shall be subject to the same restrictions on vesting and payment as the underlying Award. In addition, with respect to Covered Employees, the Committee may apply any restrictions it deems appropriate to the payment of dividends declared with respect to Performance Shares/Units such that the dividends and/or Performance Shares/Units maintain eligibility for the performance-based compensation exception under Code section 162(m).

8.6 Nontransferability. Except as otherwise provided in this Article 8 or the applicable Award Agreement, Performance Shares/Units may not be sold, exchanged, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, except as otherwise provided in the applicable Award Agreement, a Participant’s rights with respect to Performance Shares/Units shall be available during the Participant’s lifetime only by the Participant or the Participant’s legal representative. In no event may a Performance Share/Unit be transferred for value or consideration.

ARTICLE 9—OTHER AWARDS

The Committee shall have the authority to specify the terms and provisions of other forms of equity-based or equity-related awards not described above that the Committee determines to be consistent with the purpose of the Plan and the interests of the Company. The Other Awards may provide for cash payments based in whole or in part on the value or future value of Shares, for the acquisition or future acquisition of Shares, or any combination of the foregoing. Notwithstanding the foregoing, where the value of an Other Award is based on the difference in the value of a Share at different points in time, the grant or exercise price will not be less than 100% of the Fair Market Value of the Shares on the date of grant unless the Other Award is granted in replacement for an award previously granted by an entity that is assumed by the Company in a business combination, provided that the Committee determines that the Other Award preserves the economic benefit of the replaced award and is either exempt from or in compliance with the requirements of Code section 409A.

ARTICLE 10—PERFORMANCE MEASURES

10.1 In General. The Committee may, in its discretion, include performance conditions in any Award.

10.2 Section 162(m) Performance Measures. Unless and until the Committee proposes for shareholder vote and shareholders approve a change in the general performance measures set forth in this Article 10, the attainment of which may determine the degree of payout and/or vesting with respect to Covered Employees’ Awards that are intended to qualify under the performance-based compensation provisions of Code section 162(m), the performance measure(s) to be used for purposes of such Awards shall be chosen from among the following: earnings (GAAP and non-GAAP), earnings per share (GAAP and non-GAAP), consolidated pre-tax earnings (GAAP and non-GAAP), net earnings (GAAP and non-GAAP), net income (GAAP and non-GAAP), operating income (GAAP and non-GAAP), EBIT (earnings before interest and taxes) (non-GAAP), EBITDA (earnings before interest, taxes, depreciation and amortization) (non-GAAP), gross margin (GAAP and non-GAAP), operating margin (GAAP and non-GAAP), profit margin (GAAP and non-GAAP), revenues (GAAP and non-GAAP), revenue growth (GAAP and non-GAAP), market value added, market share, economic value added, return measures (including but not limited to return on equity, return on investment, return on assets, return on net assets, and return on capital employed) (GAAP and non-GAAP), total shareholder return, profit (GAAP and non-GAAP), operating profit (GAAP and non-GAAP), economic profit, capitalized economic profit, after-tax profit (GAAP and non-GAAP), pre-tax profit (GAAP and non-GAAP), cash, cash flow measures (including but not limited to operating cash flow, free cash flow, cash flow return, and cash flow per share) (GAAP and non-GAAP), sales (GAAP and non-GAAP), sales volume, sales growth (GAAP and non-GAAP), assets (GAAP), inventory turnover ratio, productivity ratios, share price, cost (GAAP and non-GAAP), unit cost (GAAP and non-GAAP), expense targets or ratios (GAAP and non-GAAP), charge-off levels, operating efficiency, operating expenses (GAAP and non-GAAP), customer satisfaction, improvement in or attainment of expense levels (GAAP and non-GAAP), working capital (GAAP and non-GAAP), improvement in or attainment of working capital levels (GAAP and non-GAAP), debt, debt to equity ratio, debt reduction, capital targets and/or consummation of acquisitions, dispositions, projects or other specific events or transactions.

Any performance measure may be applied to the Company and any other entity included in the term “Employer” in the aggregate, to a selection of these, to each as a whole or alternatively, or to any business unit of the Company or any other entity included in the term “Employer”, either individually, alternatively or in any combination and measured either annually or cumulatively over a period of years, on an absolute basis or relative to a pre-established target, to results for previous years or to a designated comparison group of entities or to a published or stock market or other index, in each case as specified by the Committee. The Committee shall specify the period over which the performance goals for a particular Award shall be measured.

10.3 Other Performance Measures. The Committee may establish other performance measures for Awards granted to Eligible Participants that are not intended to qualify under the performance-based compensation exception from the deductibility limitations of Code section 162(m).

10.4 Committee Determination of Achievement of Performance Goals; Adjustments. The Committee shall determine whether the applicable performance goals have been met with respect to a particular Award and, if they have, the Committee shall so certify in writing and ascertain the amount payable under the applicable Award. The Committee is authorized to make adjustments in performance-based criteria or in the terms and conditions of other Awards in recognition of unusual or nonrecurring events affecting the Company or its financial statements (including, but not limited to, asset write-downs; litigation or claim judgments or settlements; reorganizations or restructuring programs; extraordinary, unusual, or nonrecurring items of gain or loss as defined under US generally accepted accounting principles; mergers, acquisitions or divestitures; and foreign exchange gains and losses) or changes in applicable laws, regulations or accounting principles. In the case of Awards to Covered Employees that are intended to qualify under the performance-based compensation exception from the deductibility limitations of Code section 162(m), such adjustments shall be made in accordance with guidelines established by the Committee at the time the performance-based Award is granted (or within such period thereafter as may be permissible under Code section 162(m)). The Committee shall also have the discretion to adjust downward the determinations of the degree of attainment of the pre-established performance goals; Awards may not be adjusted upward.

If applicable tax and/or securities laws permit Committee discretion to alter the governing performance measures without obtaining shareholder approval of such changes, the Committee shall have sole discretion to make such changes without obtaining shareholder approval. In addition, in the event that the Committee determines that it is advisable to grant Awards which shall not qualify for the performance-based compensation exception from the deductibility limitations of Code section 162(m), the Committee may make such grants without satisfying the requirements of Code section 162(m).

ARTICLE 11—AWARDS TO OUTSIDE DIRECTORS

Awards to Outside Directors may be in the form of Nonqualified Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Other Awards or a combination thereof.

ARTICLE 12—BENEFICIARY DESIGNATION

To the extent permitted by the Committee, each Participant under the Plan may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid in case of his or her death before he or she receives any or all of such benefit. If any such designation is permitted, the Committee shall, in its sole discretion, establish rules and procedures for such designations. Unless different rules and procedures are established by the Committee, each such designation shall revoke all prior designations by the same Participant, shall be in a form prescribed by the Company, and will be effective only when filed by the Participant in writing with a designated representative of the Committee during the Participant’s lifetime. In the absence of any such designation, benefits remaining unpaid at the Participant’s death shall be paid to the Participant’s estate.

ARTICLE 13—DEFERRALS

The Committee may permit or require a Participant to defer such Participant’s receipt of the payment of cash or the delivery of Shares that would otherwise be due to such Participant by virtue of lapse or waiver of restrictions with respect to Restricted Stock or Restricted Stock Units, or the satisfaction of any requirements or goals with respect to Performance Shares or Performance Units. If any such deferral election is required or permitted, the Committee shall, in its sole discretion, establish rules and procedures for such deferrals, and the Committee may provide for such arrangements, including conversion to another form of Award that is available under the Plan and has equivalent value, as it deems necessary in order to permit the deferral of taxes in connection with such deferral by the Participant. Any deferrals required or permitted by the Committee of Awards shall be made in compliance with Code section 409A.

ARTICLE 14—TAX WITHHOLDING

14.1 Tax Withholding. The Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, state, and local taxes, domestic or foreign, required by law or regulation to be withheld with respect to any taxable event arising as a result of this Plan or any Award. The Company shall not be required to issue Shares or to recognize the disposition of such Shares until such obligations are satisfied.

14.2 Share Withholding. With respect to tax withholding required upon the exercise of Options or SARs, upon the lapse of restrictions on Restricted Stock or Restricted Stock Units, upon the achievement of performance goals related to Performance Shares or Performance Units, or upon any other taxable event arising as a result of or in connection with an Award granted hereunder that is settled in Shares, unless other arrangements are made with the consent of the Committee, Participants shall satisfy the withholding requirement by: (i) having the Company withhold Shares having a Fair Market Value on the date the tax is to be determined equal to but not more than the amount necessary to satisfy the Company’s withholding obligations at the minimum statutory withholding rates, or (ii) if approved by the Committee, authorizing the sale of Shares equal to but not more than the amount necessary to satisfy the Company’s withholding obligations at the minimum statutory withholding rates. All such withholding arrangements shall be subject to any restrictions or limitations that the Committee, in its sole discretion, deems appropriate.

ARTICLE 15—AMENDMENT AND TERMINATION

15.1 Amendment of Plan. The Committee may at any time terminate or from time to time amend the Plan in whole or in part, but no such action shall adversely affect any rights or obligations with respect to any Awards previously granted under the Plan, unless the affected Participants consent in writing. The Company will also obtain the approval of the shareholders before amending the Plan to the extent required by Code section 162(m) or section 422 or the rules of any securities exchange or quotation or trading system on which Shares are traded or other applicable law.

15.2 Amendment of Award; Repricing. The Committee may, at any time, amend outstanding Awards in a manner not inconsistent with the terms of the Plan; provided, however, that if such amendment is adverse to the Participant, as determined by the Committee, the amendment shall not be effective unless and until the Participant consents, in writing, to such amendment, except as provided in Section 15.4 or in the Award Agreement. To the extent not inconsistent with the terms of the Plan and the foregoing, the Committee may, at any time, amend an outstanding Award Agreement in a manner that is not unfavorable to the Participant without the consent of such Participant. Notwithstanding the above provision, the Committee shall not permit or effect a repricing, except in accordance with Section 4.4 or to the extent the repricing is approved by the shareholders of the Company; for this purpose, a repricing is an amendment to the terms of an outstanding Option or SAR that would reduce the Option Price or SAR Price of that Option or SAR, respectively, or a cancellation, exchange, substitution, buyout or surrender of an outstanding Option or SAR in exchange for cash, another Award or Option or SAR with an Option Price or SAR Price that is less than the Option Price or SAR Price of the original Option or SAR, respectively (or as further defined within US generally accepted accounting practices or any applicable stock exchange rule). Notwithstanding anything else in this Section 15.2, (i) no amendment of an Award Agreement shall cause an award to be subject to Code section 409A, unless the Award Agreement, as amended, complies with the requirements of Code section 409A, and (ii) no amendment of an Award Agreement that is subject to Code section 409A shall cause such an Award Agreement (or the underlying Award) to violate Code section 409A.

15.3 Termination of Plan. No Awards shall be granted under the Plan after the tenth anniversary of the Effective Date. However, Awards granted under the Plan on or prior to the tenth anniversary of the Effective Date shall remain outstanding beyond that date in accordance with the terms and conditions of the Plan and the Award Agreements corresponding to such Awards.

15.4 Cancellation of Awards.

(a) The Committee may, in its sole discretion, provide in the Award Agreement that if a Participant engages in any “Detrimental Activity” (as defined below), the Committee may, notwithstanding any other provision in this Plan to the contrary, cancel, rescind, suspend, withhold or otherwise restrict or limit any unexpired, unexercised, unpaid or deferred Award as of the first date the Participant engages in the Detrimental Activity, unless sooner terminated by operation of another term of this Plan or any other agreement. Without limiting the generality of the foregoing, the Award Agreement may also provide that if the Participant exercises an Option or SAR, receives a Performance Unit payout, receives or vests in Shares under an Award or vests in or receives a payout under a Stock Unit at any time during the period beginning six months prior to the date the Participant first engages in Detrimental Activity and ending six months after the date the Participant ceases to engage in any Detrimental Activity, the Participant shall be required to pay to the Company the excess of the then fair market value of the Shares subject to the Award over the total price paid by the Participant for such Shares.

(b) For purposes of this Section, except to the extent provided otherwise in the Award Agreement, “Detrimental Activity” means any of the following, as determined by the Committee in good faith: (i) the violation of any agreement between the Company or any Employer and the Participant relating to the disclosure of confidential information or trade secrets, the solicitation of employees, customers, suppliers, licensees, licensors or contractors, or the performance of competitive services;

(ii) conduct that constitutes Cause (as defined in Section 2.6 above without regard to any definition of Cause in any Individual Agreement), whether or not the Participant’s employment is terminated for Cause; (iii) making, or causing or attempting to cause any other person to make, any statement, either written or oral, or conveying any information about the Company or any other Employer which is disparaging or which in any way reflects negatively upon the Company or the Employer; (iv) improperly disclosing or otherwise misusing any confidential information regarding the Company or any Employer; or (v) the refusal or failure of a Participant to provide, upon the request of the Company, a certification, in a form satisfactory to the Company, that he or she has not engaged in any activity described in clauses (i)-(iv).

15.5 Assumption or Acceleration of Awards. In the event of a sale of all or substantially all of the assets or stock of the Company, the merger of the Company with or into another corporation such that shareholders of the Company immediately prior to the merger exchange their shares of stock in the Company for cash and/or shares of another entity or any other corporate transaction to which the Committee deems this provision applicable (a “Corporate Event”), each Award outstanding at the time of the Corporate Event shall be assumed or an equivalent Award shall be substituted by the successor corporation or a parent or subsidiary of such successor corporation (and adjusted as appropriate), unless such successor corporation does not agree to assume the Award or to substitute an equivalent award, in which case the Committee may, in lieu of such assumption or substitution, provide for the Participant to have the right to exercise the Option or other Award as to all Shares, including Shares as to which the Option or other Award would not otherwise be exercisable (or with respect to Restricted Stock or Restricted Stock Units, provide that all restrictions shall lapse). If the Committee makes an Option or other Award fully exercisable in lieu of assumption or substitution in the event of a Corporate Event, the Committee shall notify the Participant that, subject to rescission if the Corporate Event is not successfully completed within a certain period, the Option or other Award shall be fully exercisable for a period of fifteen (15) days from the date of such notice (or such other period as provided by the Committee), and, to the extent not exercised, the Option or other Award will terminate upon the expiration of such period. Alternatively, the Committee may make provision for a cash payment in settlement of any or all outstanding Awards or the cash, securities or property deliverable to the holder of any or all outstanding Awards, based upon, to the extent relevant under the circumstances, the distribution or consideration payable to holders of Shares upon or in respect of the Corporate Event. The Committee may adopt such valuation methodologies for outstanding Awards as it deems reasonable in the event of a cash settlement and, in the case of Options, SARs or similar rights, but without limitation on other methodologies, may base such settlement solely upon the excess (if any) of the per share amount payable upon or in respect of such event over the Option Price or SAR Price, as applicable, of the Award and may cancel each Option or SAR with an Option Price or SAR Price greater than the per share amount payable upon or in respect of such event without any payment to the person holding such Option or SAR. Any actions taken under this Section 15.5 shall be valid with respect to a 409A Award only to the extent that such action complies with Code section 409A.

ARTICLE 16—MISCELLANEOUS PROVISIONS

16.1 Restrictions on Shares. All certificates for Shares delivered under the Plan shall be subject to such stop-transfer orders and other restrictions as the Committee may deem advisable under the rules and regulations of the Securities and Exchange Commission, any securities exchange or quotation or trading system on which Shares are traded and any applicable federal, state, local or foreign laws, and the Committee may cause a legend or legends to be placed on any such certificates to make appropriate reference to such restrictions. In making such determination, the Committee may rely upon an opinion of counsel for the Company. Notwithstanding any other provision of the Plan, the Company shall have no liability to deliver any Shares under the Plan or make any other distribution of the benefits under the Plan unless such delivery or distribution would comply with all applicable laws (including, without limitation, the requirements of the Securities Act of 1933), and the applicable requirements of any securities exchange or quotation or trading system on which Shares are traded.

16.2 Rights of a Shareholder. Except as otherwise provided in Article 7 or in the applicable Restricted Stock Award Agreement, each Participant who receives an Award of Restricted Stock shall have all of the rights of a shareholder with respect to such Shares, including the right to vote the Shares to the extent, if any, such Shares possess voting rights and receive dividends and other distributions. No Participant awarded an Option or Stock Appreciation Right shall have any right as a shareholder with respect to any Shares covered by such Award (including but not limited to the right to vote the Shares) prior to the date on which the Participant becomes the record holder of such Shares. Except as provided otherwise in the Plan or in an Award Agreement, no Participant awarded a Restricted Stock Unit, Performance Share or Performance Unit shall have any right as a shareholder with respect to any Shares covered by such Award (including but not limited to the right to vote the Shares) prior to the date on which the Participant becomes the record holder of such Shares.

16.3 No Implied Rights. Nothing in the Plan or any Award granted under the Plan shall confer upon any Participant any right to continue in the service of the Employer, or to serve as a member of the Board, or interfere in any way with the right of the Employer to terminate his or her employment or other service relationship at any time. Except to the extent approved by the

Board, no Award granted under the Plan shall be deemed salary or compensation for the purpose of computing benefits under any employee benefit plan, severance program, or other arrangement of the Employer for the benefit of its employees. No Participant shall have any claim to an Award until it is actually granted under the Plan. To the extent that any person acquires a right to receive payments from the Company under the Plan, such right shall, except as otherwise provided by the Committee, be no greater than the right of an unsecured general creditor of the Company.

16.4 Compliance with Laws. At all times when the Committee determines that compliance with Code section 162(m) is required or desirable with respect to a particular Award granted under this Plan, such Award shall comply with the requirements of Code section 162(m). In addition, in the event that changes are made to Code section 162(m) to permit greater flexibility with respect to any Awards under the Plan, the Committee may, subject to the requirements of Article 15, make any adjustments it deems appropriate. The Plan and the grant of Awards shall be subject to all applicable federal, state local and foreign laws, rules, and regulations and to such approvals by any government or regulatory agency as may be required. Any provision herein relating to compliance with Rule 16b-3 under the Act shall not be applicable with respect to participation in the Plan by Participants who are not Insiders.

16.5 Compliance with Code Section 409A. At all times, this Plan shall be interpreted and operated (i) with respect to 409A Awards in accordance with the requirements of Code section 409A, and (ii) to maintain the exemptions from Code section 409A of Options, SARs and Restricted Stock and any Awards designed to meet the short-term deferral exception under Code section 409A. To the extent there is a conflict between the provisions of the Plan relating to compliance with Code section 409A and the provisions of any Award Agreement issued under the Plan, the provisions of the Plan control. Moreover, any discretionary authority that the Committee may have pursuant to the Plan shall not be applicable to a 409A Award to the extent such discretionary authority would conflict with Code section 409A. In addition, to the extent required to avoid a violation of the applicable rules under Code section 409A by reason of Code section 409A(a)(2)(B)(i), any payment under an Award shall be delayed until the earliest date of payment that will result in compliance with the rules of Code section 409A(a)(2)(B)(i) (regarding the required six-month delay for distributions to specified employees that are related to a separation from service). To the extent that a 409A Award provides for payment upon the recipient’s termination of employment as an employee or cessation of service as a Director, the 409A Award shall be deemed to require payment upon the individual’s “separation from service” within the meaning of Code section 409A. In the event that an Award shall be deemed not to comply with Code section 409A, then neither the Company, the Board of Directors, the Committee nor its or their designees or agents, nor any of their affiliates, assigns or successors (each a “protected party”) shall be liable to any Award recipient or other person for actions, inactions, decisions, indecisions or any other role in relation to the Plan by a protected party if made or undertaken in good faith or in reliance on the advice of counsel (who may be counsel for the Company), or made or undertaken by someone other than a protected party.

16.6 Deferrals for Code Section 162(m). The Committee, in its discretion, may defer the payment of an Award, if such payment would cause the annual remuneration of a Participant, who is subject to the requirements of Code section 162(m), to be nondeductible because it exceeds $1,000,000 (or such other amount allowed under Code section 162(m) as a deduction). Any such deferral shall be clearly and expressly provided for by the Committee and, in the case of 409A Awards, shall be subject to the limitations set forth in the next sentence. Any such deferral (i) shall be until the earlier of (A) the Participant’s separation from service (within the meaning of Code section 409A and subject to the required six-month delay in the case of a specified employee), or (B) the next succeeding year (or years) in which the deduction of the payment will not be barred by application of Code section 162(m), (ii) is conditioned on all payments to similarly situated Award Recipients being treated in a reasonably consistent manner, (iii) is conditioned on all payment to the Award recipient that could also be deferred on the basis of nondeductibility under Code section 162(m) being similarly delayed, and (iv) shall not be applied to payments under Options and SARs.

16.7 Successors. The terms of the Plan shall be binding upon the Company, and its successors and assigns.

16.8 Tax Elections. Each Participant shall give the Committee prompt written notice of any election made by such Participant under Code section 83(b) or any similar provision thereof. Notwithstanding the preceding sentence, the Committee may condition any award on the Participant’s not making an election under Code section 83(b).

16.9 No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award; in the discretion of the Committee, the Company shall forfeit the value of fractional shares or make cash payments in lieu of fractional Shares.

16.10 Delivery of Title. The Company shall have no obligation to issue or deliver evidence of title for Shares under the Plan prior to:

(a) Obtaining any approvals from governmental agencies that the Company determines are necessary or advisable; and

(b) Completing any registration or other qualification of the Shares under any applicable national or foreign law or ruling of any governmental body that the Company determines are necessary or advisable.

16.11 Inability to Obtain Authority. The inability of the Company (after reasonable efforts) to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and/or sale of any Awards or Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue an/or sell such Awards or Shares as to which such requisite authority shall not have been obtained.

16.12 Uncertificated Shares. To the extent that the Plan provides for issuance of certificates to reflect the transfer of Shares, the transfer of such Shares may be effected on a noncertificated basis, to the extent not prohibited by applicable law or the rules of any stock exchange.

16.13 Legal Construction.

(a) Severability. If any provision of this Plan or an Award Agreement is or becomes or is deemed invalid, illegal or unenforceable in any jurisdiction, or would result in the Plan or any Award Agreement not complying with any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws or, if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award Agreement, it shall be stricken and the remainder of the Plan or the Award Agreement shall remain in full force and effect.

(b) Gender and Number. Where the context permits, words in any gender shall include the other gender, words in the singular shall include the plural and words in the plural shall include the singular.

(c) Governing Law. To the extent not preempted by federal law, the Plan and all Award Agreements hereunder, shall be construed in accordance with and governed by the substantive laws of the State of North Carolina, excluding any conflicts or choice or law rule or principle that might otherwise refer construction or interpretation of the Plan or the Award Agreement (as applicable) to the substantive law of any other jurisdiction. Unless otherwise provided in the applicable Award Agreement, the recipient of an Award is deemed to submit to the exclusive jurisdiction and venue of the Federal and state courts of North Carolina to resolve any and all issues that may arise out of or relate to the Plan or such Award Agreement.

APPENDIX C

PROPOSED 2005 EMPLOYEE STOCK PURCHASE PLAN

(As amended effective August 27, 2013, subject to shareholder approval of Sections 13(a) and 26)

1.
Purpose. The purpose of the Plan is to provide eligible employees of the Company and its Designated Subsidiaries with an opportunity to purchase Common Stock of the Company through accumulated payroll deductions or contributions (where permitted). It is the intention of the Company to have the Plan qualify as an “employee stock purchase plan” under Section 423 of the Code. Accordingly, the provisions of the Plan shall be administered, interpreted, and construed so as to extend and limit participation in a manner consistent with the requirements of Section 423 of the Code. However, the Company makes no undertaking or representation to maintain such qualification. In addition, the Plan authorizes the purchase of Common Stock under a Non-Section 423(b) Component that does not qualify as an “employee stock purchase plan” under Section 423 of the Code, pursuant to rules, procedures or sub-plans adopted by the Board and designed to achieve tax, securities law or other objectives. Except as otherwise provided herein, the Non-Section 423(b) Component will operate and be administered in the same manner as the Section 423(b) Component.

The amendment of the Plan effective on October 25, 2011 is applicable to Participation Periods beginning on or after November 1, 2011. Any provisions of the Plan to the contrary notwithstanding, the terms and conditions of the Plan in effect prior to amendment of the Plan effective on October 25, 2011 shall continue to apply with respect to the Participation Period that began on May 1, 2011 until the Purchase Date of October 31, 2011.

2.	Definitions.

(a)
“Board” shall mean the Board of Directors of the Company or, as applicable, one or more individuals or a committee to which the Board has delegated authority or responsibility hereunder pursuant to Section 14(b).

(b)	“Code” shall mean the United States Internal Revenue Code of 1986, as amended.

(c)	“Common Stock” shall mean the common stock of the Company.

(d)	“Company” shall mean Cree, Inc., a North Carolina corporation.

(e)
“Compensation” shall mean the total cash remuneration paid, during the period of reference, to an Employee by the Employer, including but not limited to salary, wages, overtime, performance bonuses, commissions, incentive compensation, and salary continuation payments that are made pursuant to a payroll practice (e.g., vacation, holiday, sick and short-term disability pay paid to the Employee through an Employer’s payroll system), prior to deduction of any amounts the Employee elects to defer or exclude from income under a deferred compensation plan or an employee benefit plan of an Employer, such as the Company’s section 401(k) plan and section 125 cafeteria plans ("employee elective deferrals"). Notwithstanding the foregoing, “Compensation” shall not include: relocation, equalization (including goods and services allowances), sign-on and make-up bonuses; expense reimbursements of all types; payments in lieu of expenses; meal allowances; commuting or automobile allowances; any payments (such as guaranteed bonuses in certain foreign jurisdictions) with respect to which salary reductions are not permitted by the laws of the applicable jurisdiction; income realized as a result of participation in any stock plan, including without limitation any stock option, stock award, stock purchase or similar plan of an Employer; Employer contributions to and benefits from (except employee elective deferrals as provided above) any qualified retirement plan, other program of deferred compensation, welfare benefit plan or fringe benefit plan; any Employer contributions to U.S. Social Security and/or a public pension program established in an applicable foreign jurisdiction; any Employer contributions to unemployment taxes or workers’ compensation; costs paid by an Employer in connection with relocation, including gross-ups; any amounts accrued for the benefit of the Employee, but not paid, during the period of reference; and other items of remuneration that that the Stock Plan Manager determines, in his/her discretion and in a uniform and nondiscriminatory manner, are not part of the basic compensation of Employees. The Board shall have the discretion to determine the application of this definition to Employees outside the United States.

(f)
“Designated Subsidiary” shall mean any Subsidiary that has been designated by the Board from time to time in its sole discretion as eligible to participate in the Plan either as a Section 423(b) Employer or Non-Section 423(b) Employer.

(g)
“Employee” shall mean any individual who is treated as an active employee in the records of the Employer, other than such an individual who is subject to the laws of a country that would prohibit the Employee’s participation in the Plan.

(h)	“Employer” shall mean the Company or any Designated Subsidiary.

(i)	“Enrollment Date” shall mean the first day of a Participation Period.

(j)	“Fair Market Value” shall mean, as of any date, the value of the Common Stock determined as follows:

(i)
If the Common Stock is listed on any established stock exchange or national market system, including without limitation the NASDAQ Global Select Market, its Fair Market Value shall be the closing price for such stock quoted on such exchange on the date of determination, as reported by the Nasdaq-Amex Reporting Service or such other source as the Board deems reliable, unless such date is not a Trading Day, in which case it shall be the closing price quoted on such exchange on the last Trading Day immediately preceding the date of determination, and

(ii)
If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, its Fair Market Value shall be the closing price for such stock on the date of determination, as quoted by such source as the Board deems reliable, unless such date is not a Trading Day, in which case it shall be the closing price quoted on the last Trading Day immediately preceding the date of determination, and

(iii)	In the absence of an established market for the Common Stock, the Fair Market Value shall be determined in good faith by the Board.

(k)
“Non-Section 423(b) Component” shall mean the provisions of the Plan that allow for the grant of an option under the Plan to an Employee of a Non-Section 423(b) Employer outside the scope of and not in compliance with the requirements set forth in Section 423(b) of the Code.

(l)	“Non-Section 423(b) Employer” shall mean any Subsidiary that has been designated by the Board as eligible to participate in the Non-Section 423(b) Component of the Plan.

(m)	“Participant” shall mean an eligible Employee who has enrolled in the Plan.

(n)
“Participation Period” shall mean a 12-month period established under this Plan during which an option granted pursuant to the Plan may be exercised unless earlier terminated as provided herein. Effective with the Participation Period beginning November 1, 2011, each Participation Period will be 12 months in duration and shall begin at 12:01 a.m. on November 1 or May 1 of each year, as applicable to the Participant, and end at 11:59 p.m. on October 31 or April 30, respectively. The Board may change the duration and timing of Participation Periods pursuant to Sections 4, 18(b), 18(c), 19(b) or 19(c) hereof. As used herein, “Participation Period” shall also mean “Special Participation Period,” where applicable.

(o)	“Plan” shall mean this 2005 Employee Stock Purchase Plan, including both the Section 423(b) Component and the Non-Section 423(b) Component, as it may be amended from time to time.

(p)
“Purchase Date” shall mean each April 30 and October 31 during a Participation Period (in the order in which these dates appear during the Participation Period). The Board may change the Purchase Date pursuant to Sections 4, 18(b), 18(c), 19(b) or 19(c) hereof. As used herein, “Purchase Date” shall also mean “New Purchase Date,” where applicable.

(q)
“Purchase Price” shall mean, effective with the Participation Period beginning November 1, 2011, an amount equal to 85% of the Fair Market Value of a share of Common Stock on the Enrollment Date or 85% of the Fair Market Value of a share of Common Stock on the applicable Purchase Date, whichever is lower. The Purchase Price may be adjusted by the Board pursuant to Sections 18(a) or 19(c) hereof.

(r)
“Reserves” shall mean the number of shares of Common Stock covered by options under the Plan that have not been exercised and the number of shares of Common Stock that have been authorized for issuance under the Plan but not placed under option.

(s)
“Section 423(b) Component” shall mean the provisions of the Plan that are designed to meet the requirements for an employee stock purchase plan as set forth in Section 423(b) of the Code, as amended. The provisions of the Section 423(b) Component shall be construed, administered and enforced in accordance with Section 423(b) of the Code.

(t)
“Section 423(b) Employer” shall mean the Company and any Subsidiary, domestic or foreign, that has been designated by the Board as eligible to participate in the Section 423(b) Component of the Plan. Any Subsidiary that has been designated as eligible to participate in the Plan prior to December 31, 2009 shall be considered to be a Section 423(b) Employer without the requirement for further designation by the Board; provided, that any new Board designation of such entity as a Non-Section 423(b) Employer shall supersede any prior designation or deemed designation.

(u)
“Special Participation Periods” shall mean interim Participation Periods created at the discretion of the Board enabling Employees of Subsidiaries that become Designated Subsidiaries of the Company after an Enrollment Date but more than three (3) months prior to the next succeeding Enrollment Date to participate in the Section 423(b) Component or Non-Section 423(b) Component of the Plan, as applicable. The Enrollment Date of a Special Participation Period shall be a date specified by the Board, and the last day of a Special Participation Period shall be the second succeeding Purchase Date under the Plan.

(v)
“Subsidiary” shall mean a corporation, domestic or foreign, other than the Company, in an unbroken chain of corporations beginning with the Company, if, at the time of grant of an option under the Plan, each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

(w)	“Trading Day” shall mean a day on which U.S. stock exchanges and the NASDAQ System are open for trading.

3.	Eligibility.

(a)
Any Employee employed by an Employer for 30 continuous days prior to a given Enrollment Date shall be eligible to participate in the Plan; provided, however, that, (i) for Employees participating in the Non-Section 423(b) Component, to the extent required by the laws of the applicable jurisdiction, an Employee may be eligible to participate in the Plan, notwithstanding that he or she has not been employed by an Employer for 30 continuous days prior to a given Enrollment Date, and (ii) as provided more fully in Section 21 below, the Board may adopt administrative rules, procedures and/or sub-plans limiting the eligibility of or participation by any Employee of a Non-Section 423(b) Employer. The foregoing notwithstanding, only employees of the applicable Designated Subsidiary shall be eligible to participate in a Special Participation Period.

(b)
Any provisions of the Plan to the contrary notwithstanding, no Employee shall be granted an option under the Plan to the extent that (i) immediately after such grant, such Employee (or any other person whose stock would be attributed to such Employee pursuant to Section 424(d) of the Code) would own capital stock (and/or hold outstanding options to purchase capital stock) representing 5% or more of the total combined voting power or value of all classes of the capital stock of the Company or of any Subsidiary, or (ii) the Employee’s rights to purchase stock under all employee stock purchase plans (as defined in Section 423 of the Code) of the Company and its Subsidiaries accrues at a rate that exceeds $25,000 of stock (determined at the Fair Market Value of the shares on the date of grant) for each calendar year in which such option is outstanding at any time (or such lower limitations that may be imposed with respect to eligible Employees who are subject to laws of a foreign jurisdiction where lower limitations are required).

(c)	Any provisions of the Plan to the contrary notwithstanding, an Employee who has received a hardship withdrawal from the Company’s 401(k) plan, or the 401(k) plan of any Designated Subsidiary, shall be subject to restrictions on participation in the Plan on account of such hardship withdrawal to the fullest extent required by the Code.

4.
Participation Periods. The Plan shall be implemented with overlapping Participation Periods of 12 months’ duration, with new Participation Periods beginning November 1 and May 1 each year. Each Participant shall only be enrolled in one Participation Period at any given time. Plan Participants enrolled in the Plan as of October 31, 2011 will automatically be enrolled in the Participation Period beginning November 1, 2011. Thereafter, each new Participant will initially be enrolled in the first Participation Period that commences after the date the Company’s stock plan administrator receives the Participant’s subscription agreement in accordance with Section 5(a) below. Provided the Participant’s participation in the Plan is not terminated (other than as provided in Section 7(b) hereof), and the Plan is not otherwise terminated, as provided in the Plan prior to the Enrollment Date for the next consecutive Participation Period commencing on the same day of the year, such Participant will remain continuously enrolled in the Participation Periods that commence on that day each year. Except as otherwise provided in the Plan, each Participation Period shall have two Purchase Dates, April 30 and October 31 (in the order in which these dates appear during the Participation Period). The Board may change the duration and timing of Participation Periods and Purchase Dates, provided that any such change that is determined by the Board to adversely affect Participants is announced at least 10 days prior to the scheduled beginning of the first Participation Period to be affected thereafter

5.	Participation

(a)
An eligible Employee may become a Participant in the Plan by completing a subscription agreement in a form provided by the Board authorizing payroll deductions or contributions, where permitted, and filing it manually, or in the manner prescribed by the Board, with the Company’s stock plan administrator by such time as prescribed by the Board, or through such other telephone or electronic arrangements as the Company’s stock plan administrator may prescribe. Contributions other than payroll deductions shall be permitted only to correct errors in the administration of a valid payroll deduction authorization or for an Employee of a Non-Section 423(b) Employer participating in the Non-Section 423(b) Component if the rules of a foreign country prohibit the Non-Section 423(b) Employer from making payroll deductions with respect to such eligible Employee’s Plan participation.

(b)
Payroll deductions/contributions for a new Participant shall begin as soon as administratively possible following the Enrollment Date of the Participant’s initial Participation Period, which in any event shall not be later than the first full payroll period that begins on or after such Enrollment Date, and shall continue unless and until the Participant’s participation in the Plan is terminated, or the Plan is otherwise terminated, as provided in the Plan.

6.	Payroll Deductions.

(a)
At the time a Participant files a subscription agreement, the Participant shall elect to have payroll deductions made on each pay day during the applicable Participation Periods (subject to Section 5(b)) or, where applicable, contributions made in accordance with the established contribution schedule, in whole percentages only not exceeding 15% of the Compensation that the Participant receives on each pay day during the Participation Periods.

(b)	All payroll deductions made for or contributions made by a Participant shall be credited to the Participant’s account under the Plan.

(c)
A Participant may discontinue his or her participation in the Plan as provided in Section 10 hereof or may increase to as high as 15% or decrease to as low as 0% the rate of his or her payroll deductions/contributions by completing and filing with the Company a new subscription agreement authorizing a change in payroll deduction/contribution rate. A decrease in rate shall be effective with the first full payroll period that begins after the Company’s stock plan administrator receives the new subscription agreement. An increase in rate shall be effective as soon as administratively possible following the next succeeding Enrollment Date under the Plan (i.e., November 1 or May 1), without regard to whether such Enrollment Date is the first day of a Participation Period for the Participant, which in any event shall not be later than the first full payroll period that begins on or after such Enrollment Date.

(d)
A Participant’s subscription agreement shall remain in effect for successive Participation Periods unless changed by the Participant as provided in Section 6(c) above (in which case the modified subscription agreement shall remain in effect for successive Participation Periods as provided herein) or unless the Participant’s participation in the Plan is terminated, or the Plan is otherwise terminated, as provided in the Plan.

(e)
Notwithstanding the foregoing, to the extent necessary to comply with the $25,000 calendar-year accrual and the 5% ownership limitations set forth in Section 3(b), a Participant’s payroll deductions/ contributions may be decreased to 0% at any time prior to a Purchase Date. Payroll deductions/ contributions at the rate provided in such Participant’s then-current subscription agreement shall resume immediately following such Purchase Date, unless the Participant’s participation in the Plan is sooner terminated, or the Plan is otherwise terminated, as provided in the Plan.

7.	Grant of Option.

(a)
On the Enrollment Date of each Participation Period applicable to a Participant, the Participant shall be granted an option to purchase on each Purchase Date of such Participation Period at the applicable Purchase Price up to the number of shares of Common Stock determined by dividing the sum of the Participant’s payroll deductions/contributions accumulated on or prior to such Purchase Date and retained in the Participant’s account, by the applicable Purchase Price; provided, however, that in no event shall a Participant be permitted to purchase on any Purchase Date more than 2,000 shares of Common Stock (subject to adjustment pursuant to Section 18(a)), and provided further that such purchase shall be subject to the limitations set forth in Sections 3(b) and 8(b) hereof. The Board may, in its absolute discretion, for future Participation Periods increase or decrease the maximum number of shares of Common Stock a Participant may purchase on a Purchase Date. Exercise of an option shall occur as provided in Section 8, unless the Participant is automatically withdrawn and reenrolled as provided in Section 7(b) hereof, the Participant’s participation in the Plan is terminated, or the Plan is otherwise terminated, as provided in the Plan, or the option is otherwise sooner terminated as provided in the Plan.

(b)
To the extent permitted by any applicable laws, regulations, or stock exchange rules, if the Fair Market Value of the Common Stock on the Trading Day immediately preceding the Enrollment Date for a Participation Period is lower than the Fair Market Value of the Common Stock on the Enrollment Date for the immediately preceding Participation Period, then all Participants in the immediately preceding Participation Period shall automatically be withdrawn from the immediately preceding Participation Period at 11:59 p.m. on the first Purchase Date of such Participation Period (after the exercise of their options on such date) and re-enrolled in the next succeeding Participation Period effective as of 12:01 a.m. on the Enrollment Date of the next succeeding Participation Period.

8.	Exercise of Option.

(a)
Unless a Participant’s participation in the Plan is sooner terminated (including as provided in Section 7(b)), or the Plan is sooner terminated, or the option is otherwise sooner terminated, all as provided in the Plan, the Participant’s option shall be exercised automatically on each Purchase Date for the Participation Period applicable to the Participant, and the maximum number of full shares subject to the option (as limited by Section 3(b), 7(a) and/or 8(b)) shall be purchased for the Participant at the applicable Purchase Price with the accumulated payroll deductions/ contributions. No fractional shares shall be purchased. If the balance in a Participant’s account after the purchase is made is not sufficient to purchase a full share at the applicable Purchase Price, the balance shall be retained in the Participant’s account until the next Purchase Date, subject to earlier termination of the Participant’s participation in the Plan, or earlier termination of the option or Plan, as provided in the Plan. If the maximum number of full shares that the Participant is eligible to purchase is limited by Section 3(b), 7(a) or 8(b) such that a balance greater than the amount needed to purchase a full share at the applicable Purchase Price remains in the Participant’s account after the purchase is made on the second Purchase Date of a Participation Period, the entire balance will be refunded to the Participant. If a Participant is automatically withdrawn and reenrolled pursuant to Section 8(b) and at that time a balance greater than the amount needed to purchase a full share at the applicable Purchase Price remains in the Participant’s account, the entire balance will be refunded to the Participant.

(b)
If the Board determines that on a given Purchase Date the number of shares with respect to which options are to be exercised exceeds the number of shares of Common Stock available for sale under the Plan as of such Purchase Date, the Board may, in its sole discretion, provide that the Company shall make a pro rata allocation of the shares of Common Stock available for purchase on such Purchase Date in as uniform a manner as shall be practicable and as it shall determine in its sole discretion to be equitable among all Participants. With respect to any payroll deductions/contributions accumulated in a Participant’s account that are not used to purchase shares of Common Stock in a Participation Period pursuant to the preceding sentence, the Board shall direct the refund of such payroll deductions/ contributions to the Participant. In the event the Board, in its sole discretion, determines that it shall not seek authorization from the Company’s stockholders for additional shares for issuance under the Plan with respect to a subsequent Participation Period, the Plan shall automatically terminate.

(c)	All rights to purchase Common Stock offered on a Purchase Date must be exercised within five (5) years of such Purchase Date.

9.	Delivery.

(a)
As promptly as practicable after each Purchase Date, the Company shall arrange the delivery, electronically or otherwise, to accounts in the Participants’ names at a brokerage company selected by the Company of the shares purchased upon exercise of options.

(b)
A Participant may withdraw his or her shares of Common Stock credited to his or her brokerage account at any time (subject to reasonable costs, which are the responsibility of the Participant). For Participants in the Section 423(b) Component, any stock certificate distributed to a Participant may contain a legend requiring notification to the Company of any transfer or sale of the shares of Common Stock prior to the date two years after the beginning date of a Participation Period pursuant to which the shares were purchased.

10.	Withdrawal.

(a)
A Participant may withdraw all, but not less than all, of the payroll deductions/contributions at any time prior to the Purchase Date for a Participation Period by giving written notice to the Company in a form provided by the Company. Such payroll deductions/contributions shall be paid to the Participant promptly after receipt of the Participant’s notice of withdrawal. The Participant’s option for such Participation Period shall automatically terminate, and no further payroll deductions/contributions for the purchase of shares by such Participant shall be made during such Participation Period. If a Participant withdraws from a Participation Period, other than as provided in Section 7(b) hereof, payroll deductions/contributions for the Participant’s account shall not resume at the beginning of the next succeeding Participation Period unless the Participant timely delivers to the Company a new subscription agreement.

(b)
A Participant’s withdrawal from a Participation Period shall not have any effect upon the Participant’s eligibility to participate in any similar plan that may thereafter be adopted by an Employer or in any succeeding Participation Period that begins after the Participation Period from which the Participant withdraws.

11.
Termination of Employment. Upon a Participant’s ceasing to be an Employee for any reason during a Participation Period, the Participant shall be deemed to have withdrawn from the Plan as of the effective date of his or her termination of employment, his or her option(s) shall be terminated automatically, and the payroll deductions/contributions credited to the Participant’s account under the Plan during the Participation Period but not yet used to exercise the Participant’s option(s) shall be refunded to the Participant.

12.	Interest. Interest shall not accrue on the payroll deductions/contributions of a Participant in the Plan.

13.	Stock.

(a)
Subject to adjustment pursuant to Section 18(a), the maximum number of shares of the Common Stock authorized for issuance under the Plan is four million five hundred thousand (4,500,000) shares. Such shares shall be made available from Common Stock currently authorized but unissued.

(b)	Participants shall have no interest or voting rights in shares covered by options until such options have been exercised.

14.	Administration.

(a)
The Plan shall be administered by the Board. The Board shall have the authority and power to administer the Plan and to make, adopt, construe and enforce rules and regulations not inconsistent with the provisions of the Plan. The Board shall adopt and prescribe the contents of all forms required in connection with the administration of the Plan, including, but not limited to, the subscription agreement, payroll withholding authorizations, withdrawal documents and all other notices required hereunder. The Board shall have full and exclusive discretionary authority to construe, interpret and apply the terms of the Plan, to determine eligibility, including which entities shall be Designated Subsidiaries, Section 423(b) Employers or Non-Section 423(b) Employers, and to adjudicate all disputed claims filed under the Plan. Every finding, decision and determination made by the Board shall, to the full extent permitted by law, be final and binding upon all parties.

(b)
Notwithstanding the foregoing, the Board may delegate, by resolutions adopted prior to or after the effective date of the Plan, any or all of its authority and responsibilities hereunder to such individual(s) or committee (which may be comprised of Employees, members of the Board, or a combination thereof) as the Board shall designate, to the extent such delegation is permitted by applicable law, the articles and bylaws of the Company and the applicable stock exchange or national market system rules. In the event of such delegation, all references herein to the Board shall, to the extent applicable, be deemed to refer to and include such individual(s) or committee.

15.
Transferability. No payroll deductions/contributions credited to a Participant’s account under the Plan and no rights with regard to the exercise of an option under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way by the Participant (other than by will or the laws of descent and distribution). Any such attempt at assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw from the Plan in accordance with Section 10 hereof.

16.
Use of Funds. Payroll deductions/contributions received or held by an Employer under the Plan may be used by such Employer for any corporate purpose. The Employer shall not be obligated to segregate such payroll deductions/contributions, except to the extent such segregation is required by the laws of a jurisdiction applicable to the Employer.

17.
Reports. Individual accounts shall be maintained for each Participant in the Plan. Statements of account will be made available to Participants following each Purchase Date, which statements shall set forth the total amount used from the Participant’s account to purchase Common Stock, the Purchase Price, the number of shares purchased, and the remaining cash balance, if any, in the Participant’s account.

18.	Adjustments Upon Changes in Capitalization, Dissolution, Liquidation, Merger or Asset Sale.

(a)
Subject to any required action by the stockholders of the Company, the Reserves, the maximum number of shares each Participant may purchase on a Purchase Date, and the price per share and the number of shares of Common Stock covered by each outstanding option shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock or any other increase or decrease in the number of shares of Common Stock effected without receipt of consideration by the Company. The conversion of convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” Such adjustments shall be made by the Board, whose determination shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an option.

(b)
In the event of the proposed dissolution or liquidation of the Company, the Participation Periods then in progress shall be shortened by setting one new Purchase Date for both Participation Periods (the “New Purchase Date”), which shall be prior to the Date of the Company’s proposed dissolution or liquidation and shall be the last Purchase Date under the Plan. The Plan shall terminate immediately after the New Purchase Date and prior to the consummation of such proposed dissolution or liquidation, unless provided otherwise by the Board. The Board shall notify each Participant in writing at least 10 business days prior to the New Purchase Date that the Purchase Date(s) for the Participant’s option has/have been changed to the New Purchase Date and that the Participant’s option shall be exercised automatically on the New Purchase Date, unless prior to such date the Participant’s participation in the Plan is terminated as provided in the Plan.

(c)
In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, outstanding options shall be assumed or equivalent options substituted by the successor corporation or a parent or subsidiary of the successor corporation. In the event that the successor corporation refuses to assume or substitute for the options, the Participation Periods then in progress shall be shortened by setting one New Purchase Date. The New Purchase Date shall be prior to the date of the Company’s proposed sale or merger. The Plan shall terminate immediately after the New Purchase Date and prior to the consummation of such proposed sale or merger, unless provided otherwise by the Board. The Board shall notify each Participant in writing at least 10 business days prior to the New Purchase Date that the Purchase Date(s) for the Participant’s option has/have been changed to the New Purchase Date and that the Participant’s option shall be exercised automatically on the New Purchase Date, unless prior to such date the Participant’s participation in the Plan is terminated as provided in the Plan.

19.	Amendment or Termination.

(a)
The Board may at any time and for any reason amend the Plan without the consent of stockholders or Participants, except that any such action shall be subject to the approval of the Company’s stockholders at or before the next annual meeting of stockholders for which the record date is set after such Board action if such stockholder approval is required by any federal, national or state law or regulation of the United States or applicable foreign jurisdiction or the rules of any stock exchange or automated quotation system on which the Common Stock may then be listed or quoted, and the Board may otherwise in its discretion determine to submit other such changes to the Plan to stockholders for approval; provided, however, that no such action may, without the consent of an affected Participant, materially impair the rights of such Participant with respect to any shares of Common Stock theretofore purchased by him or her under the Plan.

(b)
Without stockholder consent and without regard to whether any Participant rights may be considered to have been adversely affected, the Board shall be entitled to designate or un-designate entities as Designated Subsidiaries, Section 423(b) Employers or Non-Section 423(b) Employers, change the Participation Periods, limit the frequency and/or number of changes permitted in the amount withheld or contributed during a Participation Period, establish the exchange ratio applicable to amounts withheld or contributed in a currency other than U. S. Dollars, permit payroll withholding in excess of the amount designated by a Participant in order to adjust for delays or mistakes in the Employer’s processing of properly completed withholding elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Common Stock for each Participant properly correspond to amounts withheld from the Participant’s Compensation, and establish such other limitations and procedures that the Board determines in its sole discretion advisable and that are consistent with the Plan and the Code.

(c)
If the Board determines that the ongoing operation of the Plan may result in unfavorable financial accounting consequences, the Board may, in its discretion and to the extent necessary or desirable, modify or amend the Plan to reduce or eliminate such accounting consequences, including, but not limited to:

(i)	Increasing the Purchase Price for any Participation Period, including a Participation Period underway at the time of the change in Purchase Price;

(ii)	Shortening any Participation Period so that the Participation Period ends on a new Purchase Date, including a Participation Period underway at the time of the Board action; and/or

(iii)	Allocating shares.

Notwithstanding anything in the Plan to the contrary, such modifications or amendments shall not require stockholder approval or the consent of any Plan Participants.

(d)
The Plan shall continue in effect unless terminated pursuant to action by the Board, which shall have the right to terminate the Plan at any time without prior notice to any Participant and without liability to any Participant. Upon the termination of the Plan, the balance, if any, then standing to the credit of each Participant in his or her Plan account shall be paid to the Participant and shares of Common Stock theretofore purchased for the Participant under the Plan shall continue to be handled in the manner provided in Section 9.

20.
Section 423(b) Component. Notwithstanding anything in the Plan to the contrary, for purposes of the Section 423(b) Component, the Board, in its sole discretion, may vary the terms and conditions of separate offerings within the Section 423(b) Component by adopting administrative rules and procedures applicable to such Section 423(b) offering, regarding, without limitation, eligibility of an Employee or group of Employees to participate, the definition of Compensation, handling of payroll deductions, making of contributions to the Plan (including, without limitation, in forms other than payroll deductions), the exchange ratio applicable to amounts withheld or contributed in a currency other than U.S. Dollars, obligations to pay payroll and/or applicable withholding taxes, withholding procedures, and procedures for share issuances, in order to conform such terms to the requirements of a jurisdiction outside of the United States in which an eligible Employee is located, in accordance with the goals and objectives of the Plan, and in order to facilitate the operation of the Plan in such jurisdictions. In this regard, unless the Board otherwise determines, the Employees of each Section 423(b) Employer shall be deemed to participate in a separate offering from the Company; the terms of participation within any such offering to the Employees of a Section 423(b) Employer shall be the same for all Employees in such offering, as determined in accordance with Section 423(b) of the Code.

21.
Non-Section 423(b) Component. Notwithstanding anything in the Plan to the contrary, for purposes of the Non-Section 423(b) Component, the Board may, in its sole discretion, adopt administrative rules, procedures and sub-plans applicable to Non-Section 423(b) Employers which are outside the scope of Section 423 of the Code, regarding, without limitation, eligibility of an Employee or group of Employees to participate, the definition of Compensation, handling of payroll deductions, making of contributions to the Plan (including, without limitation, in forms other than payroll deductions), the exchange ratio applicable to amounts withheld or contributed in a currency other than U.S. Dollars, obligations to pay payroll and/or other applicable withholding taxes, withholding procedures, and procedures for share issuances, in order to conform such terms to the requirements of a jurisdiction outside of the United States in which an eligible Employee is located, in accordance with the goals and objective of the Plan, in order to facilitate the operation of the Plan in such jurisdictions and/or in order to exclude Employees who are located in a specific jurisdiction as may be determined advisable by the Board. For purposes of clarity, the terms and conditions contained herein that are subject to variation for each Non-Section 423(b) Employer shall be documented in writing and approved by the Board.

22.
Administrative Costs. The Company will pay the expenses incurred in the administration of the Plan other than any fees or transfer, excise or similar taxes imposed on the transaction pursuant to which any shares of Common Stock are purchased. The Participant will pay any transaction fees or commissions on any sale of the shares of Common Stock and may also be charged the reasonable costs associated with issuing a stock certificate if one is requested by the Participant.

23.
Tax Obligations. To the extent any (i) grant of an option to purchase Common Stock hereunder, (ii) purchase of Common Stock hereunder, or (iii) disposition of Common Stock purchased hereunder gives rise to any tax withholding obligation (including, without limitation, income tax, social insurance, payroll tax, payment on account or other withholding taxes imposed by any jurisdiction), the Board may implement appropriate procedures to ensure that such tax withholding obligations are met. Such procedures may include, without limitation, increased withholding from an Employee’s current compensation, cash payments to an Employer by an Employee, or a sale of a portion of the Common Stock purchased under the Plan, which sale may be required and initiated by the Company. Any such procedure, including offering choices among procedures, will be applied consistently with respect to all similarly situated Employees participating in the Plan (or in an offering under the Plan), except to the extent any procedure may not be permitted under the laws of the applicable jurisdiction. For purposes of determining similarly situated Employees, Employees who are participating in the Section 423(b) Component shall not be considered to be similarly situated to Employees who are participating in the Non-Section 423(b) Component of the Plan.

24.
Notices. All notices or other communications by a Participant to the Company in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

25.
Conditions Upon Issuance of Shares. Shares shall not be issued with respect to an option unless the exercise of such option and the delivery of such shares complies with all applicable provisions of law, domestic or foreign, including, without limitation, the Code, the United States Securities Act of 1933, as amended, the United States Securities Exchange Act of 1934, as amended, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the Common Stock may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

26.
Term of Plan. The Plan shall become effective on November 3, 2005, subject to and conditioned upon the stockholders of the Company approving the Plan at their annual meeting on such date. It shall continue in effect for a term of 15 years unless sooner terminated in accordance with its terms.

27.
Severability of Provisions; Prevailing Law. The provisions of the Plan shall be deemed severable. If any such provision is determined to be unlawful or unenforceable by a court of competent jurisdiction or by reason of a change in an applicable statute, the Plan shall continue to exist as though such provision had never been included therein (or, in the case of a change in an applicable statute, had been deleted as of the date of such change). The Plan shall be governed by the laws of the State of North Carolina, to the extent such laws are not in conflict with, or superseded by, United States federal law. All times stated in the Plan shall refer to the time in Durham, North Carolina, USA.

28.	Authorization to Release Necessary Personal Information.

(a)
As a condition of participating in the Plan, each Employee hereby authorizes and directs Employee’s employer to collect, use and transfer in electronic or other form, any personal information (the “Data”) regarding Employee’s employment, the nature and amount of Employee’s compensation and the fact and conditions of Employee’s participation in the Plan (including, but not limited to, Employee’s name, home address, telephone number, date of birth, social security number (or any other social or national identification number), salary, nationality, job title, number of shares of Common Stock held and the details of all options or any other entitlement to shares of Common Stock awarded, cancelled, exercised or outstanding) for the purpose of implementing, administering and managing Employee’s participation in the Plan. Employee understands that the Data may be transferred to the Company or any of its Subsidiaries, or to any third parties assisting in the implementation, administration and management of the Plan, including any requisite transfer to a broker or other third party assisting with the exercise of options under the Plan or with whom shares of Common Stock acquired upon exercise of this option or cash from the sale of such shares may be deposited. Employee acknowledges that recipients of the Data may be located in different countries, and those countries may have data privacy laws and protections different from those in the country of Employee’s residence. Furthermore, Employee acknowledges and understands that the transfer of the Data to the Company or any of its Subsidiaries, or to any third parties is necessary for Employee’s participation in the Plan.

(b)
Employee may at any time withdraw the consents herein, by contacting Employee’s local human resources representative in writing. Employee further acknowledges that withdrawal of consent may affect Employee’s ability to exercise or realize benefits from the option and Employee’s ability to participate in the Plan.

CREE, INC. 4600 SILICON DRIVE DURHAM, NC 27703
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CREE, INC. The Board of Directors recommends that you vote FOR the following: Vote on Directors				For All	Withhold All	For All Except
To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
1. ELECTION OF DIRECTORS Nominees: 01) Charles M. Swoboda 02) Clyde R. Hosein 03) Robert A. Ingram 04) Franco Plastina	05) Alan J. Ruud 06) Robert L. Tillman 07) Thomas H. Werner			☐	☐	☐

The Board of Directors recommends you vote FOR the following proposals: Vote on Proposals 2. APPROVAL OF THE 2013 LONG-TERM INCENTIVE COMPENSATION PLAN.							For ☐	Against ☐	Abstain ☐
3. APPROVAL OF AMENDMENTS TO THE 2005 EMPLOYEE STOCK PURCHASE PLAN.							☐	☐	☐
4. RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING JUNE 29, 2014.							☐	☐	☐
5. ADVISORY (NONBINDING) VOTE TO APPROVE EXECUTIVE COMPENSATION.							☐	☐	☐

The shares represented by this proxy, when properly executed, will be voted in the manner directed herein by the undersigned Shareholder(s). If no direction is made, this proxy will be voted FOR items 1, 2, 3, 4 and 5.   If any other matters properly come before the meeting or any adjournments thereof, the person named in this proxy will vote in their discretion, all as more specifically set forth in the Notice of Annual Meeting and Proxy Statement dated September 10, 2013, receipt of which is hereby acknowledged.

For address changes, please check this box and write the changes on the back where indicated.			☐
Please indicate if you plan to attend this meeting.		☐	☐
		Yes	No
Please sign your name exactly as it appears on this proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

Signature [PLEASE SIGN WITHIN BOX]	Date			Signature (Joint Owners)			Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

M62320-P42811

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
ANNUAL MEETING OF SHAREHOLDERS OCTOBER 29, 2013

The undersigned hereby appoints Charles M. Swoboda and Bradley D. Kohn, and each of them individually, as proxies and attorneys-in-fact of the undersigned, with full power of substitution, to represent the undersigned and to vote, in accordance with the directions in this proxy, all of the shares of stock of Cree, Inc. that the undersigned is entitled to vote at the 2013 Annual Meeting of Shareholders of Cree, Inc. to be held at the offices of the corporation at 4425 Silicon Drive, Durham, North Carolina 27703, on Tuesday, October 29, 2013 at 10:00 a.m. local time, and any and all adjournments thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE SHAREHOLDER. IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS AND FOR EACH PROPOSAL.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE

Address Changes:

(If you noted any Address Changes above, please mark corresponding box on the reverse side.)
CONTINUED AND TO BE SIGNED ON REVERSE SIDE